Exhibit 10.4
SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE
CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN
REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION,
AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE
WITH TWO ASTERISKS (**).
Execution Version
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
CHIPETA PROCESSING LLC
(A DELAWARE LIMITED LIABILITY COMPANY)
DATED EFFECTIVE AS OF JULY 23, 2009
THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACTS OR OTHER SIMILAR STATUTES IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THE SALE OR OTHER DISPOSITION OF THE MEMBERSHIP INTERESTS IS PROHIBITED UNLESS SUCH SALE OR DISPOSITION IS MADE IN COMPLIANCE WITH ALL SUCH APPLICABLE ACTS, OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH TRANSFER. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE MEMBERSHIP INTERESTS ARE SET FORTH IN THIS AGREEMENT. BY ACQUIRING THE MEMBERSHIP INTERESTS IN THE COMPANY, EACH MEMBER REPRESENTS THAT IT HAS ACQUIRED THE MEMBERSHIP INTERESTS FOR INVESTMENT AND THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF THE MEMBERSHIP INTERESTS WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACTS AND THE RULES AND REGULATIONS THEREUNDER, UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH THE TRANSFER, AND THE REQUIREMENTS OF THIS AGREEMENT.

		Page
5.12	Subsidiary Governance	19
5.13	Insurance	20

Article 6
Processing Contracts; Marketing; Plant Expansions

6.1	Production Commitments/Member Gas/Tribal Royalty Gas	20
6.2	Certain Duties, Powers and Representations of Ute Energy	20
6.3	Third Party Processing Contracts	21
6.4	Third Party Gas	21
6.5	Marketing	22
6.6	Plant Expansions	22

Article 7
Rights of Members

7.1	Rights of Members	22
7.2	Liability to Third Parties	23
7.3	Voting; Meetings of Members	23
7.4	Indemnification; Advancement of Expenses; Insurance; Limitation of Liability	23
7.5	Contracts with Affiliates	26
7.6	Other Business Activities of Ute Energy	26

Article 8
Books, Reports, Budgets and Confidentiality

8.1	Books and Records; Capital Accounts	27
8.2	Bank Accounts	27
8.3	Reports	27
8.4	Budget	28
8.5	Capital Expansion Proposals and Sole Risk Project	29
8.6	Overruns.	30
8.7	Audits	31
8.8	Objections to Reports	31
8.9	Confidentiality	31

Article 9
Dissolution, Liquidation and Termination

9.1	Dissolution	31
9.2	Liquidation and Termination	32

Article 10
Transfer of Interests

10.1	Limitation on Transfer	33
10.2	Transferees	33

List of Exhibits.

Exhibit A	Member Interest
Exhibit B	Plant Description
Exhibit C-1	[ intentionally omitted ]
Exhibit C-2	[ intentionally omitted ]
Exhibit D	Allocations and Tax Procedures
Exhibit E	[ intentionally omitted ]
Exhibit F-1	Form of Standard Third-Party Processing Contract (Keep Whole)
Exhibit F-2	Form of Standard Third-Party Processing Contract (Processing Fee/POP)
Exhibit F-3	Form of Standard Third-Party Processing Contract (POP)
Exhibit G	Form of Satellite Processing Agreement
Exhibit H	Form of NGL Marketing Agreement

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
CHIPETA PROCESSING LLC
     This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Chipeta Processing LLC, a Delaware limited liability company (the “Company”), is made by and among the undersigned Members of the Company effective as of July 23, 2009. Capitalized terms used herein shall have the meanings set forth in Article 2 unless otherwise defined herein.
     WHEREAS, the Company was initially formed on April 22, 2008 and thereafter Anadarko Uintah Midstream, LLC (“Anadarko”) and Ute Energy Midstream Holdings LLC (“Ute Energy”), the members of the Company, entered into the Limited Liability Company Agreement of the Company dated May 22, 2008 (the “Original Agreement”);
     WHEREAS, on July 16, 2009, the members of the Company executed and delivered Amendment No. 1 to the Original Agreement;
     WHEREAS, on July 23, 2009, Anadarko transferred a portion of its membership interest in the Company to WGR Operating, LP (“WGR”), and upon such transfer WGR became the Managing Member of the Company; and
     WHEREAS, the members of the Company desire to amend further the Original Agreement to reflect the admission of WGR and certain other agreements among the members, and to restate the Original Agreement as so amended through the date hereof.
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein made, and in consideration of the representations, warranties and covenants contained herein, the members of the Company hereby amend the Original Agreement, and as so amended restate it in its entirety to read as follows:
ARTICLE 1
ORGANIZATION
     1.1 Continuation. The Company was organized as a Delaware limited liability company pursuant to the Act by the filing of the Certificate with the Delaware Secretary of State on April 22, 2008. Subject to the provisions hereof, the Partners hereby continue the Company as a limited liability company under and pursuant to the provisions of the Act. Except as expressly provided herein to the contrary, the Act shall govern the rights and obligations of the Members and the administration and termination of the Company.
1.2 Name. The name of the Company is “Chipeta Processing LLC.” Subject to all applicable laws, all business of the Company shall be conducted in such name or under such other name or names as the Members shall determine to be necessary, desirable or appropriate. The officers of the Company shall cause to be filed on behalf of the Company such assumed or fictitious name certificates or similar instruments as may from time to time be required by Law.
1.3 Business. The business of the Company shall be to own and operate the Plant, to cause such expansions to the Plant as may be approved in accordance with this Agreement and to take all such other actions incidental or ancillary to the foregoing as the Members may determine to be necessary or desirable; and to pursue any other business activities which the Members may approve from time to time. Unless otherwise determined by the Members, the business of the Company primarily shall be focused on opportunities in the United States.
     1.4 Places of Business; Registered Agent.
     (a) The address of the principal office and place of business of the Company shall be PO Box 173779, Denver, Colorado 80217-3779. The Members may change the location of the Company’s principal place of business and may establish such additional place or places of business of the Company as the Members may designate from time to time.
     (b) The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the registered office named in the Certificate or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Certificate or such other Person as the Managing Member may designate from time to time in the manner provided by Law. The Managing Member may designate additional offices and/or agents and may change any registered office or agent of the Company at any time as deemed advisable.
     1.5 Term. Subject to earlier termination pursuant to other provisions of this Agreement, the term of the Company will be perpetual.
     1.6 Qualification in Other Jurisdictions. The Members shall have authority to cause the Company to do business in any jurisdiction which recognizes the limited liability of the Members to substantially the same extent as would be recognized for a limited liability company under the laws of the State of Delaware. The Managing Member shall cause the Company to be qualified, formed, reformed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business if such qualification, formation, reformation or registration is necessary or desirable in order to protect the limited liability of the Members or to permit the Company lawfully to transact business.
     1.7 No State Law Partnership. No provision of this Agreement shall be interpreted so as to deem or construe the Company as a partnership (including a limited partnership) or joint venture or any Member as a partner or joint venturer of any other Member for any purposes other than federal and state tax purposes.
     1.8 Title to Company Property. All property initially contributed to the Company or thereafter acquired by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership interest in such property in his or its separate name or right. The Company may hold its property in its own name or in the name of a nominee determined by the Members.
ARTICLE 2
DEFINITIONS AND REFERENCES
     2.1 Defined Terms. When used in this Agreement, the following terms shall have the respective meanings set forth below:

     “Act” means the Delaware Limited Liability Company Act, Title 6, Chapter 18 of the Delaware Code, as it may be amended from time to time and any successor to it.
     “Affiliate” means, with respect to any Person (a) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding Capital Stock of such Person, (b) any Person, ten percent (10%) or more of whose outstanding Capital Stock is directly or indirectly owned, controlled or held by such Person with power to vote such securities, (c) any Person holding, directly or indirectly, owning or holding or having the right to ten percent (10%) or more (i) of the distributions from such Person (including liquidating distributions) or (ii) of the economic or beneficial interest in such Person; (d) any Person directly or indirectly controlling, controlled by or under common control with such Person, and (e) any officer, director, member or partner of, or any Person related by blood or marriage to, such Person or any Person described in subsection (a), (b), (c) or (d) of this paragraph.
     “Agreement” has the meaning set forth in the introductory paragraph.
     “Anadarko” has the meaning set forth in the Recitals.
     “Annual Budgets” has the meaning set forth in Section 8.4(a).
     “Annual Expansion Capital Budget” has the meaning set forth in Section 8.4(a).
     “Annual Operating Capital Budget” has the meaning set forth in Section 8.4(a).
     “Annual Operating Budget” has the meaning set forth in Section 8.4(a).
     “Approved Budget” means a budget described in Section 8.4(b) and approved pursuant thereto.
     “Available Cash” means, as of any date of determination, all cash and cash equivalents of the Company on hand on such date less the Required Reserve and less any unused Capital Contributions.
     “Basin” means the Uintah Basin, Utah.
     “Business Day” means each day of the week except Saturdays, Sundays and days on which banking institutions are authorized by Law to close in the State of Colorado.
     “Capital Account” means the capital account maintained for any Member pursuant to the requirements of Section D.1.2 of Exhibit D.
     “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent membership, partnership or other ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
     “Capital Contribution” means for any Member at any particular time the aggregate of the dollar amount of any cash and the Net Agreed Value of any property actually contributed to the capital of the Company pursuant to Article 3.

     “Certificate” means the Certificate of Formation of the Company filed with the Secretary of State of Delaware on April 22, 2008.
     “Change of Control” means, with respect to any Member that is not an individual, (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (in this definition, the “1934 Act”)), other than a Qualified MLP, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than one-half of such Member’s then outstanding voting securities; (b) there occurs a merger or consolidation of the Member with any other entity except a Qualified MLP, other than a merger or consolidation which would result in the Member’s voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the Member’s voting securities or such surviving entity outstanding immediately after such merger or consolidation; (c) any Person has the right to designate a majority in number of the persons then serving on the board of directors or other similar governing body of such Member, other than those Persons with such rights on the date hereof, or a Qualified MLP; or (d) all or substantially all of the Member’s assets are sold to an unaffiliated third party or parties, other than a Qualified MLP, in one transaction or series of related transactions followed by the dissolution and winding up of the Member.
     “CIG 101 Assets” means CIG’s Natural Buttes compression and processing facilities, located in Sections 23 and 24, Township 9 South, Range 21 East, Uintah County, Utah, along with approximately five miles of 20-inch diameter pipeline and related taps, valves and other equipment from the inlet to CIG’s Natural Buttes facilities to the inlet of the Plant, together with appurtenant valves and other equipment, extending eastward from the above-described facilities to a point on CIG’s pipeline system.
     “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable Treasury Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future Law.
     “Company” has the meaning set forth in the introductory paragraph.
     “Company Indemnitee” has the meaning set forth in Section 7.4(c)(i).
     “Confidential Information” means any information which is currently held by the Company or is hereafter acquired, developed or used by the Company relating solely to business opportunities or other engineering, operational, economic, financial, management or other aspects of the business, operations, properties or prospects of the Company, whether oral or in written form, but shall exclude any information which (a) has become part of common knowledge or understanding in the natural gas mid-stream industry or becomes generally available to the public (other than from wrongful disclosure in violation of this Agreement), or (b) was rightfully in the possession of a Member or officer prior to the date such Member or officer first became such from a source unrelated to the Company, or (c) is, or is developed by a Member in its, or its Affiliates, general conduct of business operations, even though such may in part pertain to or affect the Company properties or business. The foregoing is not intended to limit, reduce or otherwise modify the confidentiality obligations of any Person under any employment agreement with the Company.
     “Consenting Member” has the meaning set forth in Section 8.5(b).

     “Default Budget” has the meaning set forth in Section 8.4(c).
     “Defaulting Member” has the meaning set forth in Section 3.2(e).
     “Effective Date” means June 1, 2008.
     “Eligible Investor” has the meaning set forth in Section 3.4.
     “Expansion Proposal” has the meaning set forth in Section 8.5(a).
     “Final Notice” has the meaning set forth in Section 6.3.
     “Fiscal Quarter” means any one of the three-month periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.
     “Fiscal Year” means the 12-month period ending December 31 of each year; provided that the first Fiscal Year commenced on the Effective Date and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the final Fiscal Year to reflect that such period is less than a full calendar year period).
     “GAAP” means United States generally accepted accounting principles, applied on a consistent basis.
     “Governmental Authority” means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.
     “Gross Negligence” means any act or failure to act (whether sole, joint or concurrent) by any Person which was intended to cause, or which was in reckless disregard of or wanton indifference to, harmful consequences such Person knew, or should have known, such act or failure to act would have on the safety or property of any Person.
     “Initial Notice” has the meaning set forth in Section 6.3.
     “Interest” means a membership interest of any class in the Company with all the rights and interests of a Member in any class in the Company under this Agreement or the Act, including (a) the right, if any, of a Member to receive allocations of income and loss and distributions or liquidation proceeds under this Agreement, (b) all management rights, voting rights or rights to consent, if any, and (c) any obligation to make Capital Contributions, if any, as set forth in this Agreement.
     “Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority or tribal authority, each as amended and now and hereinafter in effect.

     “Management Fee” has the meaning set forth in Section 5.3(a).
     “Managing Member” means on the date hereof, WGR, or such other Member as may be designated or become the Managing Member pursuant to the terms of this Agreement.
     “Managing Member Indemnitee” has the meaning set forth in Section 7.4(b)(i).
     “Managing Member Internal Expenses” has the meaning set forth in Section 5.3(a).
     “Mcf” shall mean one thousand (1,000) Standard Cubic Feet of Gas at Standard Base Conditions.
     “Member Indemnitee” has the meaning set forth in Section 7.4(a)(i).
     “Members” means Anadarko, Ute Energy, WGR and any other Persons who shall become members in accordance with the provisions of this Agreement.
     “Member-Affiliate Processing Agreements” has the meaning set forth in Section 6.1.
     “Membership Interest” has the meaning set forth in Section 3.1.
     “Minimum Distribution” means, as of the end of any Fiscal Quarter, an amount equal to the excess, if any, of (i) 35% of cumulative net income of the Company as determined for financial accounting purposes from the Effective Date through the end of such Fiscal Quarter, over (ii) cumulative distributions previously made pursuant to Section 4.2.
     “Net Agreed Value” means (a) in the case of any property contributed to the Company, the Gross Asset Value (as such term is defined in Exhibit D) of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to the Members by the Company, the Gross Asset Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by the Members upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.
     “Non-Proposing Member” has the meaning set forth in Section 8.5(a).
     “Operating Fee” has the meaning set forth in Section 5.3(b).
     “Original Agreement” has the meaning set forth in the Recitals.
     “Payout” has the meaning set forth in Section 8.5(d).
     “Permitted Pledge” means a pledge or other voluntarily encumbrance of a Member’s Interest provided in connection with any bona fide financing transaction entered into by such Member or its Affiliate provided, (a) the Company has not entered into a financing transaction requiring each Member to pledge or encumber as security its Interest, (b) the Company shall receive notice at least five (5) Business Days prior to any such pledge or encumbrance specifying the person to whom the Interest will be pledged or otherwise encumbered; (c) the Company shall be provided, promptly upon execution by the pledging Member, with copies of all security agreements relating to the pledged Interest and a summary of any oral agreements affecting the Interest, all as amended from time to time; (d) the pledging Member and the secured party under the pledge or encumbrance (including any trustees or agents for the secured party) shall execute and deliver an agreement in form and substance reasonably satisfactory to the non-pledging Members and the Company to the effect that (i) those Persons agree to be bound by the terms of this Agreement should the secured party foreclose upon the pledged or encumbered Interest and (ii) the secured party shall notify the Company and non-pledging Member of the date, time and location of any foreclosure upon pledged or encumbered Interest at least thirty (30) days prior to the foreclosure. If requested by the Member making a Permitted Pledge, the Members not making the Permitted Pledge shall execute documents, if any, reasonably required in connection with the Member making the Permitted Pledge.
     “Permitted Transfer” means any Transfer of an Interest (a) by a Member to its partners or constituent members and any Transfer by any such partners and constituent members to any Affiliates thereof (but not, for the avoidance of doubt, to any public shareholder of any such partner or constituent member) or members or partners thereof, (b) by a Member’s general partner to its members or partners, (c) by a Member to any Person that is, or that is controlled by, a private equity fund or investment entity controlled by such Member or an Affiliate of such Member, (d) by a Member to another Member, (e) by a Member to a Qualified MLP and (f) by a Member constituting a Permitted Pledge; provided, that in each case, the transferring Member shall (i) retain all responsibility for the costs of such Transfer and (ii) unconditionally guaranty, in writing and pursuant to documentation in form and scope reasonably acceptable to the non-Transferring Members, the performance, liabilities and obligations under this Agreement of the Person to whom such Interest is Transferred.
     “Person” means an individual, an estate or a corporation, partnership, joint venture, limited partnership, limited liability company, trust, association or any other entity.
     “Plant” means that certain natural gas processing plant located S/2NE and N/2SE, of Section 15 and the S/2NW and the N/2SW of Section 14, T9S-R22E (being 66.9 acres m/l), and comprised, as of the Effective Date, of the major equipment and facilities as described on Exhibit B, attached hereto, and with a point of beginning (inlet) and point of terminus (tailgate), as described on that Exhibit B, together with surface leases, easements and rights of way, and similar property rights, granted to the Company by Anadarko in connection with the Company’s use and operation of the Plant, together with such expansions, enlargements, replacements, additions and improvements made under the terms of this Agreement.
     “Plant Assignment” has the meaning set forth in Section 3.2(a)(i).
     “Preemptive Right Notice Period” has the meaning set forth in Section 3.4.
     “Proposing Member” has the meaning set forth in Section 8.5(a).
     “Qualified MLP” means a master limited partnership or similar vehicle controlled by a Member, or an Affiliate of such Member.
     “Required Reserve” means the aggregate cash amount reserved for all Company operating expenses as set forth in the most recent Annual Operating Budget, which, in the good faith judgment of the Managing Member, will be due and payable or made during the forthcoming three (3) months. For avoidance of doubt, Required Reserves shall not include any amounts allocated for capital expenditures.

     “Reservation” means the Uintah and Ouray Reservation, including the Hill Creek extension, covering approximately 4.5 million acres in the Uintah Basin, Utah.
     “Satellite Processing Agreement” has the meaning set forth in Section 6.4.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Sole Risk Project” has the meaning set forth in Section 8.5(b).
     “Standard Base Conditions” means a pressure of fourteen and sixty five hundredths pounds per square inch absolute (14.65 psia) at a temperature of sixty degrees Fahrenheit (60°F).
     “Tax Matters Partner” has the meaning set forth in Section 5.10.
     “Train” means a distinct portion of the Plant having a set nominal processing capacity. Train I is the portion of the Plant existing and operating as of the Effective Date and Train II is the expansion to the Plant that was completed before the date hereof. Train III will be the next incremental expansion of Plant capacity.
     “Transaction Agreements” means, collectively, Member-Affiliate Processing Agreements between the Company and each Member, the Satellite Processing Agreement, the NGL Marketing Agreement and the Plant Assignment.
     “Transfer” or “Transferred” means to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of Law or for value, any Interest.
     “Treasury Regulations” means any temporary or final income tax regulation issued by the United States Treasury Department as such regulations are amended from time to time.
     “Tribe” means The Ute Indian Tribe of the Uintah and Ouray Reservation.
     “Ute Energy” has the meaning set forth in the Recitals.
     “Ute Energy Mid-Stream Assets” means the mid-stream assets located within the Basin and owned by Ute Energy as of the date of this Agreement.
     “WGR” has the meaning set forth in the Recitals.
     2.2 References, Titles and Other Rules of Construction. All references in this Agreement to articles, sections, subsections, other subdivisions and exhibits refer to corresponding articles, sections, subsections, other subdivisions and exhibits of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Any reference to any contract, instrument or agreement (including schedules, exhibits and other attachments thereto), including this Agreement, will be deemed also to refer to such agreement as amended, restated or otherwise modified, unless the context requires otherwise. The term “including” shall be deemed to be followed by the words “without limitation.” Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.
ARTICLE 3
CAPITALIZATION AND ADMISSION OF MEMBERS
     3.1 Membership Interests. The owners of the Company will be known as Members. The interest of a Member in the Company will be designated as an “Interest” and will be expressed as a percentage interest (“Membership Interest”). Except for possible different percentages of ownership evidenced thereby and except for specific rights or obligations of a Member, including, but not limited to, in such Member’s capacity as the Managing Member, as set forth herein, all Interests will be of equal standing, and there will be no preferences, rights, limitations, or restrictions among or between them. Each Member’s ownership in the Company is as set forth in Exhibit A, as amended from time to time in accordance with the terms of this Agreement.
     3.2 Capital Contributions.
     (a) The Members’ initial Capital Contributions were as follows and were made on the Effective Date:
     (i) Anadarko contributed the portions of the Plant comprising Train I, having, with respect to Train I, a Net Agreed Value, as of the Effective Date, of $ ** ; and Anadarko contributed the then-existing portions of Train II, with a Net Agreed Value, as of April 23, 2008, of $ ** .
     (ii) Ute Energy contributed:
          (A) a cash amount equal to $ ** , representing 25% of the value of the portions of the Plant comprising Train I contributed by Anadarko;
          (B) a cash amount equal to $ ** , which represented 25% of the initial Required Reserve; and
          (C) a cash amount equal to $ ** , which amount represented an initial Capital Contribution for Train II capital expenditures through April 23, 2008.
     (b) The Members shall make such other Capital Contributions from time to time, to the extent properly called as provided in Section 3.2(c), in proportion to their respective Membership Interests; provided, that the maximum Capital Contribution for Train I shall be deemed not to exceed $ ** , and all costs in excess of that amount (other than maintenance capital expenditures or expenditures in connection with any upgrades, in each case, which are approved pursuant to Section 5.6) shall be borne solely by Anadarko outside the terms of this Agreement. The foregoing shall not limit any obligation to make Capital Contributions pertaining to the Plant as required under Section 5.13, or as otherwise approved pursuant to Section 3.2(c) and Section 5.6.

     (c) Requests for Capital Contributions will be made by the Company in accordance with the Annual Budget and the provisions of Section 5.6. If the Managing Member determines to make a call for additional Capital Contributions to the Company in accordance with the Annual Budget and the provisions of Section 5.6, or as required pursuant to Section 5.3(c) or Section 5.13, the Managing Member shall give the other Members a written notice specifying (i) the transaction or purposes for which such contribution is requested, (ii) the aggregate amount of the Capital Contribution requested and each Member’s share thereof, (iii) the date by which such Capital Contribution is required to be funded, which shall be not less than fifteen (15) Business Days after such notice is given to the Members and (iv) wiring instructions for the depository institution and account into which such Capital Contribution shall be made. The Managing Member shall provide the Members at the close of each calendar month a reconciliation of the estimated expenses for which the Managing Member has made a request for Capital Contributions and the actual costs incurred. Notwithstanding anything herein to the contrary in this Agreement, any obligation of a Member to make any Capital Contributions or other contribution pursuant to Section 3.2(a), Section 5.3(c) or Section 5.13 or otherwise in this Agreement shall not create any rights, remedies or claims in favor of or enforceable by any Person who is not a party to this Agreement.
     (d) Notwithstanding Section 3.2(c), if the Required Reserve is reduced as a result of a Minimum Distribution that is distributed to the Members pursuant to Section 4.2, the Managing Member may request a Capital Contribution to restore such reduction by giving written notice to the other Members specifying (i) the transaction or purposes for which such contribution is requested, (ii) the aggregate amount of the Capital Contribution requested and each Member’s share thereof, (iii) the date by which such Capital Contribution is required to be funded, which shall be not less than fifteen (15) Business Days after such notice is given to the Members and (iv) wiring instructions for the depository institution and account into which such Capital Contribution shall be made. For the avoidance of any doubt, any Minimum Distribution required to be distributed to the Members will only be treated as a reduction to the Required Reserve to the extent there is no Available Cash to pay the Minimum Distribution.
     (e) If a Member fails to make any Capital Contribution properly called by the Managing Member or other contribution as required pursuant to this Agreement (a “Defaulting Member”) within twenty (20) Business Days following the approval of that Capital Contribution, or within twenty (20) Business Days following the due date of a cash call by the Managing Member for such Capital Contribution, then any one or more Members may make an additional Capital Contribution equal to the amount required of the Defaulting Member. If more than one Member desires to make an additional Capital Contribution to equal the amount required of the Defaulting Member, they shall do so in the proportion that their respective Membership Interests bear to each other. Following such additional Capital Contributions, the Membership Interests of the Members shall be adjusted to equal the proportion that their respective total Capital Contributions bears to the aggregate of all Capital Contributions to the Company as of such date.
     (f) Notwithstanding any other provision to the contrary in this Section 3.2, the Consenting Members shall contribute any Sole Risk Project to the Company to the extent required to do so pursuant to Section 8.5(d).
     3.3 Return of Contributions. No interest shall accrue on any contributions to the capital of the Company, and no Member shall have the right to withdraw or be expelled from the

Company or to be repaid any capital contributed by such Member except as otherwise specifically provided in this Agreement. Loans by a Member to the Company shall not be considered Capital Contributions.
     3.4 Preemptive Rights. If the Company proposes to issue additional Interests, the Company shall give written notice to the Members setting forth the purchase price, rights and limitations of such additional Interests and the terms and conditions upon which they are proposed to be issued. Thereafter, each Member who is an accredited investor as defined in the Securities Act, and certifies as such to the Company’s satisfaction (each, an “Eligible Investor”), shall have the preemptive right to acquire up to its pro rata share (based on the Eligible Investor’s respective Membership Interest) of such additional Interests. Members may exercise such preemptive rights by purchasing, within twenty (20) Business Days after receiving notice of the proposed issuance from the Company (the “Preemptive Right Notice Period”), up to their respective pro rata shares of the additional Interests upon the terms and conditions and for the purchase price set forth in the notice. If any Member does not elect to purchase its full pro rata share of the additional Interests, the balance of the additional Interests may be purchased by those Members who have elected to purchase their full pro rata share and who have notified the Company within the Preemptive Right Notice Period that they desire to purchase more than their proportionate shares of the additional Interests. If such Members desire to purchase in the aggregate more of such additional Interests than is available, the additional purchases shall be allocated among such Members in proportion to their respective Membership Interest unless otherwise agreed among themselves. After the expiration of the Preemptive Right Notice Period, the Company shall have the power to sell all of the additional Interests which have not been purchased to one or more third parties, but only upon the terms and conditions and for the purchase price set forth in the notice or upon economically more favorable terms to the Company and the then current Members.
ARTICLE 4
ALLOCATIONS AND DISTRIBUTIONS
     4.1 Allocation Among Members. All items of income, expenses, gain, deduction, loss and credit shall be allocated among the Members as provided in Exhibit D.
     4.2 Distributions. Except as otherwise provided in this Section 4.2 and Section 9.2, the greater of (1) all Available Cash or (2) the Minimum Distribution shall be distributed to the Members in accordance with their respective Membership Interests within forty-five (45) days after the end of each Fiscal Quarter. The Managing Member may also distribute all Available Cash to the Members in accordance with their respective Membership Interests at any other time selected by the Managing Member.
     (a) No distribution of property in kind shall be permitted except in accordance with Article 9.
     (b) No provision of Exhibit D or any other provision of this Agreement shall affect the timing or amount of any distribution that is to be made pursuant to this Section 4.2.
     (c) The Managing Member shall provide the Members with notice of each distribution, together with supporting calculations and documentation, no less than three (3) Business Days prior to such distribution.

     (d) All amounts permitted or required to be withheld by the Company pursuant to federal, state, local or foreign tax laws shall be treated as amounts actually distributed to the affected Members for all purposes under this Agreement. The Company is hereby authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to federal, state, local or foreign Law.
     4.3 Special Distribution. On the Effective Date, the Company made a one time cash distribution to Anadarko in the amount of $ ** to reimburse Anadarko for a portion of its capital expenditures incurred prior to the Closing with respect to the Plant. The Members agree that, to the extent permitted by Treasury Regulations Section 1.707-4(d), the distribution made pursuant to this Section 4.3 shall be treated as a reimbursement of pre-formation capital expenditures. Anadarko’s Capital Account balance was reduced by the amount of the cash distribution made under this Section 4.3.
ARTICLE 5
MANAGEMENT OF THE COMPANY
     5.1 Management by Members; Managing Member. In accordance with the Act, management of the Company shall be vested in the Members, and except as otherwise provided in this Agreement, the day-to-day business, affairs and assets of the Company shall be managed, arranged and caused to be coordinated by the Managing Member as set forth below in Section 5.4. Subject to and in accordance with the provisions of this Agreement, the Managing Member shall have all necessary and appropriate powers to carry out the purposes of the Company set forth in Section 1.3. Unless authorized in writing to do so by this Agreement or by the Managing Member, no attorney-in-fact, employee or other agent of the Company, and no Member, other than the Managing Member, acting alone, shall have any power or authority to bind the Company in any way.
     5.2 Resignation and Removal of the Managing Member.
     (a) The Managing Member may voluntarily resign at any time upon notice to the other Members. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the other Members. The acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation.
     (b) The Managing Member may be removed as the Managing Member of the Company by the other Members upon delivery of written notice from the other Members to the Managing Member specifying that at least one of the following events shall have occurred: (i) an act of fraud or Gross Negligence by the Managing Member, (ii) failure by the Managing Member to respond in a commercially reasonable manner to written business proposals of the other Members, or (iii) breach by the Managing Member of its primary duties, in each case causing a material adverse effect upon the financial condition, business, performance, operations or properties of the Company, and provided that such acts or omissions are not remedied (A) thirty (30) days following written notice thereof to the Managing Member or (B) such longer period of time as the other Member(s) (other than any member that is Affiliated with the Managing Member) may agree upon provided that the Managing Member, in such other Member(s)’ reasonable judgment, is diligently and in good faith pursuing appropriate remedies of such acts and omissions. The Managing Member may not be removed based on an error in judgment or mistake made by the Managing Member in the exercise in good faith of any function, authority, or discretion conferred on such Managing Member under this Agreement.
     (c) Upon the resignation of the Managing Member under Section 5.2(a), a new Managing Member may be elected by the consent of the Members, provided such new Manager is reasonably acceptable to all Members. Upon the removal of the Managing Member under Section 5.2(b), a new Managing Member may be elected by the consent of the other Members, provided such new Manager is reasonably acceptable to all Members. Any resignation or removal of the Managing Member shall not prejudice such Managing Member’s economic or other rights as a Member of the Company.
     5.3 Management and Operating Fees.
     (a) The Company shall pay the Managing Member a monthly management fee (the “Management Fee”) which shall be an amount representative of the following, without duplication: (i) the Managing Member’s actual direct costs of acting as the Managing Member, including the portion of salaries and benefits of the employees (excluding officers and managers) of the Managing Member and of the Members who provide services hereunder that are allocable to such services; as well as the Managing Member’s overhead and administrative expenses directly attributable to managing the Company as agreed to by the Members (all such costs and expenses in this clause (i), collectively, “Managing Member Internal Expenses”) and (ii) all actual out of pocket, third party costs, charges or expenses paid or incurred by the Managing Member in connection with the management of the Company (without a percentage markup). All of the Members and the Managing Member shall agree on the appropriate Management Fee for each year in the annual budgeting process. All amounts payable to the Managing Member pursuant to this Section 5.3 shall be payable without regard to the income of the Company and shall be treated as guaranteed payments for federal income tax purposes under Section 707(c) of the Code. For the avoidance of doubt, amounts incurred or paid with respect to the operation of the Plant (as opposed to the management of the Company) shall not be included within the Management Fee.
     (b) The Members shall establish an operating fee (the “Operating Fee”) reflecting the actual operating costs of the Company, payable by the Company to the Managing Member in respect of the operations of the Plant and the Company. The Operating Fee is intended to cover all field and Plant operating costs but will exclude all costs for (i) electric and gas fuels, which shall be borne by the producers pursuant to the Company’s gas processing agreements, and (ii) insurance and ad valorem taxes. The Members and the Managing Member shall agree on the appropriate Operating Fee in the annual budgeting process.
     (c) The foregoing Sections 5.3(a) and 5.3(b) notwithstanding, the Managing Member shall be under no obligation to advance expenses on behalf of the Company. In the event the Managing Member elects, in its discretion, to advance expenses on behalf of the Company, any such amount shall be included within the calculation of the Management Fee or Operating Fee, as applicable, payable immediately subsequent to such advance and, if necessary, the Members agree to make Capital Contributions in accordance with Section 3.2(c) to fund the reimbursement of any such advances.

     5.4 Duties and Powers of the Managing Member.
     (a) Subject to any Member approval expressly required under this Agreement, the Managing Member shall be responsible for and shall manage the affairs and business of the Company and shall conduct, on behalf of the Company, all operations in connection with the Company and the Plant, which responsibilities and duties shall include, but not be limited to:
     (i) constructing the Plant, and operating, managing, and maintaining the Company and its assets, including the Plant;
     (ii) operating the Company in compliance in all material respects with all Laws applicable to the Company;
     (iii) informing the Company and the other Members of any pending or threatened action or investigation of which the Managing Member receives written notice and which the Managing Member believes in good faith could have a material adverse effect on the Company;
     (iv) subject to Section 5.4(b), employing or contracting for the services of any Person required by the Managing Member, in its reasonable discretion, to assist the Managing Member in the performance of the services, including, without limitation, any legal, accounting, engineering, operating, and other services and advice as the Managing Member deems advisable;
     (v) paying and performing operational obligations of the Company out of the Company’s available funds;
     (vi) establishing and maintaining all bank accounts, books and records, capital accounts, and other accounts as are required or convenient to operate the Company;
     (vii) performing all of the Company’s required financial accounting and reporting, including preparing and filing tax returns, and furnishing the Members reports detailing the performance of the Company as more fully set forth in Section 8.3;
     (viii) receiving and collecting all revenues and income attributable to the Company’s operations, including, without limitation, all gross proceeds and other income;
     (ix) subject to Section 6.2, managing, negotiating, executing, and delivering all contracts and amendments to existing contracts affecting the Company;

     (x) asserting, on behalf of the Company, all material claims, lawsuits, and dispute resolution proceedings which affect the Company and its business; and
     (xi) serving as the Company’s representative to all regulatory or agency hearings, proceedings, filings, permits, bonds, licenses, or similar matters as they relate to the Company and its business.
     (b) In addition to the responsibilities and duties set forth in Section 5.4(a), with respect to operations conducted in the Basin, on behalf of the Company, and/or the Managing Member, the Managing Member agrees that it shall:
     (i) actively recruit, train and employ members of the Tribe with the intent of maximizing employment and advancement opportunities for members of the Tribe;
     (ii) advertise all specifications for subcontracts in a newspaper of general circulation, the Ute Bulletin, or a successor tribal newspaper, with the intent of maximizing the number of such subcontracts awarded to members of the Tribe;
     (iii) advertise all requirements for goods and services in a newspaper of general circulation, the Ute Bulletin, or a successor tribal newspaper, with the intent of maximizing the amount of goods and services purchased from the members of the Tribe; and
     (iv) direct all subcontractors engaged in the performance of work related to the Plant to comply with the provisions of (i) through (iii) above.
     5.5 Officers.
     (a) The Managing Member may designate one or more persons to fill one or more officer positions of the Company. Such officers may include a Chief Executive Officer, Chief Financial Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary and Assistant Secretary. No officer need be a resident of the State of Delaware. The Managing Member may assign titles to particular officers. Each officer will hold office until his successor will be duly designated and will qualify to hold such office, or until his death or until he will resign or will have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company may be fixed from time to time by the Managing Member. Unless the Managing Member specifies otherwise, the assignment of such title will constitute the delegation to such officer of the authority and duties set forth below and those that are normally associated with that office:
     (i) Chief Executive Officer. The Chief Executive Officer will generally and actively manage the business of the Company and will see that all orders of the Managing Member are carried into effect. The Chief Executive Officer will only report to the Managing Member.

     (ii) President. The President will be the chief operating officer of the Company and have general executive powers to manage the operations of the Company. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President will perform the duties and exercise the powers of the Chief Executive Officer.
     (iii) Chief Financial Officer. The Chief Financial Officer will be the principal financial officer of the Company.
     (iv) Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Managing Member, or in the absence of any such designation, then in the order of their election or appointment) will perform the duties of the President, and when so acting, will have all the powers of and be subject to all the restrictions upon the President.
     (v) Treasurer. The Treasurer will have general supervision of the funds, securities, notes, drafts, acceptances, and other commercial paper and evidences of indebtedness of the Company and he will determine that funds belonging to the Company are kept on deposit in Company accounts. The Treasurer will determine that accurate accounting records are kept, and the Treasurer will render reports of the same and of the financial condition of the Company to the Members at any time upon request. The Treasurer will perform other duties commonly incident to such office, including, but not limited to, the execution of tax returns.
     (vi) Assistant Treasurer. At the request of the Treasurer or in the Treasurer’s absence or inability to act, the Assistant Treasurer will perform part or all of the Treasurer’s duties.
     (vii) Secretary. The Secretary will keep the minutes of the meetings of the Members, and will exercise general supervision over the files of the Company. The Secretary will give notice of meetings and will perform other duties commonly incident to such office.
     (viii) Assistant Secretary. At the request of the Secretary or in the Secretary’s absence or inability to act, the Assistant Secretary will perform part or all of the Secretary’s duties.
     (b) Any officer may resign as such at any time. Such resignation will be made in writing and will take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managing Member. The acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Managing Member; provided, however, that such removal will be without prejudice to the contract rights, if any, of the officer so removed. Designation of an officer will not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Managing Member.

     (c) Each officer will devote such time, effort, and skill to the Company’s business affairs as he deems necessary and proper for the Company’s welfare and success; provided however, that all such officers will receive no additional compensation from the Company for their respective roles as officers.
     5.6 Actions Requiring Member Approval. In addition to any other matters under applicable Law or this Agreement which require the approval of the Members, the Company (or the Managing Member, officers and agents acting on its behalf) shall not take any of the following actions without having first received the approval of the Members holding Interests with an aggregate Membership Interest equal to at least ninety percent (90%):
     (a) adoption of any Annual Budget, including the Annual Operating Budget, Annual Operating Capital Budget and Annual Expansion Budget, the Management Fee and the Operating Fee, or revisions to any Approved Budgets;
     (b) (i) incurrence of any expenditure or series of related expenditures (A) not otherwise a part of an Approved Budget in an amount that exceeds ten percent (10%) of then applicable existing Annual Budget; (B) not deemed to be authorized pursuant to any Default Budget or (C) constituting capital expenditures (other than maintenance capital expenditures) with respect or relating to Train I; (ii) issuance of any new authority for expenditure (an “AFE”) for amounts in excess of $100,000 (other than those relating to the Train II expansion which are included in an Approved Budget); or (iii) issuance of any supplement to or modification of any existing AFE which requests authority for additional expenditures in excess of ten percent (10%) of the existing approved AFE;
     (c) sale, merger, exchange, or disposition of substantially all of the assets or Interests of the Company, except as set forth in Article 9, or dissolution or winding up of the Company;
     (d) making any distributions other than cash;
     (e) approval of tax returns; provided, subject to Section 5.10, that the Tax Matters Partner shall have the right to cause the filings of all mandatory filings and returns without prior approval of the Members but will provide notice to all of the Members;
     (f) issuance or incurrence of any indebtedness of the Company for borrowed money in excess of $100,000;
     (g) issuance of any additional Interests in the Company or (except as permitted under Article 10) any other change in the ownership of the Company, including re-purchase of any Interests;
     (h) amendment of this Agreement, except an amendment by the Managing Member permitted under Section 11.7;
     (i) initiation or settlement of any action by or on behalf of the Company in excess of $25,000; and
     (j) any other matters that may be agreed upon from time to time by the Members.

     5.7 No Duty to Consult. Except as otherwise provided herein or by applicable Law, the Managing Member will not have a duty or obligation to consult with or seek the advice of the Members on any matter relating to the day-to-day business affairs of the Company duly delegated to the Managing Member; provided, however, that the Managing Member will not be restricted from consulting with or seeking the advice of the other Members.
     5.8 Tax Matters.
     (a) The Tax Matters Partner shall make the following elections for tax purposes on the appropriate returns:
     (i) to the extent permitted by Law, to adopt the Fiscal Year as the Company’s taxable year;
     (ii) to the extent permitted by Law, to adopt the accrual method of accounting and to keep the Company’s books and records on such method;
     (iii) if a distribution of the Company’s property as described in Section 734 of the Code occurs or a Transfer of an Interest as described in Section 743 of the Code occurs, on request by notice from any Member, to elect, pursuant to Section 754 of the Code, to adjust the basis of the Company’s properties;
     (iv) to elect to deduct and amortize the organizational expenses of the Company as permitted by Section 709(b) of the Code; and
     (v) any other election the Tax Matters Partner deems appropriate and in the best interests of the Members.
     (b) To the extent Treasury Regulations § 301.7701-3 does not govern the state and local tax classification of the Company, the Tax Matters Partner shall take such action as may be permitted or required under any state and/or local Law applicable to the Company to cause the Company to be taxable as, and in a manner consistent with, a partnership (or the functional equivalent thereof under applicable Law) for state and/or local income tax purposes. In addition, neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law and no provision of this Agreement shall be construed to sanction or approve such an election.
     (c) The Members understand that Ute Energy has no authority to represent the Tribe, or contractually commit the Tribe. However, Ute Energy shall use its commercially reasonable efforts to obtain any tax benefits, depreciation, federal grants, low interest loans, preferential sales agreements, electricity grants or any other benefits, credits or preferences for which it may be eligible under applicable Law by virtue of the Tribe’s membership interest in Ute Energy. To the extent Ute Energy, through the Tribe, is able to secure any of the foregoing benefits, (i) the Managing Member shall have the right, but not the obligation, to take all necessary and reasonable actions to secure the foregoing benefits and (ii) the financial consequences of such benefit will be shared in a manner mutually agreeable to the Members and reflecting the value to the Plant realized through the Tribe’s participation in Ute Energy.

     5.9 Tax Returns. The Managing Member shall prepare and file or cause to be prepared and filed all federal, state and local income and other tax returns that the Company is required to file. Within one hundred five (105) days after the end of each Fiscal Year, the Tax Matters Partner shall send or deliver, or shall cause to be sent or delivered, to each Person who was a Member at any time during such year such tax information as shall be reasonably required for the preparation by such Person of his federal income tax return and state and other tax returns, including such Person’s Schedule K-1. In addition, the Managing Member shall provide estimates of such tax information within seventy-five (75) days after the end of the Fiscal Year to each Member. Upon request, each Member shall provide in a timely manner to the Managing Member all necessary information for the preparation of any tax return pursuant to this Section 5.9 to allow for the filing of the applicable tax return prior to the statutory due date for that tax return.
     5.10 Tax Matters Partner. The Managing Member shall be the “Tax Matters Partner” of the Company pursuant to Section 6231(a)(7) of the Code. The Members may change the Member who is designated the Tax Matters Partner upon mutual agreement of all Members. The Tax Matters Partner shall take such action as may be necessary to cause (i) if required, the filing of the election provided for in Section 6231(a)(1)(B)(ii) of the Code or any other action necessary to cause the provisions of Sections 6221 through 6231 of the Code to apply to the Company and (ii) each Member to become a “notice partner” within the meaning of Section 6223 of the Code. The Tax Matters Partner shall inform each Member of all significant matters that may come to its attention in its capacity as Tax Matters Partner by giving notice thereof on or before the tenth (10th) Business Day after becoming aware thereof and, within that time, shall forward to each Member copies of all significant written communications he may receive in that capacity. Any Member who is designated as Tax Matters Partner may not in any case take any action left to the determination of an individual Member under Sections 6222 through 6232 of the Code. In addition, the Tax Matters Partner shall not undertake the following actions without the consent of the other Members, and such consent shall not be reasonably withheld, conditioned or delayed:
     (a) Extend the statute of limitations for assessment of tax deficiencies against any Member with respect to adjustments to the Company’s federal, state or local tax returns;
     (b) Upon audit by a taxing authority, execute agreements or documents with such taxing authority that binds the Company or any Member to an adjustment to taxable income; and
     (c) Pursue any judicial proceeding relating to any tax matters affecting the Company or any Member.
     5.11 Classification. The Company intends to be classified as a partnership for federal income tax purposes under Treasury Regulations § 301.7701-3(b). Neither the Company nor any Member may make an election under Treasury Regulations § 301.7701-3(c) to treat the Company as an association taxable as a corporation. The Members acknowledge that Ute Energy may qualify for an exemption from certain taxes, and such exemption will be realized by Ute Energy or the Tribal interest in Ute Energy only.
     5.12 Subsidiary Governance. The Company and each Member acknowledge that the Company may from time to time form or acquire subsidiaries. If such a subsidiary is a limited liability company, it is the intent of the Members that such limited liability company be member-managed so that the Members can direct the business and affairs of, and make decisions for, such subsidiary. If, however, such a subsidiary is a partnership, it is the intent of the Members that such partnership be managed so that the Members can direct the business and affairs of, and make decisions for, such subsidiary either (a) as general partner of such partnership, or (b) through another subsidiary that shall serve as general partner of such partnership. Finally, if such a subsidiary is a corporation or other type of business entity or is a manager-managed limited liability company, the Company shall take such actions as are necessary to ensure that the governance of each subsidiary shall parallel the governance of the Members to the extent allowed by any contracts affecting the subsidiary.
     5.13 Insurance. The Company shall not obtain property insurance coverage on the Company assets held by the Company. Each Member shall obtain the insurance coverage it desires with respect to its Interest proportion, or shall elect to be self-insured. In the event of a casualty loss or other damage or destruction of the Plant or any portion thereof, each Member shall be required to make a Capital Contribution to the Company in its proportionate share, based upon Membership Interests, of the amount necessary to fully restore the damaged or destroyed portions of the Plant.
ARTICLE 6
PROCESSING CONTRACTS; MARKETING; PLANT EXPANSIONS
     6.1 Production Commitments/Member Gas/Tribal Royalty Gas. Anadarko and Ute Energy have agreed to commit their respective working interest volumes produced in the Basin to the Plant pursuant to processing agreements with the Company (each such agreement, a “Member-Affiliate Processing Agreement”). For the avoidance of doubt, the Member-Affiliate Processing Agreements contain provisions with respect to the increase of fees payable for processing thereunder in the event costs of Train II and/or the associated infrastructure exceed the estimates therefor.
     6.2 Certain Duties, Powers and Representations of Ute Energy.
     (a) The Members acknowledge that (i) Ute Energy has a special relationship with the Tribe, (ii) Ute Energy currently owns the Ute Energy Mid-Stream Assets and (iii) the production from the lands subject to certain currently existing Exploration and Development Agreements executed by the Tribe and certain third party producers is committed to the Ute Energy Mid-Stream Assets. Ute Energy agrees to work with the Managing Member and third parties using Ute Energy Mid-Stream Assets, for the purpose of entering into processing contracts at the Plant with those third parties. Accordingly, even though Ute Energy is not the Managing Member, the Company and the Members (i) acknowledge the need to leverage off of the Ute Energy Mid-Stream Assets, (ii), agree to involve Ute Energy in the contracting process for third party volumes utilizing the Ute Energy Mid-Stream Assets and (iii) notwithstanding anything in this Agreement to the contrary but subject to approval of the Members pursuant to Section 6.3, authorize Ute Energy, on behalf of the Company, to enter into third-party processing contracts; provided, that unless otherwise approved by the Members, all such third-party processing contracts entered into by Ute Energy, in the name of the Company, shall conform to the “Standard Third-Party Processing Contracts”, forms of which are attached hereto as Exhibits F-1, F-2 and F-3. The Members acknowledge that any such third-party processing contracts may be a combination of fee based processing, percentage of liquids and keep whole contracts.

     (b) Within thirty (30) days of the end of each Fiscal Quarter, Ute Energy shall provide to the other Members a description of all efforts to secure third-party processing contracts that took place during such Fiscal Quarter, a plan for the upcoming Fiscal Quarter and a discussion of material issues or events.
     (c) Ute Energy represents and warrants to the Company that it has received all necessary permits, consents and approvals required from the Tribe in order to perform its obligations and agreements under this Agreement.
     6.3 Third Party Processing Contracts. Ute Energy shall keep the Company and the Managing Member timely informed, and the Managing Member shall keep the other Members informed, of all negotiations with respect to processing contracts being conducted by such Person on behalf of the Company, including identification of the parties involved, the location of gas production and anticipated production rates and reserves attributable to such production. Each of Ute Energy and the Managing Member shall give the other Members notice of the commencement of any negotiations with respect to processing contracts and shall provide the other party the opportunity to be involved in such negotiations (the “Initial Notice”). After the negotiations have concluded, the Managing Member shall give the other Members notice of the final terms and conditions of the processing agreement or other material contract (the “Final Notice”). The Members shall have five (5) Business Days after receipt of the Final Notice to approve the terms of such processing agreement. The Members may only disapprove of the processing agreement if (i) the processing agreement does not conform to the Standard Third-Party Processing Contract and/or (ii) the processing agreement deteriorates anticipated returns on existing capital expenditures or anticipated future capital commitments. If the Members do not respond to the Final Notice within five (5) Business Days of receipt of the Final Notice, the Members will be deemed to have approved the processing agreement. After receiving the Members’ approval, the Managing Member shall execute the agreement on behalf of the Company, and provide a copy of such executed agreements to the Members within three (3) Business Days following their execution.
     6.4 Third Party Gas. All volumes of natural gas that are not owned by the Members through their respective working interest ownership in reserves located in the Basin shall be considered “third party gas.” The Members agree that, subject to the contractual obligations of the Company under the Member-Affiliate Processing Agreements and subject to other contracts entered into on or after the date hereof with (other than in the case of any Standard Third Party Processing Agreements) the consent of the Members, (i) all third party gas will be processed at the Plant pursuant to the economic parameters, volumes and capacity as negotiated by the Members with the goal of maximizing the returns to the Members at the Plant and (ii) third party processing contracts will be a combination of fee based processing, percentage of liquids and keep whole contracts based on market conditions. Until sufficient capacity exists at the Plant to accommodate both the Members’ gas under the Member-Affiliate Processing Agreements and available third party gas contracted to the Company, Anadarko will make other processing capacity it owns in the Basin available to divert Members’ gas from the Plant so that the contracted third party gas can be processed at the Plant pursuant to the terms and conditions of a processing agreement between the Company and Anadarko, the form of which is attached as Exhibit G (the “Satellite Processing Agreement”). For the avoidance of doubt, the Satellite Processing Agreement shall provide for a term not exceeding 36 months following the date hereof and shall provide for a processing fee payable to Anadarko equal to $ ** per Mcf of gas processed. The making available of the capacity for such diversions shall be subject to the ability to deliver such gas to such processing facilities without the installation of new, different or additional facilities and to the then-available other processing capacity of Anadarko and shall be subject to such arrangements being economically reasonable to both the Company and Anadarko. The Parties agree that certain capacities in Train I, II and III will be made available for processing third party gas.
     6.5 Marketing. All liquids produced from the Plant will be purchased by an Affiliate of Anadarko under the NGL Marketing Agreement with the Company in the form attached as Exhibit H. During periods in which such Affiliate is unable to sell Plant liquids under the NGL Marketing Agreement due to pipeline curtailments or other conditions, Managing Member shall arrange for the alternate disposition of the Plant liquids from the Plant tailgate. In those instances, Managing Member shall pay the Company an amount equal to the weighted average net price received for each Plant liquid product. Each Member will be responsible for marketing its own share of the residue gas allocated to it under its own Member-Affiliate Processing Agreement, and all other residue gas owned or controlled by the Company shall be marketed by Anadarko or an Affiliate of Anadarko; provided that the price obtained for such residual gas shall be equal to the same price Anadarko receives for the sale of its residue gas in a sale at the tailgate of the Plant; provided, such shall not be less than the price set forth in the first publication of the month of “Inside FERC’s Gas Market Report”, Northwest Pipeline, Opal Index, less the actual costs to transport gas from the tailgate of the Plant to Opal. In the event such published price index referred to above ceases to be published, the Parties shall mutually agree to an alternative published price index representative of the published price index referred to above. The Managing Member will be responsible for purchasing, on behalf of the Company, any liquid shrinkage make up or loss gas required for the Plant, the cost of which shall be allocated to the Members. The Managing Member will be responsible for scheduling and maintaining as close as reasonably possible, daily balance on all gas and liquid deliveries.
     6.6 Plant Expansions.
     (a) The Members agree to use their commercially reasonable efforts to pursue the acquisition of the CIG 101 Assets, as an Expansion Capital Budget item as shown in the Initial Budget, on terms and subject to conditions reasonably acceptable to the Members.
     (b) For the avoidance of doubt, only expenditures by the Company with respect to Plant expansions that are contained in an Approved Budget or an AFE approved pursuant to Section 5.6 shall be permitted. The Members agree to discus and reach agreement with respect to any AFE before committing the Company to any associated contractual obligations.
     (c) The Members agree that, except for Sole Risk Projects, all expansions of gas processing capacity of the Plant shall be owned by the Company with the Members having their Membership Interests as set forth in this Agreement.
ARTICLE 7
RIGHTS OF MEMBERS
     7.1 Rights of Members. Subject to Section 8.1, each of the Members shall (except to the extent otherwise specifically provided herein) have the right to: (a) have the Company books and records (as required under the Act) kept at the principal office of the Company and at all reasonable times to inspect and copy any of them at the sole expense of such Member; (b) have on demand true and full information of all things affecting the Company and a formal account of Company affairs whenever circumstances render it just and reasonable; and (c) exercise all rights of a Member under the Act.
     7.2 Liability to Third Parties. No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.
     7.3 Voting; Meetings of Members.
     (a) With respect to any matter for which Members are permitted or required to vote under the Act or this Agreement, each Member shall be entitled to one (1) vote for each one percent (1%) of Membership Interest to which its Interests are entitled.
     (b) The Members may make any decision or take any action at a meeting, by conference telephone call, by written consent, by oral agreement or by any other method they elect; provided that, at the request of any Member a decision or action of the Members must be made or taken by written consent signed by Members holding the Interests required to approve such decision or action.
     (c) Regular meetings of the Members shall be held at least quarterly during the calendar year. Notice of a regular meeting shall state the place, day and hour of such meeting and shall be delivered to each Member not less than five (5) Business Days nor more than thirty (30) days before the meeting. Member information books must be delivered to the Members by the Managing Member at least three (3) days prior to any scheduled regular meeting of the Members.
     (d) Special meetings of the Members may be called by any Member upon at least five (5) Business Days’ notice to the other Members, which notice shall state the place, day and hour of such meeting.
     (e) For so long as Anadarko is the Managing Member, all Member meetings will be held at Anadarko’s Denver offices, and at all other times, will be held at such other place as mutually agreed upon by the Members.
     7.4 Indemnification; Advancement of Expenses; Insurance; Limitation of Liability.
     (a) Indemnification by the Company of the Members.
     (i) Except as limited by applicable Law and subject to the provisions of this Section 7.4(a), each Member and each of their Affiliates and subsidiaries, and each of their directors, officers, employees, shareholders, partners or members (each a “Member Indemnitee”) shall be entitled to be indemnified and held harmless against any and all losses, liabilities and reasonable expenses, including attorneys’ fees, arising from proceedings in which such Member Indemnitee may be involved, as a party or otherwise, by reason of its being a Member or Affiliate, subsidiary, director, officer, employee, shareholder, partner or member thereof, or by reason of its involvement in the management of the affairs of the Company or any subsidiary thereof, whether or not it continues to be such at the time any such loss, liability or expense is paid or incurred; provided that no Member Indemnitee shall be indemnified under this Section 7.4(a) for any losses, liabilities or expenses arising out of the fraud, breach of a fiduciary duty not eliminated hereunder or Gross Negligence of such Member Indemnitee. The rights of indemnification provided in this Section 7.4(a) shall be in addition to any rights to which a Member Indemnitee may otherwise be entitled by contract or as a matter of Law and shall extend to such Member Indemnitee’s successors and assigns. In particular, and without limitation of the foregoing, a Member Indemnitee shall be entitled to indemnification by the Company against reasonable expenses (as incurred), including attorneys’ fees, incurred by the Member Indemnitee in connection with the defense of any action to which the Member Indemnitee may be made a party (without regard to the success of such defense), to the fullest extent permitted under the provisions of the Act or any other applicable statute.
     (ii) Except as limited by applicable Law, expenses incurred by a Member Indemnitee in defending any proceeding, including a proceeding by or in the right of the Company (except a proceeding by or in the right of the Company against such Member Indemnitee), shall be paid by the Company in advance of the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of such Member Indemnitee to repay such amount if such Member Indemnitee is determined pursuant to this Section 7.4(a) or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation of the Member Indemnitee but need not be secured and shall be accepted without regard to the financial ability of the Member Indemnitee to make repayment.
     (iii) The indemnification provided by this Section 7.4(a) shall inure to the benefit of the heirs and personal representatives of each Member Indemnitee.
     (iv) No amendment or repeal of the provisions of this Section 7.4(a) which adversely affects the rights of any Member Indemnitee under this Section 7.4(a) with respect to the acts or omissions of such Member Indemnitee at any time prior to such amendment or repeal shall apply to such Member Indemnitee without the written consent of such Member Indemnitee.
     (v) Any indemnification pursuant to this Section 7.4(a) shall be made only out of the assets of the Company and shall in no event cause the Members to incur any personal liability nor shall it result in any liability of the Members to any third party.
     (b) Indemnification by the Company of the Managing Member
     (i) Except as limited by applicable Law and subject to the provisions of this Section 7.4(b), the Managing Member, in its capacity as such, and each of its Affiliates and subsidiaries, and each of their directors, officers, employees, shareholders, partners or members (each a “Managing Member Indemnitee”) shall be entitled to be indemnified and held harmless against any and all losses, liabilities and reasonable expenses, including attorneys’ fees, arising from proceedings in which such Managing Member Indemnitee may be involved, as a party or otherwise, by reason of its being the Managing Member, or Affiliate, subsidiary, director, officer, employee, shareholder, partner or member thereof, or by reason of its involvement in the management of the affairs of the Company or any subsidiary thereof, or the rendering the services hereunder or the conduct of the Managing Member’s duties as Managing Member whether or not it continues to be such at the time any such loss, liability or expense is paid or incurred; provided that no Managing Member Indemnitee shall be indemnified under this Section 7.4(b) for any losses, liabilities or expenses arising out of the fraud, breach of a fiduciary duty not eliminated hereunder or Gross Negligence of such Managing Member Indemnitee. The rights of indemnification provided in this Section 7.4(b) shall be in addition to any rights to which a Managing Member Indemnitee may otherwise be entitled by contract or as a matter of Law and shall extend to such Managing Member Indemnitee’s successors and assigns. In particular, and without limitation of the foregoing, a Managing Member Indemnitee shall be entitled to indemnification by the Company against reasonable expenses (as incurred), including attorneys’ fees, incurred by the Managing Member Indemnitee in connection with the defense of any action to which the Managing Member Indemnitee may be made a party (without regard to the success of such defense), to the fullest extent permitted under the provisions of the Act or any other applicable statute.
     (ii) Except as limited by applicable Law, expenses incurred by a Managing Member Indemnitee in defending any proceeding, including a proceeding by or in the right of the Company (except a proceeding by or in the right of the Company against such Managing Member Indemnitee), shall be paid by the Company in advance of the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of such Managing Member Indemnitee to repay such amount if such Managing Member Indemnitee is determined pursuant to this Section 7.4(b) or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation of the Managing Member Indemnitee but need not be secured and shall be accepted without regard to the financial ability of the Managing Member Indemnitee to make repayment.
     (iii) The indemnification provided by this Section 7.4(b) shall inure to the benefit of the heirs and personal representatives of each Managing Member Indemnitee.
     (iv) No amendment or repeal of the provisions of this Section 7.4(b) which adversely affects the rights of any Managing Member Indemnitee under this Section 7.4(b) with respect to the acts or omissions of such Managing Member Indemnitee at any time prior to such amendment or repeal shall apply to such Managing Member Indemnitee without the written consent of such Managing Member Indemnitee.
     (v) Any indemnification pursuant to this Section 7.4(b) shall be made only out of the assets of the Company and shall in no event cause the Members to incur any personal liability nor shall it result in any liability of the Members to any third party.
     (c) Indemnification by the Managing Member.
     (i) The Managing Member shall indemnify and hold harmless the Company, its directors, employees, officers and members (each, a “Company

Indemnitee”) from and against every demand, claim, cause of action, judgment, loss, damage and expense, including reasonable attorneys’ fees, for, relating to or arising from any damage to property or injury to any person or party, which property damage or injury arises from or out of the Gross Negligence of the Managing Member in connection with its management of the Company and the Plant. The rights of indemnification provided in this Section 7.4(c) shall be in addition to any rights to which such Company Indemnitee may otherwise be entitled by contract or as a matter of Law and shall extend to the Company’s successors and assigns. In particular, and without limitation of the foregoing, each Company Indemnitee shall be entitled to indemnification by the Managing Member against reasonable expenses (as incurred), including attorneys’ fees, incurred by such Company Indemnitee in connection with the defense of any action to which such Company Indemnitee may be made a party (without regard to the success of such defense), to the fullest extent permitted under the provisions of the Act or any other applicable statute.
     (ii) Except as limited by applicable Law, expenses incurred by any Company Indemnitee in defending any proceeding, including a proceeding by or in the right of the Managing Member (except a proceeding by or in the right of the Managing Member against the Company), shall be paid by the Managing Member in advance of the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of the Company Indemnitee to repay such amount if such Company Indemnitee is determined pursuant to this Section 7.4(c) or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation of the Indemnitee but need not be secured and shall be accepted without regard to the financial ability of such Company Indemnitee to make repayment.
     7.5 Contracts with Affiliates. If necessary or otherwise appropriate, the Company may enter into contracts and agreements with any Member and/or any of its Affiliates for the rendering of services provided such services are on arm’s length terms that are no less favorable to the Company than those available from unrelated third parties. No Person having an interest in any such transaction shall have any liability to the Company or any Member solely by virtue of such relationship or conflict if the material facts as to the relationship and transaction are disclosed or are known to the Members and, if required, the transaction is approved pursuant to this Section 7.5. Agreements relating to the provision of services as set forth in this Agreement shall be deemed approved for all purposes hereunder.
     7.6 Other Business Activities of Ute Energy. Each of the Members acknowledges and agrees that (a) each of the other Members currently has certain business interests, and from time to time will engage in additional business activities, in addition to those related to the Company and has certain area of mutual interest contractual commitments with third parties related to the acquisition, construction and/or disposition of natural gas transportation, gathering and processing infrastructure opportunities in the Basin, in each case, which may be competitive with the business of the Company, and (b) neither the Company nor any other Member shall have any rights in such other business interests or activities or in any income or profits therefrom. For the avoidance of doubt, this Section 7.6 shall not supersede or otherwise affect the obligations that may exist of any Member or any of their respective Affiliates to the Company, any Member or any of their respective Affiliate pursuant to any other agreement, including, without limitation, the obligations of Anadarko to the Tribe pursuant to the SUA.

ARTICLE 8
BOOKS, REPORTS, BUDGETS AND CONFIDENTIALITY
     8.1 Books and Records; Capital Accounts.
     (a) The Managing Member shall keep the books of account for the Company in accordance with the terms of this Agreement and the Act, and in the same form and detail as those kept for similar properties owned by the Managing Member. Such books shall be maintained at the principal office of the Company, and the Managing Member shall retain the same for a period of not less than two (2) years after such Managing Member ceases to act in such capacity.
     (b) The Company shall maintain for each Member a separate Capital Account in accordance with Section D.1.2 of Exhibit D.
     8.2 Bank Accounts. The Managing Member shall cause one or more accounts to be maintained in a bank (or banks) which is a member of the Federal Deposit Insurance Corporation, which accounts shall be used for the payment of the expenditures incurred by the Company in connection with the business of the Company, and in which shall be deposited any and all receipts of the Company. Company funds may be invested in such money market accounts or other investments as the Managing Member shall determine to be necessary or appropriate.
     8.3 Reports. The Managing Member shall provide each other Member with the following financial statements and reports at the times indicated below:
     (a) Operating Reports
     (i) Within thirty (30) days after the end of each month, a report (i) disclosing the pricing obtained and revenue of the Company for such month, (ii) detailing the performance of the Plant, including, without limitation, (A) inlet volumes (with chromatograph analysis if available); (B) outlet volumes (with chromatograph analysis if available); (C) stripped liquids volumes by type and the price received for each type; and (D) a summary by the operations manager with respect to the Plant’s performance, (iii) detailing any material events, and any anticipated material events, such as scheduled outages and (iv) including a brief narrative of matters affecting the Plant and business of the Company, such as throughput, operating run times, pending transactions and delivery restrictions; and
     (ii) Within thirty (30) days after the end of each Fiscal Quarter, a quarterly activity report which includes a management discussion of Company business, operations and results for such Fiscal Quarter, which discussion shall include reports on volumes, management’s plan for the upcoming Fiscal Quarter and a discussion of any issues or events that management believes are likely to have a material effect on the Company’s operations and results for the upcoming Fiscal Quarter.
     (b) Financial Reports

     (i) Within forty-five (45) days after the end of each Fiscal Quarter ending March 31, June 30 and September 30, and within sixty (60) days after the end of the Fiscal Quarter ending December 31, unaudited financial statements prepared in accordance with GAAP (except that such financial statements will lack a cash flow statement, footnotes and other presentation items and will be subject to adjustments at the end of the Fiscal Year), with respect to such Fiscal Quarter, including income statements, balance sheets and statements of owners’ equity;
     (ii) Within sixty (60) days after the end of each Fiscal Year, a yearly activity report which includes a management discussion of Company business, operations and results for such Fiscal Year, which discussion shall include reports on volumes, management’s plan for the upcoming Fiscal Year and a discussion of any issues or events that management believes are likely to have a material effect on the Company’s operations and results for the upcoming Fiscal Year; and
     (iii) Within ninety (90) days after the end of each Fiscal Year, financial statements prepared in accordance with GAAP, including income statements, balance sheets, cash flow statements and statements of owners’ equity with respect to such Fiscal Year, which financial statements shall be audited by an independent certified public accounting firm selected by the Managing Member.
     (c) Other Information
     (i) Within seventy-five (75) days after the end of each Fiscal Year and as provided for in Section 5.9, estimated tax information reasonably required for the preparation by such Person of his federal income tax return and state and other tax returns; and
     (ii) Within one hundred five (105) days after the end of each Fiscal Year and as provided for in Section 5.9, the Company’s Form 1065, a Schedule K-1 for such Fiscal Year and such other United States federal and state income tax reporting information, if any, as is required by Law or as may be requested by the Members; and
     (iii) Such other reasonable reports and financial information relating to the Company as the Members shall request from time to time.
     The financial statements and other reports provided to the Members hereunder shall be subject to audit by any of the Members at any time at their request and at their own expense.
     8.4 Budget.
     (a) Not later than November 15 of each year, the Managing Member will prepare and submit to the Members a proposed (i) annual budget estimating the additional Capital Contributions anticipated to be required in order to fund the Company’s maintenance capital expenditures (“maintenance capex”) for such Fiscal Year together with such other information as any Member may reasonably request (the “Annual Operating Capital Budget”); (ii) annual budget estimating the revenues general and administrative expenses anticipated to be required in connection with the Company’s operations for such Fiscal Year together with such other information as any Member may reasonably request (the “Annual Operating Budget”); and (iii) annual budget estimating the expansion project capital expenditures related to plant capacity expansions, major facility modifications, acquisitions of third party facilities, additional compression installations, new pipeline interconnects, process design changes and other capital expenditures (other than maintenance capex), anticipated to be required in connection with the Company’s expansion plans for such Fiscal Year together with such other information as any Member may reasonably request (the “Annual Expansion Capital Budget” and together with the Annual Operating Capital Budget and the Annual Operating Budget, the “Annual Budgets”).
     (b) At the next regularly scheduled meeting, or special meeting if one is convened, the Members shall discuss the proposed Annual Budgets and shall approve, reject or make such revisions thereto as the Members may agree to be necessary and proper. Upon approval of an Annual Budget by the Members in accordance with Section 5.6(a), then such proposed budget shall be deemed thereafter to constitute an “Approved Budget” for all purposes hereof, subject to amendment or replacement from time to time by the Members. Each Approved Budget shall supersede all prior Approved Budgets. The Managing Member shall have the full authority to perform all work and incur all expenditures provided for in the Approved Budgets.
     (c) If an Annual Operating Budget or Annual Operating Capital Budget are not approved for any year prior to the commencement of such year, then an interim default budget for such expenditures (the “Default Budget”) shall apply until such time as such Annual Budget shall have been approved. The Default Budget shall authorize general and administrative expenses and maintenance capex, in each case not to exceed 110% of the actually incurred general and administrative expenses and maintenance capex, as the case may be, for the previous calendar year, and the Managing Member shall be fully authorized to incur such expenses or make such expenditures
     8.5 Capital Expansion Proposals and Sole Risk Project
     (a) In addition to the Annual Budget Process, any Member may present a proposal (the “Proposing Member”) to the other Members (each a “Non-Proposing Member”) for the Company to expand the gas processing capacity of the Plant, (an “Expansion Proposal”). Any Expansion Proposal shall be in writing and shall include the full details of the proposal including, without limitation, location, facility design, capacity and costs.
     (b) The Non-Proposing Members shall have thirty (30) days following receipt of the Expansion Proposal in which to elect whether or not to agree to the Expansion Proposal. If the Non-Proposing Members unanimously agree to the Expansion Proposal, the Managing Member shall proceed to implement the Expansion Proposal accordingly. Following such unanimous approval, any costs and expenses related to the Expansion Proposal shall be a required additional Capital Contribution and shall be contributed by the Members to the Company in proportion to each Member’s Membership Interest. If the Non-Proposing Members do not unanimously agree to an Expansion Proposal, the Proposing Member and any Member consenting to such Expansion Proposal (a “Consenting Member”) may independently proceed with the

Expansion Proposal (a “Sole Risk Project”); provided, (i) the Sole Risk Project can be conducted by the Consenting Members in such a way that it does not harm the Company and (ii) unless and until the Plant, including each Train then in operation, is operating at full capacity, no third party natural gas may be dedicated to or processed by such Sole Risk Project. The Sole Risk Project shall be at the sole expense and risk of the Proposing Member and any Consenting Member and said Members shall solely be entitled to any profits derived therefrom. The Company shall not bear any risk or expense for a Sole Risk Project. If a Non-Proposing Member fails to respond to the Expansion Proposal within the 30-day period set forth above, that Non-Proposing Member shall be deemed to have voted against the Expansion Proposal.
     (c) If any facility of a Sole Risk Project will, when completed, use any facilities of the Company, the Members participating in such Sole Risk Project shall compensate the Company for the reasonable amounts attributable to such usage including, as appropriate, a volumetric transportation charge, processing fees, and other direct and indirect costs to the Company until Payout. If the Company desires to use any of the assets of a Sole Risk Project for its own use and that use does not conflict with the scope of the Sole Risk Project then, subject to Section 7.5, the Company shall be entitled to use the Sole Risk Project for its own benefit subject to the Company and the Consenting Members agreeing on transportation charges, processing and treating fees, fuel and other direct and indirect costs to the Sole Risk Project until Payout.
     (d) When the Consenting Members have received positive cash flow from the Sole Risk Project equal to 300% of all of its direct initial capital costs in connection with that Sole Risk Project (“Payout”), the Consenting Members shall contribute the Sole Risk Project to the Company, free and clear of all liens, mortgages, encumbrances, or other obligations and at no cost to the Company; provided that the Consenting Member shall be entitled to the tax depreciation on the Sole Risk Project. The Consenting Members will establish and maintain proper accounts to implement the provisions of this Section, and shall furnish monthly statements of those accounts to the Members. The Company shall have the right to audit such accounts under the audit provisions hereof.
     (e) If at any time prior, during or after implementation of the Expansion Proposal, the Consent Party materially alters, modifies or otherwise materially changes the scope or nature of such proposal, the Expansion Proposal will be resubmitted to the Non-Consenting Member in accordance with this Section 8.5 and such Members shall be permitted, at their discretion, the opportunity to participate in such Expansion Proposal.
     8.6 Overruns. Upon knowledge by the Managing Member that the actual costs of implementing any Annual Budget or approved AFE may exceed the overrun allowance (and prior to the time such overrun allowance is exceeded), the Managing Member shall promptly notify the other Members in writing of such event, together with a supplemental AFE setting forth the Managing Member’s good faith estimate of the costs necessary to complete the matter. The Managing Member shall provide the Members with the information necessary to allow the Members to determine whether or not to cancel the implementation of such capital item. Unless, within 10 days of receipt of the Supplemental AFE, the Members vote, in accordance with Section 5.6 to cancel the implementation, then the Members shall be deemed to have approved the Supplemental AFE.

     8.7 Audits. A Member may audit the books and records of the Company at its own expense on twenty (20) days’ prior written notice to the other Members and the Managing Member. No Member may request an audit more frequently than once each twelve (12) months. The audit period may cover two (2) years, but may not cover any time period that was subject to a prior audit. Any issues raised by the audit shall be addressed by the Managing Member in good faith within sixty (60) days of the receipt of notice thereof, and resolved within sixty (60) days thereafter.
     8.8 Objections to Reports. Each Member shall have the right to object to any reports or statements received from the Managing Member by giving notice to the Managing Member within two (2) years after such report or statement is received by the Member. After that time has lapsed, and in the absence of fraud, such reports or statements shall be deemed to be correct.
     8.9 Confidentiality.
     (a) Without the prior written consent of the Members, no Member shall use, publish, disseminate or otherwise disclose, directly or indirectly, any Confidential Information that should come into the possession of such Member other than for the purpose of conducting the business of the Company or performing its duties and obligations hereunder or under an applicable consulting agreement, provided that a Member may disclose such Confidential Information (i) due to a subpoena or court order, (ii) if such Member or officer testifies in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after such Member or officer requests confidential treatment for such Confidential Information, (iii) in order to enforce its rights under this Agreement, (iv) as required, in the opinion of counsel to such Member, by applicable Law, or (v) to its Affiliates and to its and their respective employees, officers, directors, partners, members, managers, agents, advisors, accountants, financial advisors, lenders, legal counsel, insurers or other representatives (each, a “Representative”) provided that such Member causes such Affiliate or Representative, or in the case of any Affiliate of such Member other than a controlled Affiliate, such Affiliate expressly agrees, to comply with this Section 8.9. If a Member, or any Affiliate or Representative of a Member, is required by Law or court order to disclose information that would otherwise be Confidential Information under this Agreement, such Member, or the applicable Member in the case of an Affiliate or Representative, shall immediately notify the other Members of such notice and provide the other Members the opportunity to resist such disclosure by appropriate proceedings.
     (b) Except to the extent required, in the opinion of counsel to such Member, by applicable Law, no Member shall disclose to any other Person (excluding such Member’s Representatives) any information relating to the terms of this Agreement without the prior written consent of the Members.
ARTICLE 9
DISSOLUTION, LIQUIDATION AND TERMINATION
     9.1 Dissolution. The Company will dissolve and its affairs will be wound up upon the earliest to occur of any of the following:
     (a) the expiration of its term as provided in Section 1.5;

     (b) at the election of the Members at any time in accordance with Section 5.6(c);
     (c) the lapse of one (1) year after the decommissioning and reclamation of the Plant site;
     (d) the entry of a decree of judicial dissolution of the Company under the Act; or
     (e) following the initiation of any bankruptcy or receivership or the winding up and dissolution or liquidation of any Member, upon the written unanimous consent of the other Members.
     9.2 Liquidation and Termination. Upon the occurrence of an event requiring the winding up of the Company, unless it is reconstituted pursuant to the Act, the Managing Member or a Person or Persons selected by the Managing Member shall act as liquidator or shall appoint one or more liquidators who shall have full authority to wind up the affairs of the Company and make final distribution as provided herein. The steps to be accomplished by the liquidator are as follows:
     (a) As promptly as possible after an event requiring the winding up of the Company and again after final liquidation, the liquidator, if requested by any Member, shall cause a proper accounting to be made by the Company’s independent accountants of the Company’s assets, liabilities and operations through the last day of the month in which an event requiring the winding up of the Company occurs or the final liquidation is completed, as appropriate.
     (b) The liquidator shall pay all of the debts and liabilities of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine). After making payment or provision for all debts and liabilities of the Company, the liquidator shall sell all properties and assets of the Company for cash as promptly as is consistent with obtaining the best price therefor; provided, however, that upon the consent of the Members, the liquidator may distribute such properties in kind. All gain, loss, and amount realized on such sales shall be allocated to the Members as provided in Exhibit D, and the Capital Accounts of the Members shall be adjusted accordingly. In the event of a distribution of properties in kind, the liquidator shall first adjust the Capital Accounts of the Members as provided in Exhibit D by the amount of any gains or losses that would have been recognized by the Members if such properties had been sold for their fair market value. The liquidator shall then distribute the remaining proceeds of such sales to the Members in accordance with the positive balance in their Capital Accounts.
     (c) Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act and all other applicable laws pertaining to the winding up of the affairs of the Company and the final distribution of its assets. Upon the completion of the distribution of Company cash and property as provided in this Section 9.2 in connection with the liquidation of the Company, the Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled and such other activities as may be necessary to terminate the Company shall be taken by the liquidator.
     (d) Notwithstanding any provision in this Agreement to the contrary, no Member shall be obligated to restore a deficit balance in its Capital Account at any time.
ARTICLE 10
TRANSFER OF INTERESTS
     10.1 Limitation on Transfer.
     (a) No Member, nor its successors, transferees or assigns, shall, directly or indirectly, voluntarily or involuntarily, Transfer all or any portion of its Interest except Transfers constituting Permitted Transfers or otherwise approved in advance in writing by the Members. Any attempted Transfer of an Interest that is not made in accordance with this Agreement shall be null and void and shall have no effect. In addition, except with respect to Permitted Transfers, without the prior written consent of the Members, which consent may not be unreasonably withheld, conditioned or delayed, no Member may cause or permit an interest, direct or indirect, in itself to be Transferred, in a single transaction or series of related transactions, if such Transfer would result in a Change of Control of such Member. Any Transfer not permitted hereby shall be null and void ab initio and shall have no effect.
     (b) Notwithstanding that a Member has obtained the right to Transfer any Interest in any manner provided in this Section 10.1, such Transfer shall not be permitted unless and until the purchaser, assignee, donee or transferee thereof unconditionally agrees in writing to take and accept such Interest subject to all of the restrictions, terms and conditions contained in this Agreement, as if such purchaser, assignee, donee or transferee were a signatory party hereto. The Company will not be required to recognize any Permitted Transfer until the instrument conveying such Interest has been delivered to the Company.
     (c) Notwithstanding anything to the contrary in this Agreement, no portion of an Interest may be Transferred, and no Member may cause or permit a direct or indirect interest in itself to be Transferred, if the Members determine that any such Transfer could result in the classification of the Company as a publicly traded partnership under Section 7704 of the Code, unless the Members determine to waive the provisions of this Section 10.1(c).
     10.2 Transferees. A transferee of an Interest effected in accordance with this Agreement shall be entitled to receive the share of Company income, gains, losses, deductions, credits and distributions to which its transferor would have been entitled; provided that the transferee of any Interest shall not become a Member of the Company unless: (a) the instrument of assignment so provides; (b)(i) such transferee received its Interest in a Permitted Transfer or in a Transfer approved in accordance with Section 10.1 or (ii) the admission of such transferee as a Member is consented to by the Members, in their sole discretion; and (c) such transferee agrees in writing to be bound as a Member by this Agreement, the Certificate and any other agreements then existing by and among the Members. Upon becoming a Member, such transferee shall have all of the rights and powers of, shall be subject to all of the restrictions applicable to, shall assume all of the obligations of, and shall succeed to the status of, its predecessor, and shall in all respects be a Member under this Agreement. The use of the term “Member” in this Agreement shall be deemed to include any such additional Members. Until such transferee is admitted as a Member pursuant to this Section 10.2, (a) such transferee shall not be entitled to participate in the management of the Company or to exercise any voting or other rights or powers of a Member, except for the rights described in the first sentence of this Section 10.2, and (b) the transferor Member shall continue to be a Member and to be entitled to exercise any rights or powers of a Member with respect to the Interest Transferred.
ARTICLE 11
MISCELLANEOUS
     11.1 Notices. Any notice or communication given pursuant this Agreement must be in writing and may be given (a) by registered or certified mail; or (b) by overnight courier service or hand delivery, or (c) by facsimile transmission. Notices shall be deemed given and received upon receipt. Such notices or communications to be sent to a Member shall be given to such Member at the address given for such Member on such Member’s signature page attached hereto. Such notices or communications to be sent to the Company shall be given at the following address:
WGR Operating, LP
PO Box 173779
Denver, Colorado 80217-3779
Attention: Contract Administration
Facsimile No.: (720) 929-3906

with a copy to each of:

Anadarko Uintah Midstream, LLC
PO Box 173779
Denver, Colorado 80217-3779
Attention: Contract Administration
Facsimile No.: (720) 929-3906

and

Ute Energy Midstream Holdings LLC
PO Box 789
Fort Duchesne, Utah 84026
Attention: President
Facsimile No.: (435) 722-3902

and

Quantum Resources Management, LLC
1401 McKinney Street, Suite 2700
Houston, Texas 77010
Attention: General Counsel
Facsimile No.: (713) 452-2231

and

Quantum Energy Partners

1401 McKinney Street, Suite 2700
Houston, Texas 77010
Attention: General Counsel
Facsimile No.: (713) 452-2021
Any party hereto may designate any other address in substitution for the foregoing address to which such notice shall be given by five (5) days’ notice duly given hereunder to the other parties.
     11.2 Governing Law, Waiver of Jury Trial and Waiver of Certain Damages. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to its principles of conflict of laws. This Agreement is intended to comply with the requirements of the Act and the Certificate. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Act or any provision of the Certificate, the Act and the Certificate, in that order of priority, will control. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT. NO BREACH OF THIS AGREEMENT SHALL CAUSE ANY PARTY TO BE LIABLE FOR, NOR SHALL LOSSES INCLUDE, ANY DAMAGES OTHER THAN ACTUAL AND DIRECT DAMAGES, AND EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO CLAIM ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES.
     11.3 Waiver of Action for Partition. Each of the Members irrevocably waives during the term of the Company any right that such Member may have to maintain an action for partition with respect to the property of the Company.
     11.4 Defaults. If a Member fails to perform any of its obligations under this Agreement (other than defaults with respect to Capital Contributions for which the Members’ remedy is set forth in Section 3.2(d)), the non-defaulting Members shall deliver the defaulting Member a notice of default and the defaulting Member shall have the opportunity to cure the default. If the default is not remedied within thirty (30) days from receipt of the notice, the Members shall agree, in accordance with Section 11.5, on an appropriate remedy for the default, including damages, a non-consent penalty and/or forfeiture or proportionate reduction of interests.
     11.5 Dispute Resolution. Each of the Members agrees to use its good faith efforts to resolve any dispute which may arise between or among such Members in connection with this Agreement or the operation or management of the Company. Any dispute that is not promptly resolved by mutual agreement of such Members’ respective representatives to the Company shall be referred for resolution to the senior management of each such Member. Each Member shall be entitled to pursue any and all rights available under applicable Law with respect to any such dispute which is not resolved by mutual agreement within thirty (30) days after the date such dispute is referred to the senior management of such Members.
     11.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Members and their respective permitted heirs, legal representatives, successors and assigns.

     11.7 Amendment.
     (a) The Managing Member may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
     (i) a change in the name of the Company, in the registered office or registered agent of the Company or in the location of the principal place of business of the Company;
     (ii) the admission, withdrawal or substitution of Members subject to the applicable approval of the Members as provided in this Agreement;
     (iii) a change that the Members have determined is reasonable and necessary or appropriate to qualify or register, or continue the qualification or registration of, the Company as a limited liability company (or an entity in which the Members have limited liability) under the laws of any state or a change which is necessary or advisable in the opinion of the Members to ensure that the Company will not be treated as an association taxable as a corporation for federal income tax purposes; or
     (iv) a change that the Managing Member has determined is reasonable and necessary or appropriate in order to achieve the business, economic, and tax objectives of the Company or in order to conform to applicable state Law, custom, or practice.
     (b) Other than amendments adopted pursuant to Section 11.7(a), this Agreement may be amended only in accordance with Section 5.6(h).
     (c) No amendment may be made pursuant to this Section 11.7 or otherwise which is not expressly permitted hereby which would adversely affect the rights of any Member without the consent of that Member.
     11.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which taken together shall constitute a single document. Execution of this Agreement may be by facsimile signatures with originals to follow by overnight delivery.
     11.9 No Waiver. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not constitute a waiver of such Member’s right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.
     11.10 Public Statements. The Members shall consult with one another with regard to all publicity and other releases concerning this Agreement and, except as required, in the opinion of counsel to such Member, by applicable Law or the applicable rules or regulations of any governmental body or stock exchange, no Member shall issue any publicity or other press release concerning this Agreement without the approval of all Members.

     11.11 Execution in Writing. A facsimile, telex, or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by a Member, shall be treated as an execution in writing for purposes of this Agreement.
     11.12 Representation by Counsel. The parties acknowledge that all communications between the respective parties and their legal counsel relating to the Company prior to the date hereof are subject to attorney-client privilege; and the parties hereto release for themselves and the Company any claim to access to such communications. In addition, all communications between the respective parties and their legal counsel relating to the Company after the date hereof will also be subject to attorney-client privilege and the release contained in the preceding sentence except in the case where the communication relates to a matter where any of the foregoing counsel has been retained to perform services for or on behalf of the Company after the date hereof.
     11.13 Surface Use and Access Agreement. For the avoidance of doubt, no term or provision of this Agreement shall be deemed to have amended, modified, waived or otherwise affected the terms of the Surface Use and Access Agreement between the Tribe and Anadarko (the “SUA”) and, accordingly, all gathering, processing or transportation of third party gas by Anadarko is subject to the terms and limitations of the SUA.
     11.14 Complete Agreement, Interpretation. This Agreement, together with all Exhibits attached hereto, contains the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior understandings between them with respect to said subject matter, and expressly supersedes and replaces, as of the date hereof, the Original Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein. This Agreement is not to be interpreted for or against any Member or the Company, and no Person will be deemed the draftsperson of this Agreement.
[The remainder of this page is intentionally blank]

     IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first above set forth.

ANADARKO UINTAH MIDSTREAM, LLC
By:	/s/ Danny J. Rea
	Name:	Danny J. Rea
	Title:	Vice President
PO Box 173779 Denver, Colorado 80217-3779 Attention: Contract Administration Facsimile No.: (720) 929-3906

UTE ENERGY MIDSTREAM HOLDINGS LLC
By:	/s/ Richard Sherrill
	Name:	Richard Sherrill
	Title:	Vice President
PO Box 789 Fort Duchesne, Utah 84026 Attention: President Facsimile No.: (435) 722-3902

WGR OPERATING, LP By: Western Gas Operating, LLC, its general partner
By:	/s/ Robert G. Gwin
	Name:	Robert G. Gwin
	Title:	President and Chief Executive Officer
PO Box 173779 Denver, Colorado 80217-3779 Attention: Contract Administration Facsimile No.: (720) 929-3906

[Signature Page to Chipeta Processing Limited Liability Company Agreement]

EXHIBIT A
MEMBER INTEREST

MEMBERSHIP INTEREST
Anadarko Uintah Midstream, LLC	24%
Ute Energy Midstream Holdings LLC	25%
WGR Operating, LP	51%

A-1

EXHIBIT B
PLANT DESCRIPTION
The Chipeta Processing Plant is located in the Greater Natural Buttes area of Utah on a 66.9 acre lease. The current Train #1 consisting of a 240 MMSCFD Refrigeration Plant including but not limited to 2 — 300 hp deethanizer overhead compressors tagged C-101 and C-102, a 125 hp Stabilizer Overhead Compressor tagged C-111 and 3 — 1000 hp Refrigerant Compressors tagged C-161, C-162 and C—163 and BTEX Compressors. The facility also includes, Glycol Regeneration Unit, Gas/Gas Exchangers, Chillers, Reboilers, Stabilizers, Exchangers, Coolers, Condensers, Separators, Flash Tanks, Surge tanks, Scrubbers, and filters. The facility includes a Gas receiving and slug catching area including Inlet Gas Separation and Slug liquids storage, NGL, DNG and Condensate Truck Load out facilities and pumps, NGL Storage, DNG/Condensate floating Roof Tanks, Lube Oil Storage, Drain Tanks, EG, ME and HMO Storage Tanks, Propane Storage, Slope Water and Lube Oil Systems, Flare System, Utilities, instrument air header system and compression, and a closed drain system. The plant also includes flanged gas connections to WIC, CIG, a QGM line to NWPL and (later this year) QPC as well as a flanged NGL connection to an Anadarko Uintah Midstream, LLC pipeline.

A-1

EXHIBIT D
ALLOCATIONS AND TAX PROCEDURES
     D.1 Definitions. Capitalized words and phrases used in this Exhibit D have the meaning ascribed to them in the Agreement except as otherwise provided below:
     D.1.1 “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:
          D.1.1(a) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. §§1.704 2(g)(1) and 1.704-2(i)(5); and
          D.1.1(b) Debit to such Capital Account the items described in Treas. Reg. §§1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
     The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treas. Reg. §1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
     D.1.2 “Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:
          D.1.2(a) To each Member’s Capital Account there shall be credited (A) the amount of cash and the Gross Asset Value of any assets contributed by the Member under this Agreement, (B) such Member’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section D.4 or Section D.5 hereof, and (C) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member. The principal amount of a promissory note which is not readily tradable on an established securities market and which is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Treas. Reg. §1.704 1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Treas. Reg. §1.704 1(b)(2)(iv)(d)(2).
          D.1.2(b) To each Member’s Capital Account there shall be debited (A) the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, (B) such Member’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section D.4 or Section D.5 hereof, and (C) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.
          D.1.2(c) In the event all or a portion of a Member’s Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest; and

          D.1.2(d) In determining the amount of any liability for purposes of Section D.1.2(a) and Section D.1.2(b) above, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations.
     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treas. Reg. §1.704 1(b), and shall be interpreted and applied in a manner consistent therewith. In the event the Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or the Members), are computed in order to comply with Treas. Reg. §1.704-1(b), the Members may make such modification, provided that it does not have an adverse effect on the amount or timing of a distribution to any Member pursuant to this Agreement. The Members also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treas. Reg. §1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treas. Reg. §1.704-1(b), provided that, such adjustment may not have an adverse effect on any Member who does not consent to such adjustment.
     D.1.3 “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable Treasury Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future Law.
     D.1.4 “Company Minimum Gain” has the meaning set forth in Treas. Reg. §§1.704-2(b)(2) and 1.704-2(d) for partnership minimum gain.
     D.1.5 “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year, except that (A) with respect to any property the Gross Asset Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the “remedial allocation method” pursuant to Treas. Reg. §1.704-3(d), Depreciation for such taxable year shall be the amount of book basis recovered for such year under the rules prescribed by Treas. Reg. §1.704-3(d), and (B) with respect to any other property, the Gross Asset Value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.
     D.1.6 “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

          D.1.6(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as determined by the Members.
          D.1.6(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking section 7701(g) of the Code into account) as determined by the Members, as of the following times: (A) the acquisition of an additional Interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution, provided that no adjustments shall be made pursuant to this Section D.1.6(b) in connection with the contribution of any Sole Risk Project pursuant to Section 3.2(f) and Section 8.5(d); (B) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an Interest in the Company; (C) the liquidation of the Company within the meaning of Treas. Reg. §1.704-1(b)(2)(ii)(g); and (D) the grant of more than a de minimis interest in the Company in consideration for the provision of services to or for the benefit of the Company by a new or existing Member; provided, however, that adjustments pursuant to clauses (A), (B) and (D) above shall be made only if the Members reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.
          D.1.6(c) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value (taking section 7701(g) of the Code into account) of such asset on the date of distribution.
          D.1.6(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to section 734(b) or section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. §1.704-1(b)(2)(iv)(m), Section D.1.12(f) and Section D.4.6 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section D.1.6(d) to the extent the Members determine that an adjustment pursuant to Section D.1.6(b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section D.1.6(d).
          D.1.6(e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to Sections D.1.6(a), D.1.6(b) or D.1.6(d) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.
     D.1.7 “Member Nonrecourse Debt” has the meaning set forth in Treas. Reg. §1.704-2(b)(4) for partner nonrecourse debt.
     D.1.8 “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. §1.704-2(i)(3).

     D.1.9 “Member Nonrecourse Deductions” has the meaning set forth in Treas. Reg. §§1.704-2(i)(1) and 1.704-2(i)(2) for partner nonrecourse deductions.
     D.1.10 “Nonrecourse Deductions” has the meaning set forth in Treas. Reg. §§1.704-2(b)(1) and 1.704-2(c). The amount of Nonrecourse Deductions for an Fiscal Year shall generally equal the net increase, if any, in the amount of Company Minimum Gain for that Fiscal Year, reduced (but not below zero) by the aggregate distributions during the year of proceeds of Nonrecourse Liabilities that are allocable to an increase in Company Minimum Gain, with such other modifications as provided in Treas. Reg. §1.704-2(c).
     D.1.11 “Nonrecourse Liability” has the meaning set forth in Treas. Reg. §1.704 2(b)(3).
     D.1.12 “Profits” and “Losses” means, for each Fiscal Year, an amount equal to the aggregate (if positive or negative respectively) of the Company’s items of income or loss for federal income tax purposes for such Fiscal Year, determined in accordance with section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication) as to such items:
          D.1.12(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss.
          D.1.12(b) Any expenditures of the Company described in section 705(a)(2)(B) of the Code or treated as section 705(a)(2)(B) of the Code expenditures pursuant to Treas. Reg. §1.704-1(b)(2)(iv)(l), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss.
          D.1.12(c) In the event the Gross Asset Value of any asset is adjusted pursuant to Sections D.1.6(b) or D.1.6(c) of the definition of “Gross Asset Value,” hereof, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses.
          D.1.12(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.
          D.1.12(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of “Depreciation.”

          D.1.12(f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to section 734(b) or section 743(b) of the Code is required pursuant to Treas. Reg. §1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses.
          D.1.12(g) Any items which are specially allocated pursuant to Section D.4 or Section D.5 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section D.4 or Section D.5 hereof shall be determined by applying rules analogous to those set forth in Sections D.1.12(a) through D.1.12(f) above.
     D.1.13 “Regulatory Allocations” has the meaning set forth in Section D.5 hereof.
     D.1.14 “Treasury Regulation” or “Treas. Reg.” means any temporary or final income tax regulation issued by the United States Treasury Department.
     D.2 Profits. After giving effect to the special allocations set forth in Section D.4 and Section D.5 hereof, Profits for any Fiscal Year shall be allocated among the Members in proportion to their respective Membership Interests.
     D.3 Losses. After giving effect to the special allocations set forth in Section D.4 and Section D.5 hereof, Losses for any Fiscal Year shall be allocated as set forth in Section D.3.1 below, subject to the limitation in Section D.3.2 below:
     D.3.1 Losses for any Fiscal Year shall be allocated among the Members in proportion to their respective Membership Interests.
     D.3.2 The Losses allocated pursuant to Section D.3.1 hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section D.3.1, the limitation set forth in this Section D.3.2 shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Treas. Reg. §1.704 1(b)(2)(ii)(d).
     D.4 Special Allocations. The following special allocations shall be made in the following order and priority:
     D.4.1 Minimum Gain Chargeback. Except as otherwise provided in Treas. Reg. §1.704-2(f), notwithstanding any other provision of this Agreement or Exhibit D, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treas. Reg.

§1.704-2 (g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. §§1.704-2(f)(6) and 1.704-2(j)(2). This Section D.4.1 is intended to comply with the minimum gain chargeback requirement in Treas. Reg. §1.704-2(f) and shall be interpreted consistently therewith.
     D.4.2 Member Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Treas. Reg. §1.704-2(i)(4), notwithstanding any other provision of this Agreement or this Exhibit D, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treas. Reg. §1.704 2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treas. Reg. §§1.704 2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. §§1.704-2(i)(4) and 1.704-2(j)(2). This Section D.4.2 is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treas. Reg. §1.704-2(i)(4) and shall be interpreted consistently therewith.
     D.4.3 Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. §§1.704 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section D.4.3 shall be made only if and to the extent that such Member would have an Adjusted Capital Deficit after all other allocations provided for in this Exhibit D have been tentatively made as if this Section D.4.3 were not in this Exhibit D. This Section D.4.3 is intended to comply with the qualified income offset requirement in Treas. Reg. §1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
     D.4.4 Gross Income Allocation. In the event any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section D.4.4 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit all other allocations provided for in this Agreement or this Exhibit D have been made as if Section D.4.3 hereof and this Section D.4.4 were not in this Exhibit D.
     D.4.5 Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in accordance with their respective Membership Interests.
     D.4.6 Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treas. Reg. §1.704-2(i)(1); provided, however, that if more than one Member bears the economic risk of loss for such debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated to and among the Members in the same proportion that they bear the economic risk of loss for such Member Nonrecourse Debt. This Section D.4.6 is intended to comply with the provisions of Treas. Reg. §1.704-2(i) and shall be interpreted consistently therewith.
     D.4.7 Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treas. Reg. §1.704-1(b)(2)(iv)(m)(2) or Treas. Reg. §1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their Membership Interest in effect at the time of such adjustment in the event that Treas. Reg. §1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Treas. Reg. §1.704-1(b)(2)(iv)(m)(4) applies.
     D.4.8 Allocations With Respect to Sole Risk Projects. In the event that, in any Fiscal Year, the Company realizes, or is deemed to realize, a loss from the sale, disposition, or adjustment to the Gross Asset Value of any asset that is part of a Sole Risk Project, such loss shall be specially allocated 100% to the Consenting Members that contributed such Sole Risk Project in proportion to the ratio which such Consenting Members shared the profits derived from such Sole Risk Project prior to its contribution to the Company. In addition, all items of Depreciation attributable to any asset that is part of a Sole Risk Project shall be specially allocated 100% to the Consenting Members that contributed such Sole Risk Project in proportion to the ratio which such Consenting Members shared the profits derived from such Sole Risk Project prior to its contribution to the Company.
     D.5 Curative Allocations. The allocations set forth in Section D.3.2 and Sections D.4.1, D.4.2, D.4.3, D.4.4, D.4.5, D.4.6, and D.4.7 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section D.5. Therefore, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), the Managing Member shall make such offsetting allocations of Company income, gain, loss, or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections D.2 and D.3; provided that no such allocation shall cause a Member to have an Adjusted Capital Account Deficit. In exercising its discretion under this Section D.5, the Managing Member shall take into account future Regulatory Allocations under Section D.4.1 and D.4.2 that although not yet made, are likely to offset other Regulatory Allocations previously made under Section D.4.5 and D.4.6.

     D.6 Other Allocation Rules.
     D.6.1 Profits, Losses or any other items allocable to any period shall be determined on a daily, monthly or other basis, as determined by the Members using any permissible method under section 706 of the Code and the Treasury Regulations thereunder.
     D.6.2 The Members are aware of the income tax consequences of the allocations made in this Agreement and hereby agree to be bound by the provisions of this Agreement in reporting their shares of Company income and loss for income tax purposes.
     D.6.3 Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Treas. Reg. §1.752-3(a)(3), the Members’ interests in Company profits shall be allocated in accordance with their Membership Interests as applicable for a marginal distribution at the end of the relevant Fiscal Year.
     D.6.4 To the extent permitted by Treas. Reg. §1.704-2(h)(3), the Members shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.
     D.7 Tax Allocations; Section 704(c) of the Code.
     D.7.1 In accordance with section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with subparagraph (a) of the definition of “Gross Asset Value”). The Members shall select a method for amortizing or depreciating section 704(c) gain or loss and reverse section 704(c) gain or loss as applicable under Treas. Reg. §1.704-3(c) with respect to each item of contributed property.
     D.7.2 In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section D.1.6(b), subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under section 704(c) of the Code and the Treasury Regulations thereunder.
     D.7.3 Subject to Section D.7.1, any elections or other decisions relating to such allocations shall be made by the Members. Allocations pursuant to this Section D.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.
     D.7.4 Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as the corresponding item of income, gain, loss and deduction was allocated for Capital Account purposes. For purposes of determining the nature (as ordinary or capital) of any Company gain allocated among the Members for Federal income tax purposes pursuant to this Agreement, the portion of such gain required to be recognized as ordinary income pursuant to section 1245 and/or section 1250 of the Code shall be deemed to be allocated among the Members in accordance with Treas. Reg. §§1.1245 1(e)(2) and 1.1250-1(f). Notwithstanding any other provision herein to the contrary, in the event that any deductions that have been allocated to the Members are recaptured, the recaptured amounts will be allocated to the Members that received the deductions.
     D.8 Reliance on Advice of Accountants and Attorneys. The Managing Member, including in its capacity as Tax Matters Partner, will have no liability to the Members or the Company if the Managing Member relies upon the written advice of tax counsel or accountants retained by the Company with respect to all matters (including disputes) relating to computations and determinations required to be made under this Exhibit D or other related provisions of this Agreement.

EXHIBIT F-1
FORM OF STANDARD THIRD-PARTY PROCESSING CONTRACT (KEEP WHOLE)

FORM OF KEEPWHOLE
GAS PROCESSING AGREEMENT
     This Gas Processing Agreement (“Agreement”) is made and entered into this _____ day of ____________, 20 _____, by and between CHIPETA PROCESSING LLC, a Delaware limited liability company (“Processor”), and YYYYY a ___________(“Producer”). Processor and Producer may be referred to individually as “Party,” or collectively as “Parties.”
     Section 1. Scope of Agreement and General Terms and Conditions Producer agrees to deliver Gas and Processor agrees to receive, and redeliver Gas, all in accordance with this Agreement. This Agreement incorporates and is subject to all of the General Terms and Conditions attached hereto, together with any other Exhibits attached hereto.
     Section 2. Effective Date. The date on which the obligations and duties of the Parties shall commence, being the “Effective Date,” shall be _______________, 20___.
     Section 3. Term. This Agreement shall remain in full force and effect for a “Primary Term” of ___(___) years following the Effective Date and shall continue thereafter year to year, until terminated by either Party, upon thirty (30) days written notice to the other Party in advance of the anniversary date of the Primary Term, or of any extension thereof.
     Section 4. Fees and Consideration.
     A. As full consideration for the services hereunder, Producer shall pay Processor the following fee and Processor shall redeliver to Producer Keepwhole Gas, which delivery shall entitle Processor to retain for its own account and benefit all portions of Producer’s Gas not redelivered under (i) below, together with all components thereof which are recovered by Processor in its Facilities:
          i. Subject to the downstream capacity limitations, Processor shall redeliver for disposal by Producer at the Redelivery Point(s) as identified on Exhibit B, Keepwhole Gas with a Thermal Content equal to ___% of the Receipt Point Thermal Content.
          ii. Producer shall pay to Processor a processing fee equal to the Receipt Point Thermal Content multiplied by $________ (“Processing Fee”).
     B. The Processing Fee set forth in Section 4.A.ii. hereunder will be adjusted on an annual basis in proportion to the percentage change, from the preceding calendar year, in the Consumer Price Index — All Urban Consumers (“CPI-U Index”) as published by the U.S. Department of Labor Bureau of Labor Statistics. The foregoing adjustment shall be made January 1, 20___ and each

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January 1st thereafter during the Term of this Agreement. In no event shall an adjustment be made if it will result in a decrease of the Processing Fee from the last effective amount of the Processing Fee. If the CPI-U Index ceases to be published, a comparable alternative index shall be substituted in lieu thereof.
C. The Keepwhole Gas redelivered to Producer pursuant to paragraph 4.A. above, shall be disposed of by Producer in accordance with the provisions of Exhibit C, attached hereto and made a part hereof.
Section 5. Special Provisions.
A. Processor will accept up to a maximum volume of ___MMcf per day of Producer’s Gas to process and/or blend and redeliver at the Redelivery Points in accordance with this Agreement (“Maximum Volume”).
B. If Producer desires to deliver volumes of Gas in excess of the Maximum Volume (“Excess Deliveries”) during any Accounting Period, Producer shall notify Processor of that fact and the volume of Gas Producer desires to deliver during the applicable Accounting Period in excess of the Maximum Amount (“Proposed Excess Deliveries”) at least thirty (30) days prior to the commencement of that Accounting Period. In such event, Processor, in its sole discretion, may elect to accept delivery of all, part or none of the Proposed Excess Deliveries. Proposed Excess Deliveries not accepted for processing by Processor shall be temporarily released from this Agreement.
C. If Producer’s Gas delivered hereunder for two consecutive Accounting Periods is less than                        percent (           %) of the Maximum Volume, then Processor, at its sole discretion, shall have the option to reduce the Maximum Volume to the average daily volume delivered for the three most recent consecutive Accounting Periods.
     Section 6. Notices. All notices, statements, invoices or other communications required or permitted between the Parties shall be in writing and shall be considered as having been given if delivered by mail, courier, hand delivery, or facsimile to the other Party at the designated address or facsimile numbers. Normal operating instructions can be delivered by telephone or other agreed means. Notice of events of Force Majeure may be made by telephone and confirmed in writing within a reasonable time after the telephonic notice. Monthly statements, invoices, payments and other communications shall be deemed delivered when actually received. Either Party may change its address or facsimile and telephone numbers upon written notice to the other Party:

Producer:
YYYYY

Attention:

Telephone Number:
Facsimile Number:

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     Processor:
Chipeta Processing LLC
PO Box 137779
Denver, Colorado 80217-3779
Attention: Contract Administration

Telephone Number: (720) 929-6000
Facsimile Number: (720) 929-3906
     Section 7. Execution. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all or which shall be considered one instrument. Facsimile and PDF signatures shall be treated for all purposes as though they were originals.
[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

YYYYY	Chipeta Processing LLC

By:	By:

Name:	Name:

Title:	Title:

[Signature page to Gas Processing Agreement]

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GENERAL TERMS AND CONDITIONS
Attached to and made a part of that certain
Gas Processing Agreement
between
YYYYY, as “Producer”
and
Chipeta Processing LLC, as “Processor”
Dated:
ARTICLE 1: DEFINITIONS
Accounting Period. The period commencing at 12:01 a.m., Mountain Time, on the first day of a calendar month and ending at 12:01 a.m., Mountain Time, on the first day of the next succeeding month.
Affiliate. As to the Person specified, any person controlling, controlled by or under common control with such Person, with the concept of control meaning the possession, directly or indirectly, of a beneficial or economic ownership of at least 50 percent of another.
Btu. The amount of heat required to raise the temperature of 1 pound of water from 59°F to 60°F.
Chipeta Processing Plant: Processor’s primary Processing Plant for the services provided hereunder located in Section 15, Township 9 South, Range 22 East, Uintah County, Utah.
Cubic Foot. The volume of Gas contained in one Cubic Foot of space at a standard pressure base of 14.73 pounds per square inch absolute (psia) and a standard temperature base of 60° F.
Dedication Area. As shown on Exhibit D, Producer dedicates the lands and leases within the outlined area in Exhibit D.
Facilities. The Gathering System together with the Processing Plant, as applicable.
Force Majeure. Any cause or condition not within the commercially reasonable control of the Party claiming suspension and which by the exercise of commercially reasonable diligence, such Party is unable to prevent or overcome.
Gas. All hydrocarbon and non-hydrocarbon substances produced from gas and/or oil wells in a gaseous state at the Receipt Point.
Gathering System. Gas gathering facilities, from the Receipt Point(s) to the Redelivery Point(s), exclusive of any Processing Plant that may, from time to time, be included in the Facilities.
Gross Heating Value. The number of Btu’s produced by the combustion, on a dry basis and at a constant pressure, of the amount of the Gas which would occupy a volume of 1 Cubic Foot at a temperature of 60°F and at a pressure of 14.73 psia, with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of the Gas and air and when the water formed by combustion is condensed to the liquid state. Hydrogen sulfide shall be deemed to have no heating value.
Indemnifying Party and Indemnified Party. As defined in Article 10, below.

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Interest(s). Any right, title, or interest in lands and the right to produce oil and/or Gas therefrom whether arising from fee ownership, working interest ownership, mineral ownership, deed, lease, assignment, or otherwise, or arising from any pooling, unitization or communitization of any of the foregoing rights; excluding, however, (i) rights of one entity to sell Gas attributable to working interests of other entities and (ii) Gas purchased by Producer from other parties.
Keepwhole Gas. Residue Gas which is redelivered to Producer at the Redelivery Point(s), as required under the terms of this Agreement.
Losses. Any actual loss, cost, expense, liability, damage, demand, suit, sanction, claim, judgment, lien, fine or penalty asserted by a third party unaffiliated with the Party incurring such, and which are incurred by the applicable Indemnified Party on account of injuries (including death) to any person or damage to or destruction of any property, sustained or alleged to have been sustained in connection with or arising out of the matters for which the Indemnifying Party has indemnified the applicable Indemnified Party.
Mcf. 1,000 Cubic Feet.
MMBtu. 1,000,000 Btu’s.
MMcf. 1,000,000 Cubic Feet.
Plant Products. Commercial sulfur, carbon dioxide, nitrogen, helium, argon, other inert gases, ethane, propane, iso-butane, normal butane, iso-pentane, normal pentane, pentanes plus, hexanes plus, any other liquid hydrocarbon product except for a liquefied methane product, or any mixtures thereof, and any incidental methane included in any Plant Products, which are separated, extracted, or condensed from Gas processed in the Facilities.
Plant or Processing Plant. The Chipeta Processing Plant as well as any other plant or third party arrangement that Processor enters into to handle all of Producer’s Gas committed for processing pursuant to this Agreement.
Producer’s Gas. All Gas attributable to Producer’s Interest and other working interest owner Gas that is controlled by Producer.
Receipt Point(s). The inlet flange of the custody transfer meter where Gas is delivered to Processor as designated on Exhibit A.
Receipt Point Thermal Content. The Thermal Content of the Gas delivered to Processor by Producer at the Receipt Point.
Redelivery Point. The point(s) at which Keepwhole Gas is redelivered by Processor to Producer, or to Producer’s designee, or to others entitled thereto, as designated on Exhibit B.
Residue Gas. Gas which is redelivered to Producer at the Redelivery Point(s), as required under the terms of this Agreement.
Taxes. All gross production, severance, conservation, ad valorem and similar or other taxes measured by or based upon production, together with all taxes on the right or privilege of ownership of the Gas, or upon the handling, transmission, compression, processing, treating, conditioning, distribution, sale, delivery or redelivery of the Gas, including all of the foregoing now existing or in the future imposed or promulgated.
Thermal Content. For Gas, the product of the measured volume in Mcf’s multiplied by the Gross Heating Value per

2 of General Terms and Conditions

Mcf, adjusted to the same pressure base and expressed in MMBtu’s; and for a liquid, the product of the measured volume in gallons multiplied by the gross heating value per gallon.
ARTICLE 2: PRODUCER COMMITMENTS
2.1. Producer hereby commits and agrees to deliver at the Receipt Point(s) all Gas attributable to Interests now owned or hereafter acquired by Producer in the Dedication Area, so long as the Interests are not encumbered with a pre-existing commitment.
2.2. Any separation equipment installed by Producer to separate liquid hydrocarbons and free water from the Gas prior to delivery shall be only conventional mechanical type Gas-liquid field separators commonly used in the industry, and except for the foregoing, Producer shall not process the Gas for recovery of liquid or liquefiable hydrocarbons or other products.
2.3. Producer shall keep Processor timely informed with respect to Producer’s volume forecasts with respect to its Interests and shall provide reasonable advance notice to Processor of scheduled adjustments.
2.4. Producer reserves the right to withhold from delivery any Gas (i) that Producer is required to deliver to its lessor(s) under the terms of any leases; or (ii) that Producer reasonably requires for oil and Gas producing operations.
2.5. Producer may form, dissolve and/or participate in units encompassing portions of Producer’s Interests, provided that the exercise of those rights shall not diminish Processor’s rights under this Agreement nor increase Processor’s obligations under this Agreement.
ARTICLE 3: OPERATION OF PROCESSOR’S FACILITIES
3.1. Subject to the other provisions of this Agreement, Processor shall receive into the Facilities all Gas, when tendered in accordance with this Agreement, that Producer commits and agrees to deliver under the provisions of Article 2, above and that meets the otherwise applicable conditions under this Agreement.
3.2 If Gas available from all Receipt Points, including Producer’s and other’s, upstream of any point in the Facilities exceeds the capacity of the Facilities at such point, Processor shall be obligated to receive Gas ratably from all Receipt Points, including Producer’s and other’s, delivering Gas to the Facilities upstream of such point.
3.3. During any period when (i) all or any portion of the Facilities is shut down because of mechanical failure, maintenance or repairs, non-routine operating conditions, or Force Majeure; or (ii) the Gas available for receipt exceeds the capacity of the Facilities; or (iii) Processor determines that the operation of all or any portion of the Facilities will cause injury or harm to persons or property or to the integrity of the Facilities, Processor may request that Producer curtail its Gas or Processor may itself curtail Producer’s Gas on a ratable basis, or if applicable, bypass such Gas around the affected Facilities on a ratable basis.
b. ARTICLE 4: RECEIPT POINTS AND CONDITIONS
4.1. Producer shall deliver Gas to the Receipt Point(s), which shall be located at a location downstream of Producer’s production facilities.
4.2. Producer shall deliver Gas at a reasonably uniform rate of flow, or Producer shall accept and follow a

3 of General Terms and Conditions

schedule for delivery of Producer’s Gas to be established by Processor.
4.3. Producer shall deliver Gas hereunder at a pressure sufficient to enter Processor’s Facilities at the prevailing pressures.
ARTICLE 5: GAS QUALITY
5.1. Gas delivered by Producer to the Receipt Point(s) shall:
a. be commercially free from dust, gum, gum-forming constituents, liquid hydrocarbons, free water, diluent, and other liquids and solids;
b. contain not more than 10 parts per million by volume of oxygen, and Producer shall make every effort to keep Gas free from oxygen;
c. contain not more than 1/4 grain(s) of hydrogen sulfide per 100 Cubic Feet of Gas;
d. contain not more than one grain(s) of total sulfur, including, but not limited to, sulfur in hydrogen sulfide and mercaptans, per 100 Cubic Feet of Gas;
e. contain not more than 3% by volume total inerts, including but not limited to nitrogen and carbon dioxide;
f. contains not more than 2% by volume carbon dioxide;
g. Shall not contain water vapor in excess of 5 pounds per million cubic feet of Gas;
h. have a temperature not greater than 120°F, nor less than 40oF;
i. not contain measurable quantities of mercury;
j. have a Gross Heating Value of not less than 1060 BTU per Cubic Foot;
k. Except for hydrocarbon content, shall not exceed any of the specifications of the downstream pipelines at the Redelivery Points as they may exist from time to time.
l. not contain other objectionable substances, including, but not limited to, polychlorinated biphenyls, which may be injuries to pipelines, people, property, or the environment which may interfere with its transportation or makes the Gas unmarketable or unacceptable at any Redelivery Point.
m. Notwithstanding the above, unless otherwise agreed by Processor in writing, Processor shall not be required to receive Gas at any Receipt Point which is of quality inferior to that required by a Producer or a third party at any Redelivery Point. Processor shall not be liable to any party for any damages, direct, indirect, consequential or otherwise, incurred as a result of Processor’s refusal to receive Gas as a result of this provision.
5.2. If Gas tendered by Producer should fail to meet any one or more of the above specifications from time to time, then:
a. Processor may take receipt of the non-conforming Gas, and that receipt shall not be construed as a waiver or change of standards for future Gas volumes; or
b. Processor may, at its sole discretion, cease receiving the non-conforming Gas from Producer, and shall notify Producer that it has, or will, cease receiving the non-conforming Gas; or
c. if the Gas as delivered contains contaminants not in conformance with the specifications in Section 5.1, then Producer shall be responsible for, and shall reimburse Processor for all actual expenses, damages and costs resulting therefrom.

4 of General Terms and Conditions

ARTICLE 6: MEASUREMENT EQUIPMENT AND PROCEDURES
6.1. All Gas measurements required hereunder shall be made with equipment of standard make to be furnished, installed, operated, and maintained by Processor in accordance with the recommendations set forth in the A.G.A. Gas Measurement Committee Report Number Three-latest edition for orifice meters or the A.G.A. Gas Measurement Committee Report Number Seven-latest edition for turbine meters or industry standards for other meters. Producer may, at its option and expense, install and operate check measuring equipment upstream of the measuring equipment to check the measuring equipment, provided that the installation of the check measuring equipment in no way interferes with the operation of the measuring equipment.
6.2. All Gas volume measurements shall be based on an assumed atmospheric pressure of 11.7 psia, regardless of actual atmospheric pressure at which the Gas is measured. The factors used in computing Gas volumes from orifice meter measurements shall be the latest factors published by the AGA. These factors shall include:
a. a basic orifice factor;
b. a pressure base factor based on a pressure base of 14.73 psia;
c. a temperature base factor based on a temperature base of 60oF;
d. a flowing temperature factor, based on the flowing temperature as measured by an industry accepted recording device, if, at Processor’s option, a recording device has been installed, otherwise the temperature shall be assumed to be 60oF;
e. a super compressibility factor, obtained from the latest AGA Manual for the Determination of Super Compressibility Factors for Natural Gas (AGA 8); and
f. a specific gravity factor, based on the specific gravity of the Gas as determined under the provisions set forth below.
6.3. Processor shall test the accuracy of its measuring equipment at least semi-annually if the average production delivered to the particular measuring equipment during the previous 6 Accounting Periods exceeds 100 Mcf per day. If the average production is less than or equal to 100 Mcf per day, Processor shall test the accuracy of its measuring equipment annually. Additional test(s) shall be promptly performed upon notification by either Party to the other. If any additional test requested by Producer indicates that no inaccuracy of more than 2% exists, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then Producer shall reimburse Processor for all its direct costs in connection with that additional test within 15 days following receipt of a detailed invoice and supporting documentation setting forth those costs.
6.4. If, upon test, any measuring equipment is found to be in error by an amount not exceeding 2%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, previous recordings of that equipment shall be considered correct in computing deliveries hereunder. If the measuring equipment shall be found to be in error by an amount exceeding 2%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then any preceding recordings of that equipment since the last preceding test shall be corrected to zero error for any period which is known definitely or agreed upon. If the period is not known

5 of General Terms and Conditions

definitely or agreed upon, the correction shall be for a period extending back one-half of the time elapsed since the last test. In the event a correction is required for previous deliveries, the volumes delivered shall be calculated by the first of the following methods which is feasible: (i) by using the registration of any check meter or meters if installed and accurately registering; or (ii) by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculations; or (iii) by estimating the quantity of delivery by deliveries during periods of similar conditions when the meter was registering accurately.
6.5. The composition and Gross Heating Value of any Gas stream required to be measured shall be determined by Processor semi-annually, or more often if deemed necessary by Processor, using a proportionate to flow sampler located at the point where the measurement equipment is located, by chromatographic analysis, or by some other method mutually acceptable to the Parties. Should Producer request more frequent determinations, the cost of those determinations will be paid by Producer.
6.6. Processor may request Producer to seek any requisite approvals from and notify the appropriate governmental agencies that “Electronic Flow Measurement” (EFM) equipment will be utilized for custody transfer measurement from Producer at the Receipt Point(s) as designated by Processor. If Producer receives the necessary approvals, Processor may, at its option and expense install, operate, and maintain EFM and communication equipment required for data acquisition, at any Receipt Point for which the approvals have been obtained.
6.7. The Gross Heating Value of the Gas shall be corrected for water vapor content in accordance with GPA 181 and 2172. Gas having a water vapor content of greater than seven (7) pounds per MMcf shall be considered fully saturated. Gas having a water vapor content of less than or equal to seven (7) pounds per MMcf shall be considered dry.
6.8. Each Party, at its sole risk and liability, shall have the right to be present for any installing, reading, cleaning, changing, repairing, testing, calibrating and/or adjusting of either Party’s measuring equipment.
ARTICLE 7: ALLOCATIONS — INTENTIONALLY OMITTED
ARTICLE 8: PAYMENTS
8.1. Processor shall provide Producer with a statement explaining fully how all consideration due (including deductions) under the terms of this Agreement was determined not later than the last day of the Accounting Period following the Accounting Period for which the consideration is due.
8.2. Any sums due Processor under this Agreement shall be paid no later than 15 days following the date of the statement furnished under 8.1, above. Late payments shall accrue interest at the rate of 1.5% per month until paid. If Producer is more than 10 days late in making any payment or if Processor has reasonable grounds for insecurity regarding the performance of any obligation under this Agreement (whether or not then due) by Producer (including, without limitation, a material change in the creditworthiness of Producer), then in addition to all other rights and remedies of Processor, Processor may (i) sell for Producer’s account Plant Products and Residue Gas otherwise deliverable to Producer pursuant to this Agreement and apply amounts received against Producer’s

6 of General Terms and Conditions

account, (ii) setoff amounts owing by Processor or its Affiliates to Producer pursuant to this Agreement or any other agreement against amounts owing by Producer to Processor pursuant to this Agreement; or (iii) cease receiving Producer’s Gas until Producer’s account is brought current, with interest.
8.3. Either Party, on 30 days prior written notice, shall have the right at its expense, at reasonable times during business hours, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, allocation, measurement, computation, charge, or payment made under or pursuant to this Agreement. The scope of any audit shall be limited to transactions affecting the Gas hereunder within the immediate geographic region of the Facilities, and shall be limited to the 24-month period immediately prior to the month in which the audit is requested. However, no audit may include any time period for which a prior audit hereunder was conducted, and no audit may occur more frequently than once each 12 months. All statements, allocations, measurements, computations, charges, or payments made in any period prior to the 24 month period immediately prior to the month in which the audit is requested, or made in any 24 month period for which the audit is requested but for which a written claim for adjustments is not made within 90 days after the audit is requested shall be conclusively deemed true and correct and shall be final for all purposes. To the extent that the foregoing varies from any applicable statute of limitations, the Parties expressly waive all such other applicable statutes of limitations.
ARTICLE 9: FORCE MAJEURE
9.1. In the event a Party is rendered unable, wholly or in part, by Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make any payments due hereunder, the obligations of that Party, so far as they are affected by Force Majeure, shall be suspended from the inception and during the continuance of the inability, and the cause of the Force Majeure, as far as possible, shall be remedied with commercially reasonable diligence. The Party affected by Force Majeure shall provide the other Party with written notice of the Force Majeure event, with reasonably full detail of the Force Majeure within a reasonable time after the affected Party learns of the occurrence of the Force Majeure event. The settlement of strikes, lockouts, and other labor difficulty shall be entirely within the discretion of the Party having the difficulty and nothing herein shall require the settlement of strikes, lockouts, or other labor difficulty.
ARTICLE 10: LIABILITY AND INDEMNIFICATION
10.1. As among the Parties hereto, Producer and any of its designees shall be in custody, control and possession of the Gas hereunder, including any portion thereof which accumulates as liquids, until that Gas is delivered to the Receipt Point, and after any portion of the Gas is redelivered to Producer at the Redelivery Point.
10.2. As among the Parties hereto, Processor and any of its designees shall be in custody, control and possession of the Gas hereunder, including any portion thereof which accumulates as liquids, after that Gas is delivered at the Receipt Point and until any portion of the Gas is redelivered to Producer at the Redelivery Point.
10.3. Each Party (“Indemnifying Party”) hereby covenants and agrees with the other Party, and its Affiliates, and each of their directors, officers and employees (“Indemnified Parties”), that except to

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the extent caused by the Indemnified Parties’ gross negligence or willful conduct, the Indemnifying Party shall protect, defend, indemnify and hold harmless the Indemnified Parties from, against and in respect of any and all Losses incurred by the Indemnified Parties to the extent those Losses arise from or are related to: (a) the Indemnifying Party’s facilities; or (b) the Indemnifying Party’s possession and control of the Gas.
ARTICLE 11: TITLE
11.1. Producer represents and warrants that it owns, or has the right to commit, all Gas committed under this Agreement and to deliver that Gas to the Receipt Points for the purposes of this Agreement, free and clear of all liens, encumbrances and adverse claims. Producer hereby indemnifies Processor against and holds Processor harmless from any and all Losses arising out of or related to any breach of the foregoing representation and warranty.
11.2. Title to all Gas, including all constituents thereof, shall remain with Producer at all times; provided, however, that title to all Gas retained by Processor and not redelivered to Producer hereunder shall pass to Processor at the Receipt Point.
11.3. Producer retains title to all carbon dioxide removed from Producer’s gas whether removed by Producer or Processor. If Processor removes carbon dioxide from Producer’s gas and Producer has not made arrangements to utilize, market or dispose of such carbon dioxide, Processor shall dispose of Producer’s carbon dioxide by venting unless such venting is prohibited by law, rule or regulation. If Processor is requested by Producer to deliver Producer’s carbon dioxide rather than to vent it, a fee acceptable to Processor shall be negotiated prior to Processor delivering Producer’s carbon dioxide. If venting Producer’s carbon dioxide is ever disallowed for any reason or is deemed to be uneconomic by Processor in Processor’s sole discretion, Producer shall promptly make alternate arrangements to utilize, market or dispose of Producer’s carbon dioxide at Producer’s sole cost and expense and shall reimburse Processor for any costs incurred by Processor in delivering or disposing of Producer’s carbon dioxide. Producer shall release, indemnify and defend Processor from and against any and all damages, claims, actions, expenses, penalties and liabilities, including attorney’s fees, arising from personal injury, death, property damage, environmental damage, pollution or contamination relating to the utilization, marketing or disposal of Producer’s carbon dioxide. This paragraph does not, by itself, obligate Processor to treat Producer’s gas for removal of carbon dioxide.
ARTICLE 12: UNPROFITABLE GAS OR OPERATIONS
12.1. In the event it has become unprofitable for Processor to (A) continue to receive Gas, at any Receipt Point(s), or (B) continue to operate its Facilities, in each case for a period of at least 2 consecutive Accounting Periods and Processor reasonably determines that the unprofitable receipt of Gas or operations of its Facilities will likely continue, Processor shall have the right to give Producer a written notice of unprofitability, which notice shall include sufficient documentation to substantiate the claim of unprofitability.
12.2. If the unprofitable circumstances affect the receipt of Gas at particular Receipt Points, the Parties shall then attempt in good faith to negotiate mutually acceptable terms to provide for

8 of General Terms and Conditions

continued delivery of Gas at the affected Receipt Point(s). If the Parties cannot agree on those terms within 30 days following the notice of unprofitability, then either Party may terminate this Agreement as to, and only as to, the affected Receipt Point(s).
12.3 If the unprofitable circumstances affect the operation of the Facilities, Processor may terminate this Agreement upon the expiration of 30 days following the written notice of unprofitable operations.
12.4 Additional Processing Fee in the Event of Uneconomic Circumstances. If during any Accounting Period the total dollar value of all Plant Products processed from Producer’s Gas received at the Receipt Points during the applicable Accounting Period (“Producer Attributable Plant Products”) does not exceed the dollar value of the Residue Gas attributable to Producer’s Gas received during the same Accounting Period (“Producer Attributable Residue Gas”), when both are expressed on an MMBtu basis, then in addition to any other fee or charge owed hereunder, an additional fee shall be charged by Processor and paid by Producer (the “Additional Processing Fee”). The Additional Processing Fee shall be calculated as follows: Producer’s Attributable Residue Gas less Producer’s Attributable Plant Products plus $_____ per MMBtu, where: (i) the value of Producer’s Attributable Residue Gas shall be the average of the daily price for Colorado Interstate Gas Co. as published in Platts Gas Daily Daily Price Survey; (ii) the value of Producer’s Attributable Plant Products, excluding ethane, shall be the daily average of the OPIS Mont Belvieu Non-TET spot gas liquid prices by component, less Processor’s applicable transportation and fractionation fees for the applicable Accounting Period; and (iii) the value of the ethane component of Producer Attributable Plant Products shall be the daily average of the OPIS Purity Ethane spot gas liquid price. Processor shall provide Producer with written notice (the “Uneconomic Circumstances Notice”) detailing the uneconomic processing circumstances within 10 days following any Accounting Period where such occurs. The Additional Processing Fee shall be charged by Processor and payable by Producer on all MMBtu’s of Producer’s Gas delivered during the Accounting Period following the Accounting Period for which the Uneconomic Processing Notice was delivered and shall continue to be owing thereafter until the uneconomic processing circumstances cease to exist for one full Accounting Period.
ARTICLE 13: ROYALTY AND TAXES
13.1. Producer shall have the sole and exclusive obligation and liability for the payment of all persons due any proceeds derived from the Gas delivered under this Agreement, including royalties, overriding royalties, and similar interests, in accordance with the provisions of the leases or agreements creating those rights to proceeds. In no event will Processor have any obligation to those persons due any of those proceeds of production attributable to the Gas under this Agreement.
13.2. Producer shall pay and be responsible for all Taxes levied against or with respect to Gas delivered or services provided under this Agreement which apply to the Gas prior to delivery of the Gas to Processor. Processor shall under no circumstances become liable for those Taxes, unless designated to remit those Taxes on behalf of Producer by any duly constituted jurisdictional agency having authority to impose such obligations on Processor, in which event the amount of

9 of General Terms and Conditions

those Taxes remitted on Producer’s behalf shall (a) be reimbursed by Producer upon receipt of invoice, with corresponding documentation from Processor setting forth such payments, or (b) deducted from amounts otherwise due Producer under this Agreement.
13.3 Producer hereby agrees to defend and indemnify and hold Processor harmless from and against any and all Losses, arising from the payments made by Producer in accordance with Sections 13.1 and 13.2, above, including, without limitation, Losses arising from claims for the nonpayment, mispayment, or wrongful calculation of those payments.
ARTICLE 14: RIGHTS-OF-WAY
INTENTIONALLY OMITTED
ARTICLE 15: MISCELLANEOUS
15.1. The failure of any Party hereto to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times.
15.2. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado without regard to choice of law principles. This Agreement shall (except for the covenants running with the land set forth above) further be construed in accordance with the Uniform Commercial Code as from time to time in effect in that State; provided, if any provisions of this Agreement contradict, vary or are inconsistent with the applicable provisions of the Uniform Commercial Code or other applicable law, then, to the extent permitted by law, the applicable provisions of this Agreement shall constitute a waiver of the those provisions of the Uniform Commercial Code or other applicable law.
15.3. This Agreement shall extend to and inure to the benefit of and be binding upon the Parties, and their respective successors and assigns, including any assigns of Producer’s Interests covered by this Agreement. No assignment of this Agreement shall be binding on either of the Parties until the first day of the Accounting Period following the date a certified copy of the instrument evidencing that sale, transfer, assignment or conveyance has been delivered to the other Party. Further, if Producer is the assigning or transferring Party, Producer shall notify its assignee of the existence of this Agreement and obtain the ratification required above, prior to such assignment. No assignment by either Party shall relieve that Party of its continuing obligations and duties hereunder without the express consent of the other Party.
15.4. The Parties agree to keep the terms of this Agreement confidential and not disclose the same to any other persons, firms or entities without the prior written consent of the other Party; provided, the foregoing shall not apply to disclosures compelled by law or court order; or to disclosures to a Party’s financial advisors, consultants, attorneys, banks, institutional investors and prospective purchasers of property provided those persons, firms or entities likewise agree to keep this Agreement confidential.
15.5. In the event any published price index referred to in this Agreement ceases to be published, the Parties shall mutually agree to an alternative published price index representative of the published price index referred to in this Agreement.

10 of General Terms and Conditions

15.6. Any change, modification or alteration of this Agreement shall be in writing, signed by the Parties; and, no course of dealing between the Parties shall be construed to alter the terms of this Agreement.
15.7 This Agreement, including all exhibits and appendices, contains the entire agreement between the Parties with respect to the subject matter hereof, and there are no oral or other promises, agreements, warranties, obligations, assurances, or conditions precedent, affecting it.
15.8. NO BREACH OF THIS AGREEMENT OR CLAIM FOR LOSSES UNDER ANY INDEMNITY OBLIGATION CONTAINED IN THIS AGREEMENT SHALL CAUSE ANY PARTY TO BE LIABLE FOR, NOR SHALL LOSSES INCLUDE, ANY DAMAGES OTHER THAN ACTUAL AND DIRECT DAMAGES, AND EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO CLAIM ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES.

11 of General Terms and Conditions

LIST OF EXHIBITS

EXHIBIT A	RECEIPT POINTS

EXHIBIT B	REDELIVERY POINTS

EXHIBIT C	NOMINATION AND BALANCING PROCEDURES

EXHIBIT D	DEDICATION AREA

F-1-1

EXHIBIT A
Attached to and Made a Part of that Certain
Gas Processing Agreement
between
YYYYY, as “Producer”
and
Chipeta Processing LLC, as “Processor”
Dated:
RECEIPT POINTS

Receipt Points	Meter Number	Section, Township, Range

Sec. — T S — R E

F-1-2

EXHIBIT B
Attached to and made a part of that certain
Gas Processing Agreement
between
YYYYY, as “Producer”
and
Chipeta Processing LLC, as “Processor”
Dated:
REDELIVERY POINTS
Point of interconnect with the mainline of Colorado Interstate Gas Company (CIG).
Point of interconnect with the mainline of Wyoming Interstate Company (WIC) Kanda Lateral.
Point of interconnect with the mainline of Questar Pipeline Company.
Point of Interconnect with Questar Gas Management

F-1-3

EXHIBIT C
Attached to and made a part of that certain
Gas Processing Agreement
between
YYYYY, as “Producer”
and
Chipeta Processing LLC, as “Processor”
Dated:
NOMINATION AND BALANCING PROCEDURES
1. PRODUCER’S OBLIGATION TO TAKE IN-KIND
     1.1. Producer shall at all times have the obligation for receiving its share of Keepwhole Gas at the Redelivery Point and arranging for the transportation, marketing or further disposition of that Gas on a daily basis.
2. NOMINATION PROCEDURES
     2.1. Pursuant to the terms of this Agreement, the Nomination Procedures detailed in this Exhibit will be utilized to cover all nominations made by Producer in respect of the Facilities. All nominations must be made by either Producer or Producer’s designee. The parties’ objective is to minimize imbalances affecting Gas attributable to its Producer’s and sustain the flow of Gas on the system. Should transporters receiving Producer’s Gas revise their nomination requirements in a manner that conflicts with the nomination procedures herein, the parties agree to negotiate changes to the nomination procedures herein as are reasonably required.
3. MONTHLY SCHEDULING OF GAS
     3.1. By 1:00 p.m. Mountain Time (MT), at least five (5) business days prior to the start of each Accounting Period or initial delivery of Gas, Producer will inform the Gas Control Department (GCD) of the amount of Gas to be delivered by Producer at each Receipt Point and of Producer’s nomination for Gas to be delivered at the Redelivery Point. Such nomination shall be submitted to Processor by facsimile or by electronic mail in a form available upon request from Processor. Incomplete nominations will not be accepted.
     3.2. By 1:00 p.m. MT, four (4) business days prior to the start of each Accounting Period or initial delivery of Gas, Processor will notify Producer if the nomination from Producer specified above is different from the volume that Processor will confirm at the Redelivery Point on behalf of Producer. Processor will use its best efforts to work closely with Producer to arrive at a confirmed nomination that best estimates Producer’s current production adjusted for relief of existing imbalance, if any. Imbalance adjustments may be limited by the downstream pipeline’s acceptance of such adjustments.
     3.3. If, following the initial nomination, Processor determines, using the best information available, including, but not limited to, measurement charts, electronically

F-1-4

transmitted data from EFM’s, and pipeline confirmations, that Producer should adjust its nominations, then Processor will not be required to confirm any nomination that is greater or less than Processor’s estimate of Producer’s Gas availability, and Processor will notify Producer and Producer will be required to adjust nominations in accordance with Processor’s request. Failure by Producer to adjust said nominations may result in Processor reducing Producer’s nominations with the downstream pipeline or a shut-in of Producer’s wells in order to balance Gas flow with nominations. Both parties will use their best efforts to keep Producer’s Gas position in balance while maintaining Gas flow, including without limitation, such periodic reporting of relevant data as may be required to timely adjust nominations.
4. DAILY SCHEDULING OF GAS
     4.1. Daily nomination changes must be conveyed by facsimile or electronic mail to the GCD on a completed Nomination Request Form, or such other form acceptable to Processor, by 9:30 a.m. MT on the business day prior to the effective date of that nomination.
     4.2. If, following any daily nomination, Processor determines, using the best information available, including, but not limited to, measurement charts, electronically transmitted data from EFM’s, and pipeline confirmations, that Producer should adjust its nomination, then Processor will not be required to confirm any nomination that is greater or less than Processor’s estimate of Producer’s Gas availability, except as may be necessary to correct any imbalance which may be determined to exist at that time, and Processor will notify Producer and Producer will be required to adjust its nomination in accordance with Processor’s request. Both parties will use their best efforts to keep Producer’s Gas position in balance while maintaining Gas flow, including without limitation, such periodic reporting of relevant data as may be required to timely adjust a nomination.
     4.3. Producer will promptly advise Processor when Producer’s market(s) or other dispositions of Producer’s Gas are interrupted or curtailed and Producer shall change its nominations accordingly.
5. BALANCING PROCEDURES
     5.1. Producer will inform Processor of the amount of Gas to be delivered by Producer at each Receipt Point and of Producer’s nomination for Gas to be delivered at the Redelivery Point, in accordance with the nomination procedures described above, as same may be amended from time to time. In the event that Producer does not, on a daily basis, arrange for the sale, transportation and disposition of its Gas at the Redelivery Point, or if Producer nominates for sale Gas volumes in a greater or lesser amount than Producer’s contractual share of the Gas at the Redelivery Point, then a condition of imbalance shall exist. A “Positive Imbalance” is the volume by which Producer’s contractual share of the Gas allocated pursuant to this Agreement in accordance with confirmed wellhead Entitlement Percentages, is in excess of the confirmed nominated pipeline Gas sales volumes disposed of by Producer or Producer’s designee. A “Negative Imbalance” is the volume by which Producer’s contractual share of the Gas allocated pursuant to this Agreement in accordance with confirmed wellhead Entitlement Percentages is less than the confirmed nominated pipeline Gas sales volumes disposed of by Producer or Producer’s designee. Processor and Producer shall work to minimize any imbalance and agree to exchange pertinent information in writing in good faith in an attempt to minimize the imbalance. As soon as practicable Processor shall provide Producer written notice that Producer has a condition of imbalance during any Accounting Period, and Producer shall take immediate corrective action to conform Producer’s nominations to Producer’s physical flows adjusted for relief of existing imbalance, if requested by

F-1-5

Processor. Imbalance adjustments may be limited by the downstream pipeline’s acceptance of such adjustments.
     The “Entitlement Percentages” are the percentages of the Receipt Point Thermal Content that the eligible Producers for a given Receipt Point are entitled to deliver from that Receipt Point, as determined by the operator of the well delivering to the Receipt Point. The sum of the Entitlement Percentages for all eligible Producers for any Receipt Point shall equal 100%. For purposes of this provision, eligible Producers shall mean Producers who have an agreement with Processor for delivery of Gas at the Receipt Point.
     5.2. In the event a Positive Imbalance exists at any time during any Accounting Period which is not reasonably within the control of Processor (provided, in no event will Processor have any obligation to secure markets for Producer’s Gas in order to eliminate or reduce an imbalance), and that is greater than 5% of Producer’s current nomination for that Accounting Period, at any time during the Accounting Period and after 2 days notice and opportunity for Producer to correct same, Processor, at its sole discretion may sell Producers Positive Imbalance at a price commensurate with prices generally available at the time of the sale, and remit the proceeds, if any, to Producer, less any transportation, compression, or storage charges assessed Processor, and less a $.10/MMBtu marketing fee paid by Producer to Processor.
     5.3. Processor shall have the option to “cash out” any Positive Imbalance or Negative Imbalance existing at the end of any Accounting Period and adjust the imbalance to zero. If Processor elects to exercise such option, Processor will purchase from Producer the Positive Imbalance, and Processor will sell to Producer the Negative Imbalance, for an equivalent price and terms as contained in any of the Processing Plant’s then existing balancing agreements with downstream Gas transporters.
     5.4. Processor shall invoice Producer for Producer’s proportional share of any or all imbalance or variance penalties, which are caused in total or in part by Producer or Producer’s designee that may be imposed or levied by the residue pipelines at the Redelivery Point.
     5.5. Should transporters receiving Producer’s Gas revise their balancing requirements in a manner that conflicts with the balancing provisions herein, or results in an economic disadvantage to Processor, the parties agree to negotiate changes to the balancing procedures herein as are reasonably required to eliminate the conflict or alleviate the economic disadvantage.
6. AUTHORIZATION FOR WELLHEAD TURN-ONS
     6.1. Producer must request and receive authorization from the GCD prior to new wells being turned on by Producer to produce into the system. Producer, or its designee, shall provide the GCD an entitlement percentage (working interests and other controlled interests) for each new well at least two (2) business days prior to the turn-on date. Authorization for each well will be provided by the GCD, by facsimile or telephone as agreed upon by the GCD and Producer.
     6.2. The entitlement percentage provided by Producer, or its designee, shall remain in effect for the entire Accounting Period. Any changes to the entitlement percentage must be received by Processor in writing at least 10 business days prior to the start date of the next Accounting Period.

F-1-6

7. COMMUNICATION WITH GAS CONTROL DEPARTMENT
7.1.	Communication with the GCD should be directed as follows:
Anadarko Uintah Midstream, LLC
Attention: Gas Control Department
PO Box 173779
Denver, Colorado 80217-3778
Telephone: (720) 929-6070
8:00 a.m. to 5:00 p.m. MT
Facsimile: (720) 929-7070

F-1-7

EXHIBIT D
Attached to and Made a Part of that Certain
Gas Processing Agreement
between
YYYYY, as “Producer”
and
Chipeta Processing LLC, as “Processor”
Dated:
DEDICATION AREA

F-1-8

EXHIBIT F-2
FORM OF STANDARD THIRD-PARTY PROCESSING CONTRACT
(PROCESSING FEE/POP)
FORM OF
GAS PROCESSING AGREEMENT
(PROCESSING FEE/POP)
     This Gas Processing Agreement (“Agreement”) is made and entered into this                      day of                                          , 20                    , by and between CHIPETA PROCESSING LLC, a Delaware limited liability company (“Processor”), and                                          , a                                          (“Producer”). Processor and Producer may be referred to individually as “Party,” or collectively as “Parties.”
     Section 1. Scope of Agreement and General Terms and Conditions. Producer agrees to deliver Gas and Processor agrees to receive, process and redeliver Gas, all in accordance with this Agreement. This Agreement incorporates and is subject to all of the General Terms and Conditions attached hereto, together with any other Exhibits attached hereto. Processor shall have the exclusive right to receive into its Processing Facilities all Gas owned or controlled by Producer within the Dedication Area described on Exhibit A subject to the conditions contained in this Agreement and in the General Terms and Conditions.
     Section 2. Effective Date. The date on which the obligations and duties of the Parties shall commence, being the “Effective Date,” shall be                                          .
     Section 3. Term. This Agreement shall remain in full force and effect for a “Primary Term” of ___(___) years following the Effective Date, and shall continue thereafter year to year, until terminated by either Party, upon thirty (30) days written notice to the other Party in advance of the anniversary date of the Primary Term, or of any extension thereof. The Primary Term shall be equal to the Phase I Term plus the Phase II Term as defined below:
     A. The Phase I Term shall commence on the Effective Date and continue through the first day of the Accounting Period following Processor’s written notice to Producer that Processor’s Train III processing facility is in-service (“Operational Notice Date”).
     B. The Phase II Term commences on the first day of the Accounting Period following receipt of the Operational Notice Date from Processor to Producer that Processor’s Train III facilities are operational and that Phase II service has commenced and continues through the expiration of the Primary Term or any extension thereof.
     Section 4. Fees and Consideration.
     A. Phase I Term — Fees and Consideration.
     1. During the Phase I Term, as full consideration for the Gas delivered hereunder, Producer shall pay the applicable fees specified below and Processor shall pay and/or redeliver to Producer the following in accordance with the terms listed below, which payment and/or redelivery shall entitle Processor to own and retain for its own account and benefit all portions of Producer’s Gas not

1

redelivered hereunder, including all Plant Products, together with all components thereof which are recovered by Processor in its Plant.
     2. Processing Settlement Terms.
     i. Producer shall pay Processor a processing fee equal to the Receipt Point Thermal Content multiplied by $___ (the “Phase One Processing Fee”).
     ii. Processor shall pay Producer a sum equal to ___% of the “Net Sales Price” for each gallon of Producer’s allocated Plant Products.
     iii. The “Net Sales Price” of each component of individual Plant Products allocated to Producer’s Gas will be the monthly average of the daily OPIS Mont Belvieu Non-TET spot Gas liquid prices by component for the total volume of each individual Plant Product sold at the Processing Plant during the relevant Accounting Period, less Processor’s applicable transportation, which shall include a $___ per gallon fee for transportation from the Chipeta Plant to the MAPL pipeline, fractionation, tank car rentals, Taxes (excluding income taxes) and similar marketing costs and expenses as incurred to determine a net price (FOB the Plant) for such sale. For the ethane component of the foregoing price calculation, the applicable spot price will be the OPIS Purity Ethane price.
     iv. The total quantity of each Plant Product attributable to Producer’s Gas shall be determined for each Receipt Point by the following formula:
     Quantity of applicable Plant Product = [A * B * C]
     Where:
A = the gallons of the respective Plant Product per Mcf, as determined from the chromatographic analysis specified in paragraph 6.5. of the General Terms and Conditions; and

B = the Net Delivered Volume; and

C = the Fixed Recovery Percentage for the respective Plant Product listed in the following table:

FIXED RECOVERY
PLANT PRODUCT	PERCENTAGE
ethane	—%
propane	—%
iso-butane	—%
normal butane	—%
natural gasoline	—%
     v. For each Receipt Point, the Plant Products Thermal Content shall be the total of (A) the allocated volume of each Plant Product (in gallons), multiplied by (B) the Gross Heating Value per gallon

2

for such Plant Product. The per gallon Gross Heating Value for each Plant Product shall be as published in the Standard Table of Physical Constants of Paraffin Hydrocarbons in GPA Publication 2145-95, “fuel as ideal Gas,” as the same might be revised from time to time.
     vi. Producer’s share of Residue Gas will be equal to the Net Delivered Volume, in MMBtu, minus Processing Plant Fuel, in MMBtu and minus the total quantity of each Plant Product Thermal Content attributable to Producer’s Gas as calculated in paragraph 4.A.2.v. above (“Producer’s Redelivered Residue Gas”).
     vii. Processor shall redeliver at the Redelivery Point(s) ___% of Producer’s Redelivered Residue Gas. Producer’s Redelivered Residue Gas shall be disposed of by Producer in accordance with the provisions of Exhibit C, attached hereto and made a part hereof.
     viii. If, during any Accounting Period, Processor rejects ethane at the Processing Plant, Processor will send written notice to Producer and the following Fixed Recovery Percentages shall replace the Fixed Recovery Percentages listed in 4.A.2.iv. above to calculate the Quantity of applicable Plant Product for the applicable Accounting Period:

FIXED RECOVERY
PLANT PRODUCT	PERCENTAGE
Ethane	—%
Propane	—%
iso-butane	—%
normal butane	—%
natural gasoline	—%
     B. Phase II Term — Fees and Consideration.
     1. During the Phase II Term, as full consideration for the Gas delivered hereunder, Producer shall pay the applicable fees specified below and Processor shall pay and/or redeliver to Producer the following, which payment and/or redelivery shall entitle Processor to own and retain for its own account and benefit all portions of Producer’s Gas not redelivered hereunder, including all Plant Products, together with all components thereof which are recovered by Processor in its Plant.
     2. Processing Settlement Terms.
     i. Producer shall pay Processor a processing fee equal to the Receipt Point Thermal Content multiplied by $___(the “Phase Two Processing Fee”)
     ii. Processor shall pay Producer a sum equal to ___% of the “Net Sales Price” for each gallon of Producer’s allocated Plant Products.

3

     iii. The “Net Sales Price” of each component of individual Plant Products allocated to Producer’s Gas will be the monthly average of the daily OPIS Mont Belvieu Non-TET spot Gas liquid prices by component for the total volume of each individual Plant Product sold at the Processing Plant during the relevant Accounting Period, less Processor’s applicable transportation, which shall include a $  per gallon fee for transportation from the Chipeta Plant to the MAPL pipeline, fractionation, tank car rentals, Taxes (excluding income taxes) and similar marketing costs and expenses as incurred to determine a net price (FOB the Plant) for such sale. For the ethane component of the foregoing price calculation, the applicable spot price will be the OPIS Purity Ethane price.
     iv. The total quantity of each Plant Product attributable to Producer’s Gas shall be determined for each Receipt Point by the following formula:
     Quantity of applicable Plant Product = [A * B * C]
     Where:
A = the gallons of the respective Plant Product per Mcf, as determined from the chromatographic analysis specified in paragraph 6.5. of the General Terms and Conditions; and

B = the Net Delivered Volume; and

C = the Fixed Recovery Percentage for the respective Plant Product listed in the following table:

FIXED RECOVERY
PLANT PRODUCT	PERCENTAGE
Ethane	—%
Propane	—%
iso-butane	—%
normal butane	—%
natural gasoline	—%
     v. For each Receipt Point, the Plant Products Thermal Content shall be the total of (A) the allocated volume of each Plant Product (in gallons), multiplied by (B) the Gross Heating Value per gallon for such Plant Product. The per gallon Gross Heating Value for each Plant Product shall be as published in the Standard Table of Physical Constants of Paraffin Hydrocarbons in GPA Publication 2145-95, “fuel as ideal Gas,” as the same might be revised from time to time.
     vi. Producer’s share of Residue Gas will be equal to the Net Delivered Volume, in MMBtu, minus Processing Plant Fuel, in MMBtu and minus the total quantity of each Plant Product Thermal Content attributable to Producer’s Gas as calculated in paragraph 4.B.2.v. above (“Producer’s Redelivered Residue Gas”).

4

     vii. Processor shall redeliver at the Redelivery Point(s) ___% of Producer’s Redelivered Residue Gas. Producer’s Redelivered Residue Gas shall be disposed of by Producer in accordance with the provisions of Exhibit C, attached hereto and made a part hereof.
     viii. If, during any Accounting Period, Processor rejects ethane at the Processing Plant, Processor will send written notice to Producer and the following Fixed Recovery Percentages shall replace the Fixed Recovery Percentages listed in 4.B.2.iv. above to calculate the Quantity of applicable Plant Product for the applicable Accounting Period:

FIXED RECOVERY
PLANT PRODUCT	PERCENTAGE
ethane	—%
propane	—%
iso-butane	—%
normal butane	—%
natural gasoline	—%
l.
     C. CPI-U Index Adjustment. All Processing Fees hereunder will be adjusted on an annual basis in proportion to the percentage change, from the preceding calendar year, in the Consumer Price Index — All Urban Consumers (“CPI-U Index”) as published by the U.S. Department of Labor Bureau of Labor Statistics. The foregoing adjustment shall be made effective January 1, 20___ and each January 1 thereafter during the Term of this Agreement, and shall reflect the percentage change in the CPI-U Index during the immediately preceding calendar year. In no event will the adjustment result in a decrease of the Processing Fees from the last effective amount of the Processing Fees.
Section 5. Special Provisions.
     A. Plant Processing Capacity Commitment. Processor will provide capacity to receive Producer’s Gas in the Chipeta Processing Plant in accordance with the following schedule:

Contract Year	Contract Year 1	Contract Years 2 -10
Committed Plant Capacity	___Mcf per day	___Mcf per day
     B. If during any consecutive three (3) Accounting Periods Producer’s average daily deliveries are less than the Committed Plant Capacity listed above, Processor shall have the right to reduce the Committed Plant Capacity to equal                                          percent (___%) of Producer’s average daily deliveries for the three consecutive Accounting Periods. Conversely, if at any time Producer’s production grows to the extent that Producer requires additional Committed Plant Capacity, Producer shall notify Processor of its capacity requirements and Processor shall either agree to increase Committed Plant Capacity accordingly or temporarily release Producer’s Gas and allow Producer (at Producer’s sole cost and expense)

5

to arrange alternate processing services for the volumes in excess of the Committed Plant Capacity that Processor is unable to process.
     C. Producer shall be obligated to meet certain minimum performance requirements. Producer agrees to deliver to Processor all Gas produced from the Dedication Area. The following procedures shall be established to facilitate the process:
1. “Contract Year” means twelve (12) consecutive Accounting Periods with the first Contract Year commencing on the Effective Date.
2. “Deficiency Payment” means an amount of money equal to the appropriate Processing Fee in effect at the end of the Contract Year multiplied by the applicable “Deficiency Volume.”
3. “Deficiency Volume” shall be defined as the difference between the MVC during any Contract Year and the sum of the total volume of Gas delivered during that same Contract Year.
4 “Minimum Volume Commitment” or “MVC” shall be ___ for the first Contract Year and ___MMBtu for each Contract Year from Contract Years 2 through 10.
5. If Producer incurs a Deficiency Volume during any Contract Year, then Producer agrees to pay Processor a corresponding Deficiency Payment as determined as determined by multiplying the Processing Fee then in effect times the Deficiency Volume. The Deficiency Payment shall be due within thirty (30) days from the receipt of invoice by Producer.
     Section 6. Notices. All notices, statements, invoices or other communications required or permitted between the Parties shall be in writing and shall be considered as having been given if delivered by mail, courier, hand delivery, or facsimile to the other Party at the designated address or facsimile numbers. Normal operating instructions can be delivered by telephone or other agreed means. Notice of events of Force Majeure may be made by telephone and confirmed in writing within a reasonable time after the telephonic notice. Monthly statements, invoices, payments and other communications shall be deemed delivered when actually received. Either Party may change its address or facsimile and telephone numbers upon written notice to the other Party:
     Producer:
Address:
YYYYY
_________________
_______________
Attention: [________________]
Telephone Number:
Facsimile Number:
     Processor:
Address:
Chipeta Processing LLC
PO Box 137779
Denver, Colorado 80217-3779
Attention: Contract Administration
Telephone Number: (720) 929-6000
Facsimile Number: (720) 929-3906

6

     Section 7. Execution. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one instrument. Facsimile, PDF and other similar signatures shall be treated for all purposes as if they are originals.
[Signature page follows]
IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

YYYYY	CHIPETA PROCESSING LLC

By:	By:

Name:	Name:

Title:	Title:

[Signature page to Gas Processing Agreement]

7

GENERAL TERMS AND CONDITIONS
Attached to and made a part of that certain
Gas Processing Agreement
between
YYYYY, as “Producer”
and
Chipeta Processing LLC, as “Processor”
Dated: _____________________
ARTICLE 1: DEFINITIONS
Accounting Period. The period commencing at 8:00 a.m., Mountain Time, on the first day of a calendar month and ending at 8:00 a.m., Mountain Time, on the first day of the next succeeding month.
Affiliate. As to the Person specified, any person controlling, controlled by or under common control with such Person, with the concept of control meaning the possession, directly or indirectly, of a beneficial or economic ownership of at least 50 percent of another.
Btu. The amount of heat required to raise the temperature of 1 pound of water from 59°F to 60°F.
Chipeta Processing Plant: Processor’s primary Processing Plant for the services provided hereunder located in Section 15, Township 9 South, Range 22 East, Uintah County, Utah.
Cubic Foot. The volume of Gas contained in one Cubic Foot of space at a standard pressure base of 14.73 pounds per square inch absolute (psia) and a standard temperature base of 60° F.
Dedication Area. The lands, wells and/or leaseholds described on Exhibit A.
Facilities. The Gathering System together with the Processing Plant, as applicable.
Force Majeure. Any cause or condition not within the commercially reasonable control of the Party claiming suspension and which by the exercise of commercially reasonable diligence, such Party is unable to prevent or overcome.
Gas. All hydrocarbon and non-hydrocarbon substances produced from gas and/or oil wells in a gaseous state at the Receipt Point.
Gathering System. Gas gathering facilities, from the Receipt Point(s) to the Redelivery Point(s), exclusive of any Processing Plant that may, from time to time, be included in the Facilities.
Gross Heating Value. The number of Btu’s produced by the combustion, on a dry basis and at a constant pressure, of the amount of the Gas which would occupy a volume of 1 Cubic Foot at a temperature of 60°F and at a pressure of 14.73 psia, with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of the Gas and air and when the water formed by combustion is condensed to the liquid state. Hydrogen sulfide shall be deemed to have no heating value.
Indemnifying Party and Indemnified Party. As defined in Article 10, below.
1 of General Terms and Conditions

Interest(s). Any right, title, or interest in lands and the right to produce oil and/or Gas therefrom whether arising from fee ownership, working interest ownership, mineral ownership, deed, lease, assignment, or otherwise, or arising from any pooling, unitization or communitization of any of the foregoing rights; excluding, however, (i) rights of one entity to sell Gas attributable to working interests of other entities and (ii) Gas purchased by Producer from other parties.
Losses. Any actual loss, cost, expense, liability, damage, demand, suit, sanction, claim, judgment, lien, fine or penalty asserted by a third party unaffiliated with the Party incurring such, and which are incurred by the applicable Indemnified Party on account of injuries (including death) to any person or damage to or destruction of any property, sustained or alleged to have been sustained in connection with or arising out of the matters for which the Indemnifying Party has indemnified the applicable Indemnified Party.
Mcf. 1,000 Cubic Feet.
MMBtu. 1,000,000 Btu’s.
MMcf. 1,000,000 Cubic Feet.
Net Delivered Volume. The volume allocated to Producer at each Receipt Point.
Plant Products. Commercial sulfur, carbon dioxide, nitrogen, helium, argon, other inert gases, ethane, propane, iso-butane, normal butane, iso-pentane, normal pentane, pentanes plus, hexanes plus, any other liquid hydrocarbon product except for a liquefied methane product, or any mixtures thereof, and any incidental methane included in any Plant Products, which are separated, extracted, or condensed from Gas processed in the Facilities.
Plant or Processing Plant. The Chipeta Processing Plant as well as any other plant or third party arrangement that Processor enters into to handle all of Producer’s Gas committed for processing pursuant to this Agreement.
Processing Plant Fuel. Gas and electricity utilized as fuel in the Processing Plant which shall be fixed at two percent (2%) of the Net Delivered Volume.
Receipt Point(s). The inlet flange of the custody transfer meter where Gas is delivered to Processor as designated on Exhibit A.
Receipt Point Thermal Content. The Thermal Content of the Gas delivered to Processor by Producer at the Receipt Point.
Redelivery Point. The point(s) at which Residue Gas is redelivered by Processor to Producer, or to Producer’s designee, or to others entitled thereto, as designated on Exhibit B.
Residue Gas. Gas which is redelivered to Producer at the Redelivery Point(s), as required under the terms of this Agreement.
Producer’s Gas. All Gas attributable to Producer’s Interest and other working interest owner Gas that is controlled by Producer.
Taxes. All gross production, severance, conservation, ad valorem and similar or other taxes measured by or based upon production, together with all taxes on the right or privilege of ownership of the Gas, or upon the handling, transmission, compression, processing, treating, conditioning, distribution, sale, delivery or redelivery of the Gas, including all of
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the foregoing now existing or in the future imposed or promulgated.
Thermal Content. For Gas, the product of the measured volume in Mcf’s multiplied by the Gross Heating Value per Mcf, adjusted to the same pressure base and expressed in MMBtu’s; and for a liquid, the product of the measured volume in gallons multiplied by the gross heating value per gallon.
ARTICLE 2: PRODUCER COMMITMENTS
2.1. Producer hereby commits and agrees to deliver at the Receipt Point(s) Gas attributable to Interests now owned, controlled or hereafter acquired by Producer in the Dedicated Area.
2.2. Producer shall keep Processor timely informed with respect to Producer’s volume forecasts and shall provide reasonable advance notice to Processor of any scheduled adjustments.
ARTICLE 3: OPERATION OF PROCESSOR’S FACILITIES
3.1. Subject to the other provisions of this Agreement, Processor shall receive into the Facilities all Gas, when tendered in accordance with this Agreement, that Producer commits and agrees to deliver under the provisions of Article 2, above and that meets the otherwise applicable conditions under this Agreement.
3.2 If Gas available from all Receipt Points, including Producer’s and other’s, upstream of any point in the Facilities exceeds the capacity of the Facilities at such point, Processor shall be obligated to receive Gas ratably from all Receipt Points, including Producer’s and other’s, delivering Gas to the Facilities upstream of such point.
3.3. During any period when (i) all or any portion of the Facilities is shut down because of mechanical failure, maintenance or repairs, non-routine operating conditions, or Force Majeure; or (ii) the Gas available for receipt exceeds the capacity of the Facilities; or (iii) Processor determines that the operation of all or any portion of the Facilities will cause injury or harm to persons or property or to the integrity of the Facilities, Processor may request that Producer curtail its Gas or Processor may itself curtail Producer’s Gas on a ratable basis, or if applicable, bypass such Gas around the affected Facilities on a ratable basis.
ARTICLE 4: RECEIPT POINTS AND CONDITIONS
4.1. Producer shall deliver Gas at a reasonably uniform rate of flow, or Producer shall accept and follow a schedule for delivery of Producer’s Gas to be established by Processor.
4.2. Producer shall deliver Gas hereunder at a pressure sufficient to enter Processor’s Facilities at the prevailing pressures.
ARTICLE 5: GAS QUALITY
5.1. Gas delivered by Producer to the Receipt Point(s) shall:
a. be commercially free from dust, gum, gum-forming constituents, liquid hydrocarbons, free water, diluent, and other liquids and solids;
b. contain not more than 10 parts per million by volume of oxygen, and Producer shall make every effort to keep Gas free from oxygen;
c. contain not more than 1/4 grain(s) of hydrogen sulfide per 100 Cubic Feet of Gas;
d. contain not more than one grain(s) of total sulfur, including, but not
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limited to, sulfur in hydrogen sulfide and mercaptans, per 100 Cubic Feet of Gas;
e. contain not more than 3% by volume total inerts, including but not limited to nitrogen and carbon dioxide;
f. contains not more than 2% by volume carbon dioxide;
g. have a temperature not greater than 120°F, nor less than 40oF;
h. not contain measurable quantities of mercury;
i. have a Gross Heating Value of not less than 1060 BTU per Cubic Foot;
j. not exceed any of the specifications of the downstream pipelines at the Redelivery Points as they may exist from time to time.
k. not contain other objectionable substances, including, but not limited to, polychlorinated biphenyls, which may be injurious to pipelines, people, property, or the environment which may interfere with its transportation or makes the Gas unmarketable or unacceptable at any Redelivery Point.
l. Notwithstanding the above, unless otherwise agreed by Processor in writing, Processor shall not be required to receive Gas at any Receipt Point which is of quality inferior to that required by a Producer or a third party at any Redelivery Point. Processor shall not be liable to any party for any damages, direct, indirect, consequential or otherwise, incurred as a result of Processor’s refusal to receive Gas as a result of this provision.
5.2. If Gas tendered by Producer should fail to meet any one or more of the above specifications from time to time, then:
a. Processor may take receipt of the non-conforming Gas, and that receipt shall not be construed as a waiver or change of standards for future Gas volumes; or
b. Processor may, at its sole discretion, cease receiving the non-conforming Gas from Producer, and shall notify Producer that it has, or will, cease receiving the non-conforming Gas; or
c. if the Gas as delivered contains contaminants not in conformance with the specifications in Section 5.1, then Producer shall be responsible for, and shall reimburse Processor for all actual expenses, damages and costs resulting therefrom.
ARTICLE 6: MEASUREMENT EQUIPMENT AND PROCEDURES
6.1. All Gas measurements required hereunder shall be made with equipment of standard make to be furnished, installed, operated, and maintained by Processor in accordance with the recommendations set forth in the A.G.A. Gas Measurement Committee Report Number Three-latest edition for orifice meters or the A.G.A. Gas Measurement Committee Report Number Seven-latest edition for turbine meters or industry standards for other meters. Producer may, at its option and expense, install and operate check measuring equipment upstream of the measuring equipment to check the measuring equipment, provided that the installation of the check measuring equipment in no way interferes with the operation of the measuring equipment.
6.2. All Gas volume measurements shall be based on an assumed atmospheric pressure of 11.7 psia, regardless of actual atmospheric pressure at which the Gas is measured. The factors used in computing Gas volumes from orifice meter measurements shall be the latest factors
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published by the AGA. These factors shall include:
a. a basic orifice factor;
b. a pressure base factor based on a pressure base of 14.73 psia;
c. a temperature base factor based on a temperature base of 60oF;
d. a flowing temperature factor, based on the flowing temperature as measured by an industry accepted recording device, if, at Processor’s option, a recording device has been installed, otherwise the temperature shall be assumed to be 60oF;
e. a super compressibility factor, obtained from the latest AGA Manual for the Determination of Super Compressibility Factors for Natural Gas (AGA 8); and
f. a specific gravity factor, based on the specific gravity of the Gas as determined under the provisions set forth below.
6.3. Processor shall test the accuracy of its measuring equipment at least semi-annually if the average production delivered to the particular measuring equipment during the previous 6 Accounting Periods exceeds 100 Mcf per day. If the average production is less than or equal to 100 Mcf per day, Processor shall test the accuracy of its measuring equipment annually. Additional test(s) shall be promptly performed upon notification by either Party to the other. If any additional test requested by Producer indicates that no inaccuracy of more than 2% exists, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then Producer shall reimburse Processor for all its direct costs in connection with that additional test within 15 days following receipt of a detailed invoice and supporting documentation setting forth those costs.
6.4. If, upon test, any measuring equipment is found to be in error by an amount not exceeding 2%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, previous recordings of that equipment shall be considered correct in computing deliveries hereunder. If the measuring equipment shall be found to be in error by an amount exceeding 2%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then any preceding recordings of that equipment since the last preceding test shall be corrected to zero error for any period which is known definitely or agreed upon. If the period is not known definitely or agreed upon, the correction shall be for a period extending back one-half of the time elapsed since the last test. In the event a correction is required for previous deliveries, the volumes delivered shall be calculated by the first of the following methods which is feasible: (i) by using the registration of any check meter or meters if installed and accurately registering; or (ii) by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculations; or (iii) by estimating the quantity of delivery by deliveries during periods of similar conditions when the meter was registering accurately.
6.5. The composition and Gross Heating Value of any Gas stream required to be measured shall be determined by Processor semi-annually, or more often if deemed necessary by Processor, using a proportionate to flow sampler located at the point where the measurement equipment is located, by chromatographic analysis, or by some other method mutually acceptable to the Parties. Should Producer request more
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frequent determinations, the cost of those determinations will be paid by Producer.
6.6. Processor may request Producer to seek any requisite approvals from and notify the appropriate governmental agencies that “Electronic Flow Measurement” (EFM) equipment will be utilized for custody transfer measurement from Producer at the Receipt Point(s) as designated by Processor. If Producer receives the necessary approvals, Processor may, at its option and expense install, operate, and maintain EFM and communication equipment required for data acquisition, at any Receipt Point for which the approvals have been obtained.
6.7. Each Party, at its sole risk and liability, shall have access at all reasonable hours to all facilities which are related to Gas measurement and sampling. Each Party, at its sole risk and liability, shall have the right to be present for any installing, reading, cleaning, changing, repairing, testing, calibrating and/or adjusting of either Party’s measuring equipment.
ARTICLE 7: ALLOCATIONS — INTENTIONALLY OMITTED
ARTICLE 8: PAYMENTS
8.1. Processor shall provide Producer with a statement explaining fully how all consideration due (including deductions) under the terms of this Agreement was determined not later than the last day of the Accounting Period following the Accounting Period for which the consideration is due.
8.2. Any sums due Processor under this Agreement shall be paid no later than 15 days following the date of the statement furnished under 8.1, above. Late payments shall accrue interest at the rate of 1.5% per month until paid. If Producer is more than 10 days late in making any payment or if Processor has reasonable grounds for insecurity regarding the performance of any obligation under this Agreement (whether or not then due) by Producer (including, without limitation, a material change in the creditworthiness of Producer), then in addition to all other rights and remedies of Processor, Processor may (i) sell for Producer’s account Plant Products and Residue Gas otherwise deliverable to Producer pursuant to this Agreement and apply amounts received against Producer’s account, (ii) setoff amounts owing by Processor or its Affiliates to Producer pursuant to this Agreement or any other agreement against amounts owing by Producer to Processor pursuant to this Agreement; or (iii) cease receiving Producer’s Gas until Producer’s account is brought current, with interest.
8.3. Any sums due Producer under this Agreement shall be paid no later than the last day of the Accounting Period following the Accounting Period for which the payment is due. During any Accounting Period, if Producer owes any amounts to Processor under this Agreement, Processor may deduct those amounts from the amounts otherwise due Producer hereunder before making payment to Producer.
8.4. Either Party, on 30 days prior written notice, shall have the right at its expense, at reasonable times during business hours, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, allocation, measurement, computation, charge, or payment made under or pursuant to this Agreement. The scope of any audit shall be limited to transactions affecting the Gas hereunder within the immediate geographic region of the Facilities, and shall be limited to the 24-month period immediately prior to the month in which
6 of General Terms and Conditions

the audit is requested. However, no audit may include any time period for which a prior audit hereunder was conducted, and no audit may occur more frequently than once each 12 months. All statements, allocations, measurements, computations, charges, or payments made in any period prior to the 24 month period immediately prior to the month in which the audit is requested, or made in any 24 month period for which the audit is requested but for which a written claim for adjustments is not made within 90 days after the audit is requested shall be conclusively deemed true and correct and shall be final for all purposes. To the extent that the foregoing varies from any applicable statute of limitations, the Parties expressly waive all such other applicable statutes of limitations.
ARTICLE 9: FORCE MAJEURE
9.1. In the event a Party is rendered unable, wholly or in part, by Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make any payments due hereunder, the obligations of that Party, so far as they are affected by Force Majeure, shall be suspended from the inception and during the continuance of the inability, and the cause of the Force Majeure, as far as possible, shall be remedied with commercially reasonable diligence. The Party affected by Force Majeure shall provide the other Party with written notice of the Force Majeure event, with reasonably full detail of the Force Majeure within a reasonable time after the affected Party learns of the occurrence of the Force Majeure event. The settlement of strikes, lockouts, and other labor difficulty shall be entirely within the discretion of the Party having the difficulty and nothing herein shall require the settlement of strikes, lockouts, or other labor difficulty.
ARTICLE 10: LIABILITY AND INDEMNIFICATION
10.1. As among the Parties hereto, Producer and any of its designees shall be in custody, control and possession of the Gas hereunder, including any portion thereof which accumulates as liquids, until that Gas is delivered to the Receipt Point, and after any portion of the Gas is redelivered to Producer at the Redelivery Point.
10.2. As among the Parties hereto, Processor and any of its designees shall be in custody, control and possession of the Gas hereunder, including any portion thereof which accumulates as liquids, after that Gas is delivered at the Receipt Point and until any portion of the Gas is redelivered to Producer at the Redelivery Point.
10.3. Each Party (“Indemnifying Party”) hereby covenants and agrees with the other Party, and its Affiliates, and each of their directors, officers and employees (“Indemnified Parties”), that except to the extent caused by the Indemnified Parties’ gross negligence or willful conduct, the Indemnifying Party shall protect, defend, indemnify and hold harmless the Indemnified Parties from, against and in respect of any and all Losses incurred by the Indemnified Parties to the extent those Losses arise from or are related to: (a) the Indemnifying Party’s facilities; or (b) the Indemnifying Party’s possession and control of the Gas.
ARTICLE 11: TITLE
11.1. Producer represents and warrants that it owns, or has the right to commit, all Gas committed under this Agreement and to deliver that Gas to the Receipt Points for the purposes of this Agreement, free and clear of all liens, encumbrances and adverse
7 of General Terms and Conditions

claims. Producer hereby indemnifies Processor against and holds Processor harmless from any and all Losses arising out of or related to any breach of the foregoing representation and warranty.
11.2. Title to all Gas, including all constituents thereof, shall remain with Producer at all times; provided, however, that title to all Gas retained by Processor and not redelivered to Producer hereunder shall pass to Processor at the Receipt Point.
11.3. Producer retains title to all carbon dioxide removed from Producer’s gas whether removed by Producer or Processor. If Processor removes carbon dioxide from Producer’s gas and Producer has not made arrangements to utilize, market or dispose of such carbon dioxide, Processor shall dispose of Producer’s carbon dioxide by venting unless such venting is prohibited by law, rule or regulation. If Processor is requested by Producer to deliver Producer’s carbon dioxide rather than to vent it, a fee acceptable to Processor shall be negotiated prior to Processor delivering Producer’s carbon dioxide. If venting Producer’s carbon dioxide is ever disallowed for any reason or is deemed to be uneconomic by Processor in Processor’s sole discretion, Producer shall promptly make alternate arrangements to utilize, market or dispose of Producer’s carbon dioxide at Producer’s sole cost and expense and shall reimburse Processor for any costs incurred by Processor in delivering or disposing of Producer’s carbon dioxide. Producer shall release, indemnify and defend Processor from and against any and all damages, claims, actions, expenses, penalties and liabilities, including attorney’s fees, arising from personal injury, death, property damage, environmental damage, pollution or contamination relating to the utilization, marketing or disposal of Producer’s carbon dioxide. This paragraph does not, by itself, obligate Processor to treat Producer’s gas for removal of carbon dioxide.
ARTICLE 12: UNPROFITABLE GAS OR OPERATIONS
12.1. In the event it has become unprofitable for Processor to (A) continue to receive Gas, at any Receipt Point(s), or (B) continue to operate its Facilities, in each case for a period of at least 2 consecutive Accounting Periods and Processor reasonably determines that the unprofitable receipt of Gas or operations of its Facilities will likely continue, Processor shall have the right to give Producer a written notice of unprofitability, which notice shall include sufficient documentation to substantiate the claim of unprofitability.
12.2. If the unprofitable circumstances affect the receipt of Gas at particular Receipt Points, the Parties shall then attempt in good faith to negotiate mutually acceptable terms to provide for continued delivery of Gas at the affected Receipt Point(s). If the Parties cannot agree on those terms within 30 days following the notice of unprofitability, then either Party may terminate this Agreement as to, and only as to, the affected Receipt Point(s). If the unprofitable circumstances affect the operation of the Facilities, Processor may terminate this Agreement upon the expiration of 30 days following the written notice of unprofitable operations.
ARTICLE 13: ROYALTY AND TAXES
13.1. Producer shall have the sole and exclusive obligation and liability for the payment of all persons due any proceeds derived from the Gas delivered under this Agreement, including royalties, overriding royalties,
8 of General Terms and Conditions

and similar interests, in accordance with the provisions of the leases or agreements creating those rights to proceeds. In no event will Processor have any obligation to those persons due any of those proceeds of production attributable to the Gas under this Agreement.
13.2. Producer shall pay and be responsible for all Taxes levied against or with respect to Gas delivered or services provided under this Agreement which apply to the Gas prior to delivery of the Gas to Processor. Processor shall under no circumstances become liable for those Taxes, unless designated to remit those Taxes on behalf of Producer by any duly constituted jurisdictional agency having authority to impose such obligations on Processor, in which event the amount of those Taxes remitted on Producer’s behalf shall (a) be reimbursed by Producer upon receipt of invoice, with corresponding documentation from Processor setting forth such payments, or (b) deducted from amounts otherwise due Producer under this Agreement.
13.3. Producer hereby agrees to defend and indemnify and hold Processor harmless from and against any and all Losses, arising from the payments made by Producer in accordance with Sections 13.1 and 13.2, above, including, without limitation, Losses arising from claims for the nonpayment, mispayment, or wrongful calculation of those payments.
ARTICLE 14: RIGHTS-OF-WAY
INTENTIONALLY OMITTED
ARTICLE 15: MISCELLANEOUS
15.1. The failure of any Party hereto to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times.
15.2. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado without regard to choice of law principles. This Agreement shall (except for the covenants running with the land set forth above) further be construed in accordance with the Uniform Commercial Code as from time to time in effect in that State; provided, if any provisions of this Agreement contradict, vary or are inconsistent with the applicable provisions of the Uniform Commercial Code or other applicable law, then, to the extent permitted by law, the applicable provisions of this Agreement shall constitute a waiver of the those provisions of the Uniform Commercial Code or other applicable law.
15.3. This Agreement shall extend to and inure to the benefit of and be binding upon the Parties, and their respective successors and assigns, including any assigns of Producer’s Interests covered by this Agreement. No assignment of this Agreement shall be binding on either of the Parties until the first day of the Accounting Period following the date a certified copy of the instrument evidencing that sale, transfer, assignment or conveyance has been delivered to the other Party. Further, if Producer is the assigning or transferring Party, Producer shall notify its assignee of the existence of this Agreement and obtain the ratification required above, prior to such assignment. No assignment by either Party shall relieve that Party of its continuing obligations and duties hereunder without the express consent of the other Party.
15.4. The Parties agree to keep the terms of this Agreement confidential and
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not disclose the same to any other persons, firms or entities without the prior written consent of the other Party; provided, the foregoing shall not apply to disclosures compelled by law or court order; or to disclosures to a Party’s financial advisors, consultants, attorneys, banks, institutional investors and prospective purchasers of property provided those persons, firms or entities likewise agree to keep this Agreement confidential.
15.5. In the event any published price index referred to in this Agreement ceases to be published, the Parties shall mutually agree to an alternative published price index representative of the published price index referred to in this Agreement.
15.6. Any change, modification, amendment or alteration of this Agreement shall be in writing, signed by the Parties; and, no course of dealing between the Parties shall be construed to alter the terms of this Agreement.
15.7. This Agreement, including all exhibits and appendices, contains the entire agreement between the Parties with respect to the subject matter hereof, and there are no oral or other promises, agreements, warranties, obligations, assurances, or conditions precedent, affecting it.
15.8. NO BREACH OF THIS AGREEMENT OR CLAIM FOR LOSSES UNDER ANY INDEMNITY OBLIGATION CONTAINED IN THIS AGREEMENT SHALL CAUSE ANY PARTY TO BE LIABLE FOR, NOR SHALL LOSSES INCLUDE, ANY DAMAGES OTHER THAN ACTUAL AND DIRECT DAMAGES, AND EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO CLAIM ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, INCIDENTAL SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES.
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LIST OF EXHIBITS

EXHIBIT A	RECEIPT POINTS AND DEDICATION AREA

EXHIBIT B	REDELIVERY POINTS

EXHIBIT C	NOMINATION AND BALANCING PROCEDURES

F-2-1

EXHIBIT A
Attached to and Made a Part of that Certain
Gas Processing Agreement
between
YYYYY, as “Producer”
and
Chipeta Processing LLC, as “Processor”
Dated: ___________________
RECEIPT POINTS

Receipt Points	Meter Number	Section, Township, Range

Sec. ___– T___S — R___E

Uintah County, Utah
DEDICATION AREA

Township	Range	County/State

F-2-2

EXHIBIT B
Attached to and made a part of that certain
Gas Processing Agreement
between
YYYYY, as “Producer”
and
Chipeta Processing LLC, as “Processor”
Dated: ______________________
REDELIVERY POINTS
Point of interconnect with Colorado Interstate Gas Company (CIG).
Point of interconnect with the Wyoming Interstate Company (WIC) Kanda Lateral.
Point of interconnect with Questar Pipeline Company.
Point of interconnect with Questar Gas Management

F-2-3

EXHIBIT C
Attached to and made a part of that certain
Gas Processing Agreement
between
YYYYY, as “Producer”
and
Chipeta Processing LLC, as “Processor”
Dated: _______________
NOMINATION AND BALANCING PROCEDURES
1. PRODUCER’S OBLIGATION TO TAKE IN-KIND
     1.1. Producer shall at all times have the obligation for receiving its share of Residue Gas as applicable at the Redelivery Point(s) and arranging for the transportation, marketing or further disposition of that Gas on a daily basis.
2. NOMINATION PROCEDURES
     2.1. Pursuant to the terms of this Agreement, the Nomination Procedures detailed in this Exhibit will be utilized to cover all nominations made by Producer in respect of the Facilities. All nominations must be made by either Producer or Producer’s designee. The parties’ objective is to minimize imbalances affecting Gas attributable to its Producer’s and sustain the flow of Gas on the system. Should transporters receiving Producer’s Gas revise their nomination requirements in a manner that conflicts with the nomination procedures herein, the Parties agree to negotiate changes to the nomination procedures herein as are reasonably required.
3. MONTHLY SCHEDULING OF GAS
     3.1. By 1:00 p.m. Mountain Time (MT), at least five (5) business days prior to the start of each Accounting Period or initial delivery of Gas, Producer will inform the Gas Control Department (GCD) of the amount of Gas to be delivered by Producer at each Receipt Point and of Producer’s nomination for Gas to be delivered at the Redelivery Point. Such nomination shall be submitted to Processor by facsimile or by electronic mail in a form available upon request from Processor. Incomplete nominations will not be accepted.
     3.2. By 1:00 p.m. MT, four (4) business days prior to the start of each Accounting Period or initial delivery of Gas, Processor will notify Producer if the nomination from Producer specified above is different from the volume that Processor will confirm at the Redelivery Point on behalf of Producer. Processor will use its best efforts to work closely with Producer to arrive at a confirmed nomination that best estimates Producer’s current production adjusted for relief of existing imbalance, if any. Imbalance adjustments may be limited by the downstream pipeline’s acceptance of such adjustments.
     3.3. If, following the initial nomination, Processor determines, using the best information available, including, but not limited to, measurement charts, electronically transmitted data from EFM’s, and pipeline confirmations, that Producer should adjust its nominations, then Processor will not be required to confirm any nomination that is greater or less than Processor’s estimate of Producer’s Gas availability, and Processor will notify Producer

F-2-4

and Producer will be required to adjust nominations in accordance with Processor’s request. Failure by Producer to adjust said nominations may result in Processor reducing Producer’s nominations with the downstream pipeline or a shut-in of Producer’s wells in order to balance Gas flow with nominations. Both Parties will use their best efforts to keep Producer’s Gas position in balance while maintaining Gas flow, including without limitation, such periodic reporting of relevant data as may be required to timely adjust nominations.
4. DAILY SCHEDULING OF GAS
     4.1. Daily nomination changes must be conveyed by facsimile or electronic mail to the GCD on a completed Nomination Request Form, or such other form acceptable to Processor, by 9:30 a.m. MT on the business day prior to the effective date of that nomination.
     4.2. If, following any daily nomination, Processor determines, using the best information available, including, but not limited to, measurement charts, electronically transmitted data from EFM’s, and pipeline confirmations, that Producer should adjust its nomination, then Processor will not be required to confirm any nomination that is greater or less than Processor’s estimate of Producer’s Gas availability, except as may be necessary to correct any imbalance which may be determined to exist at that time, and Processor will notify Producer and Producer will be required to adjust its nomination in accordance with Processor’s request. Both Parties will use their best efforts to keep Producer’s Gas position in balance while maintaining Gas flow, including without limitation, such periodic reporting of relevant data as may be required to timely adjust a nomination.
     4.3. Producer will promptly advise Processor when Producer’s market(s) or other dispositions of Producer’s Gas are interrupted or curtailed and Producer shall change its nominations accordingly.
5. BALANCING PROCEDURES
     5.1. Producer will inform Processor of the amount of Gas to be delivered by Producer at each Receipt Point and of Producer’s nomination for Gas to be delivered at the Redelivery Point, in accordance with the nomination procedures described above, as same may be amended from time to time. In the event that Producer does not, on a daily basis, arrange for the sale, transportation and disposition of its Gas at the Redelivery Point, or if Producer nominates for sale Gas volumes in a greater or lesser amount than Producer’s contractual share of the Gas at the Redelivery Point, then a condition of imbalance shall exist. A “Positive Imbalance” is the volume by which Producer’s contractual share of the Gas allocated pursuant to this Agreement in accordance with confirmed wellhead Entitlement Percentages, is in excess of the confirmed nominated pipeline Gas sales volumes disposed of by Producer or Producer’s designee. A “Negative Imbalance” is the volume by which Producer’s contractual share of the Gas allocated pursuant to this Agreement in accordance with confirmed wellhead Entitlement Percentages is less than the confirmed nominated pipeline Gas sales volumes disposed of by Producer or Producer’s designee. Processor and Producer shall work to minimize any imbalance and agree to exchange pertinent information in writing in good faith in an attempt to minimize the imbalance. As soon as practicable Processor shall provide Producer written notice that Producer has a condition of imbalance during any Accounting Period, and Producer shall take immediate corrective action to conform Producer’s nominations to Producer’s physical flows adjusted for relief of existing imbalance, if requested by Processor. Imbalance adjustments may be limited by the downstream pipeline’s acceptance of such adjustments.

F-2-5

     The “Entitlement Percentages” are the percentages of the Receipt Point Thermal Content that the eligible Producers for a given Receipt Point are entitled to deliver from that Receipt Point, as determined by the operator of the well delivering to the Receipt Point. The sum of the Entitlement Percentages for all eligible Producers for any Receipt Point shall equal 100%. For purposes of this provision, eligible Producers shall mean Producers who have an agreement with Processor for delivery of Gas at the Receipt Point.
     5.2. In the event a Positive Imbalance exists at any time during any Accounting Period which is not reasonably within the control of Processor (provided, in no event will Processor have any obligation to secure markets for Producer’s Gas in order to eliminate or reduce an imbalance), and that is greater than 5% of Producer’s current nomination for that Accounting Period, at any time during the Accounting Period and after two (2) days notice and opportunity for Producer to correct same, Processor, at its sole discretion may sell Producers Positive Imbalance at a price commensurate with prices generally available at the time of the sale, and remit the proceeds, if any, to Producer, less any transportation, compression, or storage charges assessed Processor, and less a $.10/MMBtu marketing fee paid by Producer to Processor.
     5.3. Processor shall have the option to “cash out” any Positive Imbalance or Negative Imbalance existing at the end of any Accounting Period and adjust the imbalance to zero. If Processor elects to exercise such option, Processor will purchase from Producer the Positive Imbalance, and Processor will sell to Producer the Negative Imbalance, for an equivalent price and terms as contained in any of the Processing Plant’s then existing balancing agreements with downstream Gas transporter(s).
     5.4. Processor shall invoice Producer for Producer’s proportional share of any or all imbalance or variance penalties which are caused in total or in part by Producer or Producer’s designee, that may be imposed or levied by the residue pipelines at the Redelivery Point.
     5.5. Should transporters receiving Producer’s Gas revise their balancing requirements in a manner that conflicts with the balancing procedures contained herein or results in an economic disadvantage to Processor, the parties agree to negotiate changes to the balancing procedures herein as are reasonably required to eliminate the conflict or alleviate the economic disadvantage.
6. AUTHORIZATION FOR WELLHEAD TURN ONS -
     6.1. Producer must request and receive authorization from the GCD prior to new wells being turned on by Producer to produce into the system. Producer, or its designee, shall provide the GCD an entitlement percentage (working interests and other controlled interests) for each new well at least two (2) business days prior to the turn-on date. Authorization for each well will be provided by the GCD, by facsimile or telephone as agreed upon by the GCD and Producer.
     6.2. The entitlement percentage provided by Producer, or its designee, shall remain in effect for the entire Accounting Period. Any changes to the entitlement percentage must be received by Processor in writing at least ten (10) business days prior to the start date of the next Accounting Period.

F-2-6

7. COMMUNICATION WITH GAS CONTROL DEPARTMENT
          7.1. Communication with the GCD should be directed as follows:
Anadarko Uintah Midstream, LLC
Attention: Gas Control Department
PO Box 173779
Denver, Colorado 80217-377902
Telephone: (720) 929-6070
8:00 a.m. to 5:00 p.m. MT
Facsimile: (720) 929-7070

F-2-7

EXHIBIT F-3
FORM OF STANDARD THIRD-PARTY PROCESSING CONTRACT (POP)
FORM OF
GAS PROCESSING AGREEMENT
(POP)
     This Gas Processing Agreement (“Agreement”) is made and entered into this ____day of _______________, 20___, by and between CHIPETA PROCESSING LLC, a Delaware limited liability company (“Processor”), and YYYYY a ________________(“Producer”). Processor and Producer may be referred to individually as “Party,” or collectively as “Parties.”
     Section 1. Scope of Agreement and General Terms and Conditions. Producer agrees to deliver Gas and Processor agrees to receive, process and redeliver Gas, all in accordance with this Agreement. This Agreement incorporates and is subject to all of the General Terms and Conditions attached hereto, together with any other Exhibits attached hereto. Processor shall have the exclusive right to receive into its Processing Facilities all Gas owned or controlled by Producer within the Dedication Area described on Exhibit A subject to the conditions contained in this Agreement and in the General Terms and Conditions.
     Section 2. Effective Date. The date on which the obligations and duties of the Parties shall commence, being the “Effective Date,” shall be ___________.
     Section 3. Term. This Agreement shall remain in full force and effect for a “Primary Term” of ___________(___) years following the Effective Date, and shall continue thereafter year to year, until terminated by either Party, upon thirty (30) days written notice to the other Party in advance of the anniversary date of the Primary Term, or of any extension thereof. The Primary Term shall be equal to the Phase I Term plus the Phase II Term as defined below:
     A. The Phase I Term shall commence on the Effective Date and continue through the first day of the Accounting Period following Processor’s written notice to Producer that Processor’s Train III cryogenic processing facility is in-service (“Operational Notice Date”).
     B. The Phase II Term commences on the first day of the Accounting Period following receipt of the Operational Notice Date from Processor to Producer that Processor’s Facilities are operational and that Phase II service has commenced and continues through the expiration of the Primary Term or any extension thereof.
     Section 4. Fees and Consideration.
     A. Phase I Term — Fees and Consideration.
     1. During the Phase I Term, as full consideration for the Gas delivered hereunder, Processor shall pay and/or redeliver to Producer the following in accordance with the terms listed below, and/or redelivery shall entitle Processor to own and retain for its own account and benefit all portions of Producer’s Gas not redelivered hereunder as the processing fee for services

1

hereunder, including all Plant Products, together with all components thereof which are recovered by Processor in its Plant.
     2. Processing Settlement Terms.
          i. Processor shall pay Producer ___% of the “Net Sales Price” for each gallon of Producer’s allocated Plant Products.
          ii. The “Net Sales Price” of each component of individual Plant Products allocated to Producer’s Gas will be the monthly average of the daily OPIS Mont Belvieu Non-TET spot Gas liquid prices by component for the total volume of each individual Plant Product sold at the Processing Plant during the relevant Accounting Period, less Processor’s applicable transportation, which shall include a $  per gallon fee for transportation from the Chipeta Plant to the MAPL pipeline, fractionation, tank car rentals, Taxes (excluding income taxes) and similar marketing costs and expenses as incurred to determine a net price (FOB the Plant) for such sale. For the ethane component of the foregoing price calculation, the applicable spot price will be the OPIS Purity Ethane price.
          iii. The total quantity of each Plant Product attributable to Producer’s Gas shall be determined for each Receipt Point by the following formula:
          Quantity of applicable Plant Product = [A * B * C]
          Where:
A = the gallons of the respective Plant Product per Mcf, as determined from the chromatographic analysis specified in paragraph 6.5. of the General Terms and Conditions; and
B = the Net Delivered Volume; and
C = the Fixed Recovery Percentage for the respective Plant Product listed in the following table:

FIXED RECOVERY
PLANT PRODUCT	PERCENTAGE
ethane	___%
propane	___%
iso-butane	___%
normal butane	___%
natural gasoline	___%
          iv. For each Receipt Point, the Plant Products Thermal Content shall be the total of (A) the allocated volume of each Plant Product (in gallons), multiplied by (B) the Gross Heating Value per gallon for such Plant Product. The per gallon Gross Heating Value for each Plant Product shall be as published in the Standard Table of Physical Constants of Paraffin Hydrocarbons in GPA Publication 2145-95, “fuel as ideal Gas,” as the same might be revised from time to time.

2

          v. Producer’s share of Residue Gas will be equal to the Net Delivered Volume, in MMBtu, minus Processing Plant Fuel, in MMBtu, and minus the total quantity of each Plant Product Thermal Content attributable to Producer’s Gas as calculated in paragraph 4.A.2.iv. above (“Producer’s Redelivered Residue Gas”).
          vi. Processor shall redeliver at the Redelivery Point(s) ___% of Producer’s Redelivered Residue Gas. Producer’s Redelivered Residue Gas shall be disposed of by Producer in accordance with the provisions of Exhibit C, attached hereto and made a part hereof.
          vii. If, during any Accounting Period, Processor rejects ethane at the Processing Plant, Processor will send written notice to Producer and the following Fixed Recovery Percentages shall replace the Fixed Recovery Percentages listed in 4.A.2.b.iii above to calculate the Quantity of applicable Plant Product for the applicable Accounting Period:

FIXED RECOVERY
PLANT PRODUCT	PERCENTAGE
Ethane	___%
Propane	___%
iso-butane	___%
normal butane	___%
natural gasoline	___%
     B. Phase II Term — Fees and Consideration.
     1. During the Phase II Term, as full consideration for the Gas delivered hereunder, Processor shall pay and/or redeliver to Producer the following, which payment and/or redelivery shall entitle Processor to own and retain for its own account and benefit all portions of Producer’s Gas not redelivered hereunder as the processing fee for services hereunder, including all Plant Products, together with all components thereof which are recovered by Processor in its Plant.
     2. Processing Settlement Terms:
          i. Processor shall pay Producer a sum equal to ___% of the “Net Sales Price” for each gallon of Producer’s allocated Plant Products.
          ii. The “Net Sales Price” of each component of individual Plant Products allocated to Producer’s Gas will be the monthly average of the daily OPIS Mont Belvieu Non-TET spot Gas liquid prices by component for the total volume of each individual Plant Product sold at the Processing Plant during the relevant Accounting Period, less Processor’s applicable transportation, which shall include a $___ per gallon fee for transportation from the Chipeta Plant to the MAPL pipeline, fractionation, tank car rentals, Taxes (excluding income taxes) and similar marketing costs and expenses as incurred to determine a net price (FOB the Plant) for such sale. For the ethane component of the foregoing price calculation, the applicable spot price will be the OPIS Purity Ethane price.

3

          iii. The total quantity of each Plant Product attributable to Producer’s Gas shall be determined for each Receipt Point by the following formula:
          Quantity of applicable Plant Product = [A * B * C]
          Where:
A = the gallons of the respective Plant Product per Mcf, as determined from the chromatographic analysis specified in paragraph 6.5. of the General Terms and Conditions; and
B = the Net Delivered Volume; and
C = the Fixed Recovery Percentage for the respective Plant Product listed in the following table:

FIXED RECOVERY
PLANT PRODUCT	PERCENTAGE
Ethane	___%
Propane	___%
iso-butane	___%
normal butane	___%
natural gasoline	___%
          iv. For each Receipt Point, the Plant Products Thermal Content shall be the total of (A) the allocated volume of each Plant Product (in gallons), multiplied by (B) the Gross Heating Value per gallon for such Plant Product. The per gallon Gross Heating Value for each Plant Product shall be as published in the Standard Table of Physical Constants of Paraffin Hydrocarbons in GPA Publication 2145-95, “fuel as ideal Gas,” as the same might be revised from time to time.
          v. Producer’s share of Residue Gas will be equal to the Net Delivered Volume, in MMBtu, minus Processing Plant Fuel, in MMBtu, and minus the total quantity of each Plant Product Thermal Content attributable to Producer’s Gas as calculated in paragraph 4.B.2.iv. above (“Producer’s Redelivered Residue Gas”).
          vi. Processor shall redeliver at the Redelivery Point(s) ___% of Producer’s Redelivered Residue Gas. Producer’s Redelivered Residue Gas shall be disposed of by Producer in accordance with the provisions of Exhibit C, attached hereto and made a part hereof.
          vii. If, during any Accounting Period, Processor rejects ethane at the Processing Plant, Processor will send written notice to Producer and the following Fixed Recovery Percentages shall replace the Fixed Recovery Percentages listed in 4.B.2.iii. above to calculate the Quantity of applicable Plant Product for the applicable Accounting Period:

4

FIXED RECOVERY
PLANT PRODUCT	PERCENTAGE
ethane	___%
propane	___%
iso-butane	___%
normal butane	___%
natural gasoline	___%
     Section 5. Special Provisions.
A. Plant Processing Capacity Commitment. Processor will provide capacity to receive Producer’s Gas in the Chipeta Processing Plant in accordance with the following schedule:

Contract Year	Contract Year 1	Contract Years 2 -10
Committed Plant Capacity	___Mcf per day	___Mcf per day
B. If during any three (3) consecutive Accounting Periods Producer’s average daily deliveries are less than the Committed Plant Capacity listed above, Processor shall have the right to reduce the Committed Plant Capacity to equal ___ percent (___%) of Producer’s average daily deliveries for the three consecutive Accounting Periods. Conversely, if at any time, Producer’s production grows to the extent that Producer requires additional Committed Plant Capacity, Producer shall notify Processor of its capacity requirements and Processor shall either agree to increase Committed Plant Capacity accordingly or temporarily release Producer’s Gas and allow Producer (at Producer’s sole cost and expense) to arrange alternate processing services for the volumes in excess of the Committed Plant Capacity that Processor is unable to process.
     Section 6. Notices. All notices, statements, invoices or other communications required or permitted between the Parties shall be in writing and shall be considered as having been given if delivered by mail, courier, hand delivery, or facsimile to the other Party at the designated address or facsimile numbers. Normal operating instructions can be delivered by telephone or other agreed means. Notice of events of Force Majeure may be made by telephone and confirmed in writing within a reasonable time after the telephonic notice. Monthly statements, invoices, payments and other communications shall be deemed delivered when actually received. Either Party may change its address or facsimile and telephone numbers upon written notice to the other Party:
     Producer:
          Address:
YYYYY

Attention:

Telephone Number: ..

Facsimile Number:

     Processor:
          Address:
Chipeta Processing LLC

5

PO Box 173779
Denver, Colorado 80217-3779
Attention: Contract Administration
Telephone Number: (720) 929-6000
Facsimile Number: (720) 929-3906
     Section 7. Execution. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one instrument. Facsimile, PDF and other similar signatures shall be treated for all purposes as if they are originals
[Signature page follows]

6

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

YYYYY	CHIPETA PROCESSING LLC

By:	By:

Name:	Name:

Title:	Title:

[Signature Page to Gas Processing Agreement]

7

GENERAL TERMS AND CONDITIONS
Attached to and made a part of that certain
Gas Processing Agreement
between
YYYYY, as “Producer”
and
Chipeta Processing LLC, as “Processor”
Dated: ___________________
ARTICLE 1: DEFINITIONS
Accounting Period. The period commencing at 8:00 a.m., Mountain Time, on the first day of a calendar month and ending at 8:00 a.m., Mountain Time, on the first day of the next succeeding month.
Affiliate. As to the Person specified, any person controlling, controlled by or under common control with such Person, with the concept of control meaning the possession, directly or indirectly, of a beneficial or economic ownership of at least 50 percent of another.
Btu. The amount of heat required to raise the temperature of 1 pound of water from 59°F to 60°F.
Chipeta Processing Plant: Processor’s primary Processing Plant for the services provided hereunder located in Section 15, Township 9 South, Range 22 East, Uintah County, Utah.
Cubic Foot. The volume of Gas contained in one Cubic Foot of space at a standard pressure base of 14.73 pounds per square inch absolute (psia) and a standard temperature base of 60° F.
Dedication Area. The lands, wells and/or leaseholds described on Exhibit A.
Facilities. The Gathering System together with the Processing Plant, as applicable.
Force Majeure. Any cause or condition not within the commercially reasonable control of the Party claiming suspension and which by the exercise of commercially reasonable diligence, such Party is unable to prevent or overcome.
Gas. All hydrocarbon and non-hydrocarbon substances produced from gas and/or oil wells in a gaseous state at the Receipt Point.
Gathering System. Gas gathering facilities, from the Receipt Point(s) to the Redelivery Point(s), exclusive of any Processing Plant that may, from time to time, be included in the Facilities.
Gross Heating Value. The number of Btu’s produced by the combustion, on a dry basis and at a constant pressure, of the amount of the Gas which would occupy a volume of 1 Cubic Foot at a temperature of 60°F and at a pressure of 14.73 psia, with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of the Gas and air and when the water formed by combustion is condensed to the liquid state. Hydrogen sulfide shall be deemed to have no heating value.
Indemnifying Party and Indemnified Party. As defined in Article 10, below.
Interest(s). Any right, title, or interest in lands and the right to produce oil and/or Gas therefrom whether arising from fee ownership, working interest ownership, mineral ownership, deed, lease,

1 of General Terms and Conditions

assignment, or otherwise, or arising from any pooling, unitization or communitization of any of the foregoing rights; excluding, however, (i) rights of one entity to sell Gas attributable to working interests of other entities and (ii) Gas purchased by Producer from other parties.
Losses. Any actual loss, cost, expense, liability, damage, demand, suit, sanction, claim, judgment, lien, fine or penalty asserted by a third party unaffiliated with the Party incurring such, and which are incurred by the applicable Indemnified Party on account of injuries (including death) to any person or damage to or destruction of any property, sustained or alleged to have been sustained in connection with or arising out of the matters for which the Indemnifying Party has indemnified the applicable Indemnified Party.
Mcf. 1,000 Cubic Feet.
MMBtu. 1,000,000 Btu’s.
MMcf. 1,000,000 Cubic Feet.
Net Delivered Volume. The volume allocated to Producer at each Receipt Point.
Plant Products. Commercial sulfur, carbon dioxide, nitrogen, helium, argon, other inert gases, ethane, propane, iso-butane, normal butane, iso-pentane, normal pentane, pentanes plus, hexanes plus, any other liquid hydrocarbon product except for a liquefied methane product, or any mixtures thereof, and any incidental methane included in any Plant Products, which are separated, extracted, or condensed from Gas processed in the Facilities.
Plant or Processing Plant. The Chipeta Processing Plant as well as any other plant or third party arrangement that Processor enters into to handle all of Producer’s Gas committed for processing pursuant to this Agreement.
Processing Plant Fuel. Gas and electricity utilized as fuel in the Processing Plant which shall be fixed at two percent (2%) of the Net Delivered Volume.
Receipt Point(s). The inlet flange of the custody transfer meter where Gas is delivered to Processor as designated on Exhibit A.
Receipt Point Thermal Content. The Thermal Content of the Gas delivered to Processor by Producer at the Receipt Point.
Redelivery Point. The point(s) at which Residue Gas is redelivered by Processor to Producer, or to Producer’s designee, or to others entitled thereto, as designated on Exhibit B.
Residue Gas. Gas which is redelivered to Producer at the Redelivery Point(s), as required under the terms of this Agreement.
Producer’s Gas. All Gas attributable to Producer’s Interest and other working interest owner Gas that is controlled by Producer.
Taxes. All gross production, severance, conservation, ad valorem and similar or other taxes measured by or based upon production, together with all taxes on the right or privilege of ownership of the Gas, or upon the handling, transmission, compression, processing, treating, conditioning, distribution, sale, delivery or redelivery of the Gas, including all of the foregoing now existing or in the future imposed or promulgated.
Thermal Content. For Gas, the product of the measured volume in Mcf’s multiplied by the Gross Heating Value per Mcf, adjusted to the same pressure base

2 of General Terms and Conditions

and expressed in MMBtu’s; and for a liquid, the product of the measured volume in gallons multiplied by the gross heating value per gallon.
ARTICLE 2: PRODUCER COMMITMENTS
2.1. Producer hereby commits and agrees to deliver at the Receipt Point(s) all Gas attributable to Interests now owned, controlled or hereafter acquired by Producer in the Dedication Area.
2.2. Producer shall keep Processor timely informed with respect to Producer’s volume forecasts and shall provide reasonable advance notice to Processor of any scheduled adjustments.
ARTICLE 3: OPERATION OF PROCESSOR’S FACILITIES
3.1. Subject to the other provisions of this Agreement, Processor shall receive into the Facilities all Gas, when tendered in accordance with this Agreement, that Producer commits and agrees to deliver under the provisions of Article 2, above and that meets the otherwise applicable conditions under this Agreement.
3.2 If Gas available from all Receipt Points, including Producer’s and other’s, upstream of any point in the Facilities exceeds the capacity of the Facilities at such point, Processor shall be obligated to receive Gas ratably from all Receipt Points, including Producer’s and other’s, delivering Gas to the Facilities upstream of such point.
3.3. During any period when (i) all or any portion of the Facilities is shut down because of mechanical failure, maintenance or repairs, non-routine operating conditions, or Force Majeure; or (ii) the Gas available for receipt exceeds the capacity of the Facilities; or (iii) Processor determines that the operation of all or any portion of the Facilities will cause injury or harm to persons or property or to the integrity of the Facilities, Processor may request that Producer curtail its Gas or Processor may itself curtail Producer’s Gas on a ratable basis, or if applicable, bypass such Gas around the affected Facilities on a ratable basis.
ARTICLE 4: RECEIPT POINTS AND CONDITIONS
4.1. Producer shall deliver Gas at a reasonably uniform rate of flow, or Producer shall accept and follow a schedule for delivery of Producer’s Gas to be established by Processor.
4.2. Producer shall deliver Gas hereunder at a pressure sufficient to enter Processor’s Facilities at the prevailing pressures.
ARTICLE 5: GAS QUALITY
5.1. Gas delivered by Producer to the Receipt Point(s) shall:
a. be commercially free from dust, gum, gum-forming constituents, liquid hydrocarbons, free water, diluent, and other liquids and solids;
b. contain not more than 10 parts per million by volume of oxygen, and Producer shall make every effort to keep Gas free from oxygen;
c. contain not more than 1/4 grain(s) of hydrogen sulfide per 100 Cubic Feet of Gas;
d. contain not more than one grain(s) of total sulfur, including, but not limited to, sulfur in hydrogen sulfide and mercaptans, per 100 Cubic Feet of Gas;
e. contain not more than 3% by volume total inerts, including but not limited to nitrogen and carbon dioxide;

3 of General Terms and Conditions

f. contains not more than 2% by volume carbon dioxide;
g. shall not contain water vapor in excess of 5 pounds per million cubic feet of Gas;
h. have a temperature not greater than 120°F, nor less than 40oF;
i. not contain measurable quantities of mercury;
j. have a Gross Heating Value of not less than 1060 BTU per Cubic Foot;
k. Except for hydrocarbon content, shall not exceed any of the specifications of the downstream pipelines at the Redelivery Points as they may exist from time to time.
l. not contain other objectionable substances, including, but not limited to, polychlorinated biphenyls, which may be injurious to pipelines, people, property, or the environment which may interfere with its transportation or makes the Gas unmarketable or unacceptable at any Redelivery Point.
5.2. Notwithstanding the above, unless otherwise agreed by Processor in writing, Processor shall not be required to receive Gas at any Receipt Point which is of quality inferior to that required by a Producer or a third party at any Redelivery Point. Processor shall not be liable to any party for any damages, direct, indirect, consequential or otherwise, incurred as a result of Processor’s refusal to receive Gas as a result of this provision.
5.3. If Gas tendered by Producer should fail to meet any one or more of the above specifications from time to time, then:
a. Processor may take receipt of the non-conforming Gas, and that receipt shall not be construed as a waiver or change of standards for future Gas volumes; or
b. Processor may, at its sole discretion, cease receiving the non-conforming Gas from Producer, and shall notify Producer that it has, or will, cease receiving the non-conforming Gas; or
c. if the Gas as delivered contains contaminants not in conformance with the specifications in Section 5.1, then Producer shall be responsible for, and shall reimburse Processor for all actual expenses, damages and costs resulting therefrom.
ARTICLE 6: MEASUREMENT EQUIPMENT AND PROCEDURES
6.1. All Gas measurements required hereunder shall be made with equipment of standard make to be furnished, installed, operated, and maintained by Processor in accordance with the recommendations set forth in the A.G.A. Gas Measurement Committee Report Number Three-latest edition for orifice meters or the A.G.A. Gas Measurement Committee Report Number Seven-latest edition for turbine meters or industry standards for other meters. Producer may, at its option and expense, install and operate check measuring equipment upstream of the measuring equipment to check the measuring equipment, provided that the installation of the check measuring equipment in no way interferes with the operation of the measuring equipment.
6.2. All Gas volume measurements shall be based on an assumed atmospheric pressure of 11.7 psia, regardless of actual atmospheric pressure at which the Gas is measured. The factors used in computing Gas volumes from orifice meter measurements shall be the latest factors published by the AGA. These factors shall include:

4 of General Terms and Conditions

a. a basic orifice factor;
b. a pressure base factor based on a pressure base of 14.73 psia;
c. a temperature base factor based on a temperature base of 60oF;
d. a flowing temperature factor, based on the flowing temperature as measured by an industry accepted recording device, if, at Processor’s option, a recording device has been installed, otherwise the temperature shall be assumed to be 60oF;
e. a super compressibility factor, obtained from the latest AGA Manual for the Determination of Super Compressibility Factors for Natural Gas (AGA 8); and
f. a specific gravity factor, based on the specific gravity of the Gas as determined under the provisions set forth below.
6.3. Processor shall test the accuracy of its measuring equipment at least semi-annually if the average production delivered to the particular measuring equipment during the previous 6 Accounting Periods exceeds 100 Mcf per day. If the average production is less than or equal to 100 Mcf per day, Processor shall test the accuracy of its measuring equipment annually. Additional test(s) shall be promptly performed upon notification by either Party to the other. If any additional test requested by Producer indicates that no inaccuracy of more than 2% exists, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then Producer shall reimburse Processor for all its direct costs in connection with that additional test within 15 days following receipt of a detailed invoice and supporting documentation setting forth those costs.
6.4. If, upon test, any measuring equipment is found to be in error by an amount not exceeding 2%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, previous recordings of that equipment shall be considered correct in computing deliveries hereunder. If the measuring equipment shall be found to be in error by an amount exceeding 2%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then any preceding recordings of that equipment since the last preceding test shall be corrected to zero error for any period which is known definitely or agreed upon. If the period is not known definitely or agreed upon, the correction shall be for a period extending back one-half of the time elapsed since the last test. In the event a correction is required for previous deliveries, the volumes delivered shall be calculated by the first of the following methods which is feasible: (i) by using the registration of any check meter or meters if installed and accurately registering; or (ii) by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculations; or (iii) by estimating the quantity of delivery by deliveries during periods of similar conditions when the meter was registering accurately.
6.5. The composition and Gross Heating Value of any Gas stream required to be measured shall be determined by Processor semi-annually, or more often if deemed necessary by Processor, using a proportionate to flow sampler located at the point where the measurement equipment is located, by chromatographic analysis, or by some other method mutually acceptable to the Parties. Should Producer request more frequent determinations, the cost of those determinations will be paid by Producer.

5 of General Terms and Conditions

6.6. Processor may request Producer to seek any requisite approvals from and notify the appropriate governmental agencies that “Electronic Flow Measurement” (“EFM”) equipment will be utilized for custody transfer measurement from Producer at the Receipt Point(s) as designated by Processor. If Producer receives the necessary approvals, Processor may, at its option and expense install, operate, and maintain EFM and communication equipment required for data acquisition, at any Receipt Point for which the approvals have been obtained.
6.7. The Gross Heating Value of the Gas shall be corrected for water vapor content in accordance with GPA 181 and 2172. Gas having a water vapor content of greater than seven (7) pounds per MMcf shall be considered fully saturated. Gas having a water vapor content of less than or equal to seven (7) pounds per MMcf shall be considered dry.
6.8. Each Party, at its sole risk and liability, shall have the right to be present for any installing, reading, cleaning, changing, repairing, testing, calibrating and/or adjusting of either Party’s measuring equipment.
ARTICLE 7: ALLOCATIONS — INTENTIONALLY OMITTED
ARTICLE 8: PAYMENTS
8.1. Processor shall provide Producer with a statement explaining fully how all consideration due (including deductions) under the terms of this Agreement was determined not later than the last day of the Accounting Period following the Accounting Period for which the consideration is due.
8.2. Any sums due Processor under this Agreement shall be paid no later than 15 days following the date of the statement furnished under 8.1, above. Late payments shall accrue interest at the rate of 1.5% per month until paid. If Producer is more than 10 days late in making any payment or if Processor has reasonable grounds for insecurity regarding the performance of any obligation under this Agreement (whether or not then due) by Producer (including, without limitation, a material change in the creditworthiness of Producer), then in addition to all other rights and remedies of Processor, Processor may (i) sell for Producer’s account Plant Products and Residue Gas otherwise deliverable to Producer pursuant to this Agreement and apply amounts received against Producer’s account, (ii) setoff amounts owing by Processor or its Affiliates to Producer pursuant to this Agreement or any other agreement against amounts owing by Producer to Processor pursuant to this Agreement; or (iii) cease receiving Producer’s Gas until Producer’s account is brought current, with interest.
8.3. Any sums due Producer under this Agreement shall be paid no later than the last day of the Accounting Period following the Accounting Period for which the payment is due. During any Accounting Period, if Producer owes any amounts to Processor under this Agreement, Processor may deduct those amounts from the amounts otherwise due Producer hereunder before making payment to Producer.
8.4. Either Party, on 30 days prior written notice, shall have the right at its expense, at reasonable times during business hours, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, allocation, measurement, computation, charge, or payment made under or pursuant to this Agreement. The scope of any audit shall be limited to transactions affecting the Gas

6 of General Terms and Conditions

hereunder within the immediate geographic region of the Facilities, and shall be limited to the 24-month period immediately prior to the month in which the audit is requested. However, no audit may include any time period for which a prior audit hereunder was conducted, and no audit may occur more frequently than once each 12 months. All statements, allocations, measurements, computations, charges, or payments made in any period prior to the 24 month period immediately prior to the month in which the audit is requested, or made in any 24 month period for which the audit is requested but for which a written claim for adjustments is not made within 90 days after the audit is requested shall be conclusively deemed true and correct and shall be final for all purposes. To the extent that the foregoing varies from any applicable statute of limitations, the Parties expressly waive all such other applicable statutes of limitations.
ARTICLE 9: FORCE MAJEURE
9.1. In the event a Party is rendered unable, wholly or in part, by Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make any payments due hereunder, the obligations of that Party, so far as they are affected by Force Majeure, shall be suspended from the inception and during the continuance of the inability, and the cause of the Force Majeure, as far as possible, shall be remedied with commercially reasonable diligence. The Party affected by Force Majeure shall provide the other Party with written notice of the Force Majeure event, with reasonably full detail of the Force Majeure within a reasonable time after the affected Party learns of the occurrence of the Force Majeure event. The settlement of strikes, lockouts, and other labor difficulty shall be entirely within the discretion of the Party having the difficulty and nothing herein shall require the settlement of strikes, lockouts, or other labor difficulty.
ARTICLE 10: LIABILITY AND INDEMNIFICATION
10.1. As among the Parties hereto, Producer and any of its designees shall be in custody, control and possession of the Gas hereunder, including any portion thereof which accumulates as liquids, until that Gas is delivered to the Receipt Point, and after any portion of the Gas is redelivered to Producer at the Redelivery Point.
10.2. As among the Parties hereto, Processor and any of its designees shall be in custody, control and possession of the Gas hereunder, including any portion thereof which accumulates as liquids, after that Gas is delivered at the Receipt Point and until any portion of the Gas is redelivered to Producer at the Redelivery Point.
10.3. Each Party (“Indemnifying Party”) hereby covenants and agrees with the other Party, and its Affiliates, and each of their directors, officers and employees (“Indemnified Parties”), that except to the extent caused by the Indemnified Parties’ gross negligence or willful conduct, the Indemnifying Party shall protect, defend, indemnify and hold harmless the Indemnified Parties from, against and in respect of any and all Losses incurred by the Indemnified Parties to the extent those Losses arise from or are related to: (a) the Indemnifying Party’s facilities; or (b) the Indemnifying Party’s possession and control of the Gas.
ARTICLE 11: TITLE
11.1. Producer represents and warrants that it owns, or has the right to commit, all Gas committed under this Agreement and to deliver that Gas to the Receipt Points for the purposes of

7 of General Terms and Conditions

this Agreement, free and clear of all liens, encumbrances and adverse claims. Producer hereby indemnifies Processor against and holds Processor harmless from any and all Losses arising out of or related to any breach of the foregoing representation and warranty.
11.2. Title to all Gas, including all constituents thereof, shall remain with Producer at all times; provided, however, that title to all Gas retained by Processor and not redelivered to Producer hereunder shall pass to Processor at the Receipt Point.
11.3 Producer retains title to all carbon dioxide removed from Producer’s gas whether removed by Producer or Processor. If Processor removes carbon dioxide from Producer’s gas and Producer has not made arrangements to utilize, market or dispose of such carbon dioxide, Processor shall dispose of Producer’s carbon dioxide by venting unless such venting is prohibited by law, rule or regulation. If Processor is requested by Producer to deliver Producer’s carbon dioxide rather than to vent it, a fee acceptable to Processor shall be negotiated prior to Processor delivering Producer’s carbon dioxide. If venting Producer’s carbon dioxide is ever disallowed for any reason or is deemed to be uneconomic by Processor in Processor’s sole discretion, Producer shall promptly make alternate arrangements to utilize, market or dispose of Producer’s carbon dioxide at Producer’s sole cost and expense and shall reimburse Processor for any costs incurred by Processor in delivering or disposing of Producer’s carbon dioxide. Producer shall release, indemnify and defend Processor from and against any and all damages, claims, actions, expenses, penalties and liabilities, including attorney’s fees, arising from personal injury, death, property damage, environmental damage, pollution or contamination relating to the utilization, marketing or disposal of Producer’s carbon dioxide. This paragraph does not, by itself, obligate Processor to treat Producer’s gas for removal of carbon dioxide.
ARTICLE 12: UNPROFITABLE GAS OR OPERATIONS
12.1. In the event it has become unprofitable for Processor to (A) continue to receive Gas, at any Receipt Point(s), or (B) continue to operate its Facilities, in each case for a period of at least 2 consecutive Accounting Periods and Processor reasonably determines that the unprofitable receipt of Gas or operations of its Facilities will likely continue, Processor shall have the right to give Producer a written notice of unprofitability, which notice shall include sufficient documentation to substantiate the claim of unprofitability.
12.2. If the unprofitable circumstances affect the receipt of Gas at particular Receipt Points, the Parties shall then attempt in good faith to negotiate mutually acceptable terms to provide for continued delivery of Gas at the affected Receipt Point(s). If the Parties cannot agree on those terms within 30 days following the notice of unprofitability, then either Party may terminate this Agreement as to, and only as to, the affected Receipt Point(s). If the unprofitable circumstances affect the operation of the Facilities, Processor may terminate this Agreement upon the expiration of 30 days following the written notice of unprofitable operations.
ARTICLE 13: ROYALTY AND TAXES
13.1. Producer shall have the sole and exclusive obligation and liability for the payment of all persons due any proceeds derived from the Gas

8 of General Terms and Conditions

delivered under this Agreement, including royalties, overriding royalties, and similar interests, in accordance with the provisions of the leases or agreements creating those rights to proceeds. In no event will Processor have any obligation to those persons due any of those proceeds of production attributable to the Gas under this Agreement.
13.2. Producer shall pay and be responsible for all Taxes levied against or with respect to Gas delivered or services provided under this Agreement which apply to the Gas prior to delivery of the Gas to Processor. Processor shall under no circumstances become liable for those Taxes, unless designated to remit those Taxes on behalf of Producer by any duly constituted jurisdictional agency having authority to impose such obligations on Processor, in which event the amount of those Taxes remitted on Producer’s behalf shall (a) be reimbursed by Producer upon receipt of invoice, with corresponding documentation from Processor setting forth such payments, or (b) deducted from amounts otherwise due Producer under this Agreement.
13.3. Producer hereby agrees to defend and indemnify and hold Processor harmless from and against any and all Losses, arising from the payments made by Producer in accordance with Sections 13.1 and 13.2, above, including, without limitation, Losses arising from claims for the nonpayment, mispayment, or wrongful calculation of those payments.
ARTICLE 14: RIGHTS-OF-WAY
INTENTIONALLY OMITTED
ARTICLE 15: MISCELLANEOUS
15.1. The failure of any Party hereto to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times.
15.2. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado without regard to choice of law principles. This Agreement shall (except for the covenants running with the land set forth above) further be construed in accordance with the Uniform Commercial Code as from time to time in effect in that State; provided, if any provisions of this Agreement contradict, vary or are inconsistent with the applicable provisions of the Uniform Commercial Code or other applicable law, then, to the extent permitted by law, the applicable provisions of this Agreement shall constitute a waiver of the those provisions of the Uniform Commercial Code or other applicable law.
15.3. This Agreement shall extend to and inure to the benefit of and be binding upon the Parties, and their respective successors and assigns, including any assigns of Producer’s Interests covered by this Agreement. No assignment of this Agreement shall be binding on either of the Parties until the first day of the Accounting Period following the date a certified copy of the instrument evidencing that sale, transfer, assignment or conveyance has been delivered to the other Party. Further, if Producer is the assigning or transferring Party, Producer shall notify its assignee of the existence of this Agreement and obtain the ratification required above, prior to such assignment. No assignment by either Party shall relieve that Party of its continuing obligations and duties hereunder without the express consent of the other Party.

9 of General Terms and Conditions

15.4. The Parties agree to keep the terms of this Agreement confidential and not disclose the same to any other persons, firms or entities without the prior written consent of the other Party; provided, the foregoing shall not apply to disclosures compelled by law or court order; or to disclosures to a Party’s financial advisors, consultants, attorneys, banks, institutional investors and prospective purchasers of property provided those persons, firms or entities likewise agree to keep this Agreement confidential.
15.5. In the event any published price index referred to in this Agreement ceases to be published, the Parties shall mutually agree to an alternative published price index representative of the published price index referred to in this Agreement.
15.6. Any change, modification, amendment or alteration of this Agreement shall be in writing, signed by the Parties; and, no course of dealing between the Parties shall be construed to alter the terms of this Agreement.
15.7. This Agreement, including all exhibits and appendices, contains the entire agreement between the Parties with respect to the subject matter hereof, and there are no oral or other promises, agreements, warranties, obligations, assurances, or conditions precedent, affecting it.
15.8. NO BREACH OF THIS AGREEMENT OR CLAIM FOR LOSSES UNDER ANY INDEMNITY OBLIGATION CONTAINED IN THIS AGREEMENT SHALL CAUSE ANY PARTY TO BE LIABLE FOR, NOR SHALL LOSSES INCLUDE, ANY DAMAGES OTHER THAN ACTUAL AND DIRECT DAMAGES, AND EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO CLAIM ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, INCIDENTAL SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES.

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LIST OF EXHIBITS

EXHIBIT A	RECEIPT POINTS AND DEDICATION AREA

EXHIBIT B	REDELIVERY POINTS

EXHIBIT C	NOMINATION AND BALANCING PROCEDURES

1 of General Terms and Conditions

EXHIBIT A
Attached to and Made a Part of that Certain
Gas Processing Agreement
between
YYYYY, as “Producer”
and
Chipeta Processing LLC, as “Processor”
Dated:
RECEIPT POINTS

Receipt Points	Meter Number	Section, Township, Range
Sec. — T S — R E
          Uintah County, Utah
DEDICATION AREA

Township	Range	County/State

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EXHIBIT B
Attached to and made a part of that certain
Gas Processing Agreement
between
YYYYY, as “Producer”
and
Chipeta Processing LLC, as “Processor ”
Dated:
REDELIVERY POINTS
Point of interconnect with Colorado Interstate Gas Company (CIG).
Point of interconnect with the Wyoming Interstate Company (WIC) Kanda Lateral.
Point of interconnect with Questar Pipeline Company.
Point of Interconnect with Questar Gas Management

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EXHIBIT C
Attached to and made a part of that certain
Gas Processing Agreement
between
YYYYY, as “Producer”
and
Chipeta Processing LLC, as “Processor”
Dated:
NOMINATION AND BALANCING PROCEDURES
1. PRODUCER’S OBLIGATION TO TAKE IN-KIND
     1.1. Producer shall at all times have the obligation for receiving its share of Residue Gas as applicable at the Redelivery Point(s) and arranging for the transportation, marketing or further disposition of that Gas on a daily basis.
2. NOMINATION PROCEDURES
     2.1. Pursuant to the terms of this Agreement, the Nomination Procedures detailed in this Exhibit will be utilized to cover all nominations made by Producer in respect of the Facilities. All nominations must be made by either Producer or Producer’s designee. The parties’ objective is to minimize imbalances affecting Gas attributable to its Producer’s and sustain the flow of Gas on the system. Should transporters receiving Producer’s Gas revise their nomination requirements in a manner that conflicts with the nomination procedures herein, the Parties agree to negotiate changes to the nomination procedures herein as are reasonably required.
3. MONTHLY SCHEDULING OF GAS
     3.1. By 1:00 p.m. Mountain Time (MT), at least five (5) business days prior to the start of each Accounting Period or initial delivery of Gas, Producer will inform the Gas Control Department (GCD) of the amount of Gas to be delivered by Producer at each Receipt Point and of Producer’s nomination for Gas to be delivered at the Redelivery Point. Such nomination shall be submitted to Processor by facsimile or by electronic mail in a form available upon request from Processor. Incomplete nominations will not be accepted.
     3.2. By 1:00 p.m. MT, four (4) business days prior to the start of each Accounting Period or initial delivery of Gas, Processor will notify Producer if the nomination from Producer specified above is different from the volume that Processor will confirm at the Redelivery Point on behalf of Producer. Processor will use its best efforts to work closely with Producer to arrive at a confirmed nomination that best estimates Producer’s current production adjusted for relief of existing imbalance, if any. Imbalance adjustments may be limited by the downstream pipeline’s acceptance of such adjustments.
     3.3. If, following the initial nomination, Processor determines, using the best information available, including, but not limited to, measurement charts, electronically transmitted data from EFM’s, and pipeline confirmations, that Producer should adjust its nominations, then Processor will not be required to confirm any nomination that is greater or less than Processor’s estimate of Producer’s Gas availability, and Processor will notify Producer

4 of General Terms and Conditions

and Producer will be required to adjust nominations in accordance with Processor’s request. Failure by Producer to adjust said nominations may result in Processor reducing Producer’s nominations with the downstream pipeline or a shut-in of Producer’s wells in order to balance Gas flow with nominations. Both Parties will use their best efforts to keep Producer’s Gas position in balance while maintaining Gas flow, including without limitation, such periodic reporting of relevant data as may be required to timely adjust nominations.
4. DAILY SCHEDULING OF GAS
     4.1. Daily nomination changes must be conveyed by facsimile or electronic mail to the GCD on a completed Nomination Request Form, or such other form acceptable to Processor, by 9:30 a.m. MT on the business day prior to the effective date of that nomination.
     4.2. If, following any daily nomination, Processor determines, using the best information available, including, but not limited to, measurement charts, electronically transmitted data from EFM’s, and pipeline confirmations, that Producer should adjust its nomination, then Processor will not be required to confirm any nomination that is greater or less than Processor’s estimate of Producer’s Gas availability, except as may be necessary to correct any imbalance which may be determined to exist at that time, and Processor will notify Producer and Producer will be required to adjust its nomination in accordance with Processor’s request. Both Parties will use their best efforts to keep Producer’s Gas position in balance while maintaining Gas flow, including without limitation, such periodic reporting of relevant data as may be required to timely adjust a nomination.
     4.3. Producer will promptly advise Processor when Producer’s market(s) or other dispositions of Producer’s Gas are interrupted or curtailed and Producer shall change its nominations accordingly.
5. BALANCING PROCEDURES
     m. 5.1. Producer will inform Processor of the amount of Gas to be delivered by Producer at each Receipt Point and of Producer’s nomination for Gas to be delivered at the Redelivery Point, in accordance with the nomination procedures described above, as same may be amended from time to time. In the event that Producer does not, on a daily basis, arrange for the sale, transportation and disposition of its Gas at the Redelivery Point, or if Producer nominates for sale Gas volumes in a greater or lesser amount than Producer’s contractual share of the Gas at the Redelivery Point, then a condition of imbalance shall exist. A “Positive Imbalance” is the volume by which Producer’s contractual share of the Gas allocated pursuant to this Agreement in accordance with confirmed wellhead Entitlement Percentages, is in excess of the confirmed nominated pipeline Gas sales volumes disposed of by Producer or Producer’s designee. A “Negative Imbalance” is the volume by which Producer’s contractual share of the Gas allocated pursuant to this Agreement in accordance with confirmed wellhead Entitlement Percentages is less than the confirmed nominated pipeline Gas sales volumes disposed of by Producer or Producer’s designee. Processor and Producer shall work to minimize any imbalance and agree to exchange pertinent information in writing in good faith in an attempt to minimize the imbalance. As soon as practicable Processor shall provide Producer written notice that Producer has a condition of imbalance during any Accounting Period, and Producer shall take immediate corrective action to conform Producer’s nominations to Producer’s physical flows adjusted for relief of existing imbalance, if requested by Processor. Imbalance adjustments may be limited by the downstream pipeline’s acceptance of such adjustments.

5 of General Terms and Conditions

     The “Entitlement Percentages” are the percentages of the Receipt Point Thermal Content that the eligible Producers for a given Receipt Point are entitled to deliver from that Receipt Point, as determined by the operator of the well delivering to the Receipt Point. The sum of the Entitlement Percentages for all eligible Producers for any Receipt Point shall equal 100%. For purposes of this provision, eligible Producers shall mean Producers who have an agreement with Processor for delivery of Gas at the Receipt Point.
     5.2. In the event a Positive Imbalance exists at any time during any Accounting Period which is not reasonably within the control of Processor (provided, in no event will Processor have any obligation to secure markets for Producer’s Gas in order to eliminate or reduce an imbalance), and that is greater than 5% of Producer’s current nomination for that Accounting Period, at any time during the Accounting Period and after 2 days notice and opportunity for Producer to correct same, Processor, at its sole discretion may sell Producers Positive Imbalance at a price commensurate with prices generally available at the time of the sale, and remit the proceeds, if any, to Producer, less any transportation, compression, or storage charges assessed Processor, and less a $.10/MMBtu marketing fee paid by Producer to Processor.
     5.3. Processor shall have the option to “cash out” any Positive Imbalance or Negative Imbalance existing at the end of any Accounting Period and adjust the imbalance to zero. If Processor elects to exercise such option, Processor will purchase from Producer the Positive Imbalance, and Processor will sell to Producer the Negative Imbalance, for an equivalent price and terms as contained in any of the Processing Plant’s then existing balancing agreements with downstream Gas transporter(s).
     5.4. Processor shall invoice Producer for Producer’s proportional share of any or all imbalance or variance penalties which are caused in total or in part by Producer or Producer’s designee, that may be imposed or levied by the residue pipelines at the Redelivery Point.
     5.5. Should transporters receiving Producer’s Gas revise their balancing requirements in a manner that conflicts with the balancing procedures herein or results in an economic disadvantage to Processor, the parties agree to negotiate changes to the balancing procedures herein as are reasonably required to eliminate the conflict or alleviate the economic disadvantage.
6. AUTHORIZATION FOR WELLHEAD TURN ONS -
     6.1. Producer must request and receive authorization from the GCD prior to new wells being turned on by Producer to produce into the system. Producer, or its designee, shall provide the GCD an entitlement percentage (working interests and other controlled interests) for each new well at least two (2) business days prior to the turn-on date. Authorization for each well will be provided by the GCD, by facsimile or telephone as agreed upon by the GCD and Producer.
     6.2. The entitlement percentage provided by Producer, or its designee, shall remain in effect for the entire Accounting Period. Any changes to the entitlement percentage must be received by Processor in writing at least 10 business days prior to the start date of the next Accounting Period.

6 of General Terms and Conditions

7. COMMUNICATION WITH GAS CONTROL DEPARTMENT
7.1.	Communication with the GCD should be directed as follows:
Anadarko Uintah Midstream, LLC
Attention: Gas Control Department
PO Box 173779
Denver, Colorado 80217-3779
Telephone: (720) 929-6070
8:00 a.m. to 5:00 p.m. MT
Facsimile: (720) 929-7070

7 of General Terms and Conditions

EXHIBIT G
FORM OF SATELLITE PROCESSING AGREEMENT
FORM OF SATELLITE
GAS PROCESSING AGREEMENT
     This Gas Processing Agreement (“Agreement”) is made and entered into this ___day of ___, 20___, by and between CHIPETA PROCESSING LLC a Delaware limited liability company (“Chipeta”), and ANADARKO UINTAH MIDSTREAM, LLC (“Processor”). Processor and Chipeta may be referred to individually as “Party,” or collectively as “Parties.”
     Section 1. Scope of Agreement and General Terms and Conditions. Chipeta operates the Chipeta Processing Plant and has contracts with third parties to process third party Gas. Chipeta desires to contract with Processor to help handle Gas that Chipeta can not process in or bypass around the Chipeta Processing Plant (“Overflow Gas”). Chipeta agrees to deliver Gas and Processor agrees to receive and redeliver Gas, all in accordance with this Agreement. This Agreement incorporates and is subject to all of the General Terms and Conditions attached hereto, together with any other Exhibits attached hereto.
     Section 2. Effective Date. The date on which the obligations and duties of the Parties shall commence, being the “Effective Date,” shall be _________.
     Section 3. Term. This Agreement shall remain in full force and effect for a “Primary Term” of ___ (___) years following the Effective Date and shall continue thereafter month to month, until terminated by either Party, upon thirty (30) days written notice to the other Party in advance of the anniversary date of the Primary Term, or of any extension thereof.
     Section 4. Fees and Consideration.
     A. As full consideration for the services hereunder, Chipeta shall pay Processor the following Processing Fee and Processor shall redeliver to Chipeta Keepwhole Gas, which delivery shall entitle Processor to retain for its own account and benefit all portions of Chipeta’s Gas not redelivered under (i) below, together with all components thereof which are recovered by Processor in its Facilities:
     i. Subject to the downstream capacity limitations and the then available capacity in Processor’s Plants, Processor shall redeliver for disposal by Chipeta at the Redelivery Point(s) as identified on Exhibit B, Keepwhole Gas with a Thermal Content equal to ___% of the Receipt Point Thermal Content.
     ii. Chipeta shall pay to Processor a processing fee equal to the Receipt Point Thermal Content multiplied by $___(“Processing Fee”).
     B. The Processing Fee set forth in Section 4.A.ii. hereunder will be adjusted on an annual basis in proportion to the percentage change, from the

1

preceding calendar year, in the Consumer Price Index — All Urban Consumers (“CPI-U Index”) as published by the U.S. Department of Labor Bureau of Labor Statistics. The foregoing adjustment shall be made January 1, 2009 and each January 1st thereafter during the Term of this Agreement. In no event shall an adjustment be made if it will result in a decrease of the Processing Fee from the last effective amount of the Processing Fee. If the CPI-U Index ceases to be published, a comparable alternative index shall be substituted in lieu thereof.
     C. The Keepwhole Gas redelivered to Chipeta pursuant to paragraph 4.A. above, shall be disposed of by Chipeta in accordance with the provisions of Exhibit C, attached hereto and made a part hereof.
     Section 5. Special Provisions.
     A. Processor will use its commercially reasonable efforts to accept up to a maximum of ___Mcf on a day to day basis of Chipeta’s Gas to process and/or blend and redeliver subject to such space being available for the Accounting Period in which the request is made and further subject to Processor being able to process and redeliver all of the Gas of Processor’s Affiliate, Kerr-McGee Oil and Gas Onshore LP. Such Affiliate Gas shall have priority over any volumes moved under this agreement. (“Maximum Volume”).
     B. If Chipeta desires to deliver volumes of Gas in excess of the Maximum Volume (“Excess Deliveries”) during any Accounting Period, Chipeta shall notify Processor of that fact and the volume of Gas Chipeta desires to deliver during the applicable Accounting Period in excess of the Maximum Amount (“Proposed Excess Deliveries”) at least thirty days prior to the commencement of that Accounting Period. In such event, Processor, in its sole discretion, may elect to accept delivery of all, part or none of the Proposed Excess Deliveries. Proposed Excess Deliveries not accepted for processing by Processor shall be temporarily released from this Agreement.
     Section 6. Notices. All notices, statements, invoices or other communications required or permitted between the Parties shall be in writing and shall be considered as having been given if delivered by mail, courier, hand delivery, or facsimile to the other Party at the designated address or facsimile numbers. Normal operating instructions can be delivered by telephone or other agreed means. Notice of events of Force Majeure may be made by telephone and confirmed in writing within a reasonable time after the telephonic notice. Monthly statements, invoices, payments and other communications shall be deemed delivered when actually received. Either Party may change its address or facsimile and telephone numbers upon written notice to the other Party:
     Processor:
Anadarko Uintah Midstream, LLC
P.O. Box 173779
Denver, CO 80217-3779
Attention: Contract Administration
Telephone Number: (720) 929-6000
Facsimile Number: (720)929-3906

2

     Chipeta:
Chipeta Processing LLC
P.O. Box 173779
Denver, Colorado 80217-3779
Attention: Contract Administration
Telephone Number: (720) 929-6000
Facsimile Number: (720) 929-3906
     Section 7. Execution. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one instrument. Facsimile and PDF signatures shall be treated for all purposes as though they were originals.
[Signature page follows]

3

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

ANADARKO UINTAH MIDSTREAM, LLC	CHIPETA PROCESSING LLC

By:	By:

Name:		Name:

Title:	Title:

[Signature page to Gas Processing Agreement]

4

GENERAL TERMS AND CONDITIONS
Attached to and made a part of that certain
Gas Processing Agreement
between
Chipeta Processing LLC, as “Chipeta”
and
Anadarko Uintah Midstream, LLC as “Processor”
Dated: ___________________
ARTICLE 1: DEFINITIONS
Accounting Period. The period commencing at 12:01 a.m., Mountain Time, on the first day of a calendar month and ending at 12:01 a.m., Mountain Time, on the first day of the next succeeding month.
Affiliate. Has the meaning assigned to such term in that certain Limited Liability Company Agreement of Chipeta Processing LLC..
Btu. The amount of heat required to raise the temperature of 1 pound of water from 59°F to 60°F.
Chipeta’s Gas. Gas dedicated by a Third Party Producer to the Chipeta Processing Plant that Chipeta requests be processed in Processor’s Processing Plant.
Chipeta Processing Plant: The Chipeta processing plant located in Section 15, Township 9 South, Range 22 East, Uintah County, Utah.
Cubic Foot. The volume of Gas contained in one Cubic Foot of space at a standard pressure base of 14.73 pounds per square inch absolute (psia) and a standard temperature base of 60° F.
Facilities. The Gathering System together with the Processing Plant, as applicable.
Force Majeure. Any cause or condition not within the commercially reasonable control of the Party claiming suspension and which by the exercise of commercially reasonable diligence, such Party is unable to prevent or overcome.
Gas. All hydrocarbon and non-hydrocarbon substances produced from gas and/or oil wells in a gaseous state at the Receipt Point.
Gathering System. Gas gathering facilities, from the Receipt Point(s) to the Redelivery Point(s), exclusive of any Processing Plant that may, from time to time, be included in the Facilities.
Gross Heating Value. The number of Btu’s produced by the combustion, on a dry basis and at a constant pressure, of the amount of the Gas which would occupy a volume of one (1) Cubic Foot at a temperature of 60°F and at a pressure of 14.73 psia, with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of the Gas and air and when the water formed by combustion is condensed to the liquid state. Hydrogen sulfide shall be deemed to have no heating value.
Indemnifying Party and Indemnified Party. As defined in Article 10, below.
Keepwhole Gas. Residue Gas which is redelivered to Chipeta at the Redelivery

5

Point(s), as required under the terms of this Agreement.
Losses. Any actual loss, cost, expense, liability, damage, demand, suit, sanction, claim, judgment, lien, fine or penalty asserted by a third party unaffiliated with the Party incurring such, and which are incurred by the applicable Indemnified Party on account of injuries (including death) to any person or damage to or destruction of any property, sustained or alleged to have been sustained in connection with or arising out of the matters for which the Indemnifying Party has indemnified the applicable Indemnified Party.
Mcf. 1,000 Cubic Feet.
MMBtu. 1,000,000 Btu’s.
MMcf. 1,000,000 Cubic Feet.
Plant Products. Commercial sulfur, carbon dioxide, nitrogen, helium, argon, other inert gases, ethane, propane, iso-butane, normal butane, iso-pentane, normal pentane, pentanes plus, hexanes plus, any other liquid hydrocarbon product except for a liquefied methane product, or any mixtures thereof, and any incidental methane included in any Plant Products, which are separated, extracted, or condensed from Gas processed in the Facilities.
Plant or Processing Plant. The Processor’s Bridge, Ouray and Cottonwood processing plants located in the Uintah Basin, Utah as well as any other plant or third party arrangement that Processor enters into to process Chipeta’s Gas committed for processing pursuant to this Agreement.
Receipt Point(s). The inlet flange of the custody transfer meter where Gas is delivered to Processor as designated on Exhibit A.
Receipt Point Thermal Content. The Thermal Content of the Gas delivered to Processor by Chipeta at the Receipt Point.
Redelivery Point. The point(s) at which Keepwhole Gas is redelivered by Processor to Chipeta, or to Chipeta’s designee, or to others entitled thereto, as designated on Exhibit B.
Residue Gas. Gas which is redelivered to Chipeta at the Redelivery Point(s), as required under the terms of this Agreement.
Thermal Content. For Gas, the product of the measured volume in Mcf’s multiplied by the Gross Heating Value per Mcf, adjusted to the same pressure base and expressed in MMBtu’s; and for a liquid, the product of the measured volume in gallons multiplied by the gross heating value per gallon.
Third Party Producer. A producer who has dedicated Gas for processing in the Chipeta Processing Plant that Chipeta requests be processed pursuant to this Agreement
ARTICLE 2: CHIPETA COMMITMENTS
2.1. Chipeta hereby commits and agrees to deliver at the Receipt Point(s) all Overflow Gas as may be identified by Chipeta from time to time.
2.2. Any separation equipment installed by Chipeta to separate liquid hydrocarbons and free water from the Gas prior to delivery shall be only conventional mechanical type Gas-liquid field separators commonly used in the industry, and except for the foregoing, Chipeta shall not process the Gas for recovery of liquid or liquefiable hydrocarbons or other products.

6 of General Terms and Conditions

2.3. Chipeta shall keep Processor timely informed with respect to Chipeta’s volume forecasts with respect to Overflow Gas and shall provide reasonable advance notice to Processor of scheduled adjustments.
ARTICLE 3: OPERATION OF PROCESSOR’S FACILITIES
3.1. Subject to the other provisions of this Agreement, Processor shall receive into the Facilities Gas, when tendered in accordance with this Agreement, that Chipeta commits and agrees to deliver under the provisions of Article 2, above and that meets the otherwise applicable conditions under this Agreement.
3.2 If Gas available from all Receipt Points, including Chipeta’s and other’s, upstream of any point in the Facilities exceeds the capacity of the Facilities at such point, Processor shall be obligated to receive Gas ratably from all Receipt Points, including Chipeta’s and other’s, delivering Gas to the Facilities upstream of such point.
3.3. During any period when (i) all or any portion of the Facilities is shut down because of mechanical failure, maintenance or repairs, non-routine operating conditions, or Force Majeure; or (ii) the Gas available for receipt exceeds the capacity of the Facilities; or (iii) Processor determines that the operation of all or any portion of the Facilities will cause injury or harm to persons or property or to the integrity of the Facilities, Processor may request that Chipeta curtail its Gas or Processor may itself curtail Chipeta’s Gas on a ratable basis, or if applicable, bypass such Gas around the affected Facilities on a ratable basis.
ARTICLE 4: RECEIPT POINTS AND CONDITIONS
4.1. Chipeta shall deliver Gas to the Receipt Point(s), which shall be located at a location downstream of Chipeta’s production facilities.
4.2. Chipeta shall deliver Gas at a reasonably uniform rate of flow.
4.3. Chipeta shall deliver Gas hereunder at a pressure sufficient to enter Processor’s Facilities at the prevailing pressures.
ARTICLE 5: GAS QUALITY
5.1. Gas delivered by Chipeta to the Receipt Point(s) shall:
a. be commercially free from dust, gum, gum-forming constituents, liquid hydrocarbons, free water, diluent, and other liquids and solids;
b. contain not more than ten (10) parts per million by volume of oxygen, and Chipeta shall make every effort to keep Gas free from oxygen;
c. contain not more than 1/4 grain(s) of hydrogen sulfide per 100 Cubic Feet of Gas;
d. contain not more than one grain(s) of total sulfur, including, but not limited to, sulfur in hydrogen sulfide and mercaptans, per 100 Cubic Feet of Gas;
e. contain not more than 3% by volume total inerts, including but not limited to nitrogen and carbon dioxide;
f. contains not more than 2% by volume carbon dioxide;
g. have a temperature not greater than 120°F, nor less than 40oF;
h. not contain measurable quantities of mercury;
i. have a Gross Heating Value of not less than 1060 BTU per Cubic Foot;
j. not exceed any of the specifications of the downstream pipelines at the Redelivery Points as they may exist from time to time.

7 of General Terms and Conditions

k. not contain other objectionable substances, including, but not limited to, polychlorinated biphenyls, which may be injuries to pipelines, people, property, or the environment which may interfere with its transportation or makes the Gas unmarketable or unacceptable at any Redelivery Point.
l. Notwithstanding the above, unless otherwise agreed by Processor in writing, Processor shall not be required to receive Gas at any Receipt Point which is of quality inferior to that required by Chipeta or a third party at any Redelivery Point. Processor shall not be liable to any party for any damages, direct, indirect, consequential or otherwise, incurred as a result of Processor’s refusal to receive Gas as a result of this provision.
5.2. If Gas tendered by Chipeta should fail to meet any one or more of the above specifications from time to time, then:
a. Processor may take receipt of the non-conforming Gas, and that receipt shall not be construed as a waiver or change of standards for future Gas volumes; or
b. Processor may, at its sole discretion, cease receiving the non-conforming Gas from Chipeta, and shall notify Chipeta that it has, or will, cease receiving the non-conforming Gas; or
c. if the Gas as delivered contains contaminants not in conformance with the specifications in Section 5.1., then Chipeta shall be responsible for, and shall reimburse Processor for all actual expenses, damages and costs resulting therefrom.
ARTICLE 6: MEASUREMENT EQUIPMENT AND PROCEDURES
6.1. All Gas measurements required hereunder shall be made with equipment of standard make to be furnished, installed, operated, and maintained by Processor in accordance with the recommendations set forth in the A.G.A. Gas Measurement Committee Report Number Three-latest edition for orifice meters or the A.G.A. Gas Measurement Committee Report Number Seven-latest edition for turbine meters or industry standards for other meters. Chipeta may, at its option and expense, install and operate check measuring equipment upstream of the measuring equipment to check the measuring equipment, provided that the installation of the check measuring equipment in no way interferes with the operation of the measuring equipment.
6.2. All Gas volume measurements shall be based on an assumed atmospheric pressure of 11.7 psia, regardless of actual atmospheric pressure at which the Gas is measured. The factors used in computing Gas volumes from orifice meter measurements shall be the latest factors published by the AGA. These factors shall include:
a. a basic orifice factor;
b. a pressure base factor based on a pressure base of 14.73 psia;
c. a temperature base factor based on a temperature base of 60oF;
d. a flowing temperature factor, based on the flowing temperature as measured by an industry accepted recording device, if, at Processor’s option, a recording device has been installed, otherwise the temperature shall be assumed to be 60oF;
e. a super compressibility factor, obtained from the latest AGA Manual for the Determination of Super

8 of General Terms and Conditions

Compressibility Factors for Natural Gas (AGA 8); and
f. a specific gravity factor, based on the specific gravity of the Gas as determined under the provisions set forth below.
6.3. Processor shall test the accuracy of its measuring equipment at least semi-annually if the average production delivered to the particular measuring equipment during the previous 6 Accounting Periods exceeds 100 Mcf per day. If the average production is less than or equal to 100 Mcf per day, Processor shall test the accuracy of its measuring equipment annually. Additional test(s) shall be promptly performed upon notification by either Party to the other. If any additional test requested by Chipeta indicates that no inaccuracy of more than 2% exists, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then Chipeta shall reimburse Processor for all its direct costs in connection with that additional test within fifteen (15) days following receipt of a detailed invoice and supporting documentation setting forth those costs.
6.4. If, upon test, any measuring equipment is found to be in error by an amount not exceeding 2%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, previous recordings of that equipment shall be considered correct in computing deliveries hereunder. If the measuring equipment shall be found to be in error by an amount exceeding 2%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then any preceding recordings of that equipment since the last preceding test shall be corrected to zero error for any period which is known definitely or agreed upon. If the period is not known definitely or agreed upon, the correction shall be for a period extending back one-half of the time elapsed since the last test. In the event a correction is required for previous deliveries, the volumes delivered shall be calculated by the first of the following methods which is feasible: (i) by using the registration of any check meter or meters if installed and accurately registering; or (ii) by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculations; or (iii) by estimating the quantity of delivery by deliveries during periods of similar conditions when the meter was registering accurately.
6.5. The composition and Gross Heating Value of any Gas stream required to be measured shall be determined by Processor semi-annually, or more often if deemed necessary by Processor, using a proportionate to flow sampler located at the point where the measurement equipment is located, by chromatographic analysis, or by some other method mutually acceptable to the Parties. Should Chipeta request more frequent determinations, the cost of those determinations will be paid by Chipeta.
6.6. Processor may request Chipeta to seek any requisite approvals from and notify the appropriate governmental agencies that “Electronic Flow Measurement” (“EFM”) equipment will be utilized for custody transfer measurement from Chipeta at the Receipt Point(s) as designated by Processor. If Chipeta receives the necessary approvals, Processor may, at its option and expense install, operate, and maintain EFM and communication equipment required for data acquisition, at any Receipt Point for which the approvals have been obtained.
6.7. Each Party, at its sole risk and liability, shall have access at all

9 of General Terms and Conditions

reasonable hours to all facilities which are related to Gas measurement and sampling. Each Party, at its sole risk and liability, shall have the right to be present for any installing, reading, cleaning, changing, repairing, testing, calibrating and/or adjusting of either Party’s measuring equipment.
ARTICLE 7: ALLOCATIONS — INTENTIONALLY OMITTED
ARTICLE 8: PAYMENTS
8.1. Processor shall provide Chipeta with a statement explaining fully how all consideration due (including deductions) under the terms of this Agreement was determined not later than the last day of the Accounting Period following the Accounting Period for which the consideration is due.
8.2. Any sums due Processor under this Agreement shall be paid no later than fifteen (15) days following the date of the statement furnished under 8.1, above. Late payments shall accrue interest at the rate of 1.5% per month until paid. If Chipeta is more than ten (10) days late in making any payment or if Processor has reasonable grounds for insecurity regarding the performance of any obligation under this Agreement (whether or not then due) by Chipeta (including, without limitation, a material change in the creditworthiness of Chipeta), then in addition to all other rights and remedies of Processor, Processor may (i) sell for Chipeta’s account Plant Products and Residue Gas otherwise deliverable to Chipeta pursuant to this Agreement and apply amounts received against Chipeta’s account, (ii) setoff amounts owing by Processor or its Affiliates to Chipeta pursuant to this Agreement or any other agreement against amounts owing by Chipeta to Processor pursuant to this Agreement; or (iii) cease receiving Chipeta’s Gas until Chipeta’s account is brought current, with interest.
8.3. Either Party, on thirty (30) days prior written notice, shall have the right at its expense, at reasonable times during business hours, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, allocation, measurement, computation, charge, or payment made under or pursuant to this Agreement. The scope of any audit shall be limited to transactions affecting the Gas hereunder within the immediate geographic region of the Facilities, and shall be limited to the 24-month period immediately prior to the month in which the audit is requested. However, no audit may include any time period for which a prior audit hereunder was conducted, and no audit may occur more frequently than once each twelve (12) months. All statements, allocations, measurements, computations, charges, or payments made in any period prior to the 24-month period immediately prior to the month in which the audit is requested, or made in any 24-month period for which the audit is requested but for which a written claim for adjustments is not made within ninety (90) days after the audit is requested shall be conclusively deemed true and correct and shall be final for all purposes. To the extent that the foregoing varies from any applicable statute of limitations, the Parties expressly waive all such other applicable statutes of limitations.
ARTICLE 9: FORCE MAJEURE
9.1. In the event a Party is rendered unable, wholly or in part, by Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make any payments due hereunder, the obligations of that Party, so far as they are affected by Force Majeure, shall be suspended from the

10 of General Terms and Conditions

inception and during the continuance of the inability, and the cause of the Force Majeure, as far as possible, shall be remedied with commercially reasonable diligence. The Party affected by Force Majeure shall provide the other Party with written notice of the Force Majeure event, with reasonably full detail of the Force Majeure within a reasonable time after the affected Party learns of the occurrence of the Force Majeure event. The settlement of strikes, lockouts, and other labor difficulty shall be entirely within the discretion of the Party having the difficulty and nothing herein shall require the settlement of strikes, lockouts, or other labor difficulty.
ARTICLE 10: LIABILITY AND INDEMNIFICATION
10.1. As among the Parties hereto, the applicable Third Party Producer and any of its designees shall be in custody, control and possession of the Gas hereunder, including any portion thereof which accumulates as liquids, until that Gas is delivered to the Receipt Point, and after any portion of the Gas is redelivered to Chipeta at the Redelivery Point.
10.2. As among the Parties hereto, Processor and any of its designees shall be in custody, control and possession of the Gas hereunder, including any portion thereof which accumulates as liquids, after that Gas is delivered at the Receipt Point and until any portion of the Gas is redelivered to Chipeta at the Redelivery Point.
10.3. Each Party (“Indemnifying Party”) hereby covenants and agrees with the other Party, and its Affiliates, and each of their directors, officers and employees (“Indemnified Parties”), that except to the extent caused by the Indemnified Parties’ gross negligence or willful conduct, the Indemnifying Party shall protect, defend, indemnify and hold harmless the Indemnified Parties from, against and in respect of any and all Losses incurred by the Indemnified Parties to the extent those Losses arise from or are related to: (a) the Indemnifying Party’s facilities; or (b) the Indemnifying Party’s possession and control of the Gas.
ARTICLE 11: TITLE
11.1. Chipeta represents and warrants that it has the right to commit, all Gas committed under this Agreement and to deliver that Gas to the Receipt Points for the purposes of this Agreement, free and clear of all liens, encumbrances and adverse claims. Chipeta hereby indemnifies Processor against and holds Processor harmless from any and all Losses arising out of or related to any breach of the foregoing representation and warranty.
11.2. Title to all Gas, including all constituents thereof, shall remain with the applicable Third Party Producer at all times; provided, however, that title to all Gas retained by Processor and not redelivered to Chipeta hereunder shall pass to Processor at the Receipt Point.
ARTICLE 12: UNPROFITABLE GAS OR OPERATIONS
12.1. In the event it has become unprofitable for Processor to (A) continue to receive Gas, at any Receipt Point(s), or (B) continue to operate its Facilities, in each case for a period of at least two (2)consecutive Accounting Periods and Processor reasonably determines that the unprofitable receipt of Gas or operations of its Facilities will likely continue, Processor shall have the right to give Chipeta a written notice of unprofitability, which notice shall include sufficient documentation to substantiate the claim of unprofitability.

11 of General Terms and Conditions

12.2. If the unprofitable circumstances affect the receipt of Gas at particular Receipt Points, the Parties shall then attempt in good faith to negotiate mutually acceptable terms to provide for continued delivery of Gas at the affected Receipt Point(s). If the Parties cannot agree on those terms within thirty (30) days following the notice of unprofitability, then either Party may terminate this Agreement as to, and only as to, the affected Receipt Point(s).
12.3. If the unprofitable circumstances affect the operation of the Facilities, Processor may terminate this Agreement upon the expiration of thirty (30) days following the written notice of unprofitable operations.
ARTICLE 13: PAYMENTS OWING TO THIRD PARTY PRODUCERS
13.1. Chipeta shall have the sole and exclusive obligation and liability for the payment to Third Party Producers of all monies due such Third Party Producers pursuant to contracts between Chipeta and Third Party Producers.. In no event will Processor have any obligation to those payments owing by Chipeta to the Third Party Producer.
13.2 Chipeta hereby agrees to defend and indemnify and hold Processor harmless from and against any and all Losses, arising from the payments made by Chipeta in accordance with Section 13.1, above, including, without limitation, Losses arising from claims for the nonpayment, mispayment, or wrongful calculation of those payments.
ARTICLE 14: RIGHTS-OF-WAY
INTENTIONALLY OMITTED
ARTICLE 15: MISCELLANEOUS
15.1. The failure of any Party hereto to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times.
15.2. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado without regard to choice of law principles. This Agreement shall (except for the covenants running with the land set forth above) further be construed in accordance with the Uniform Commercial Code as from time to time in effect in that State; provided, if any provisions of this Agreement contradict, vary or are inconsistent with the applicable provisions of the Uniform Commercial Code or other applicable law, then, to the extent permitted by law, the applicable provisions of this Agreement shall constitute a waiver of the those provisions of the Uniform Commercial Code or other applicable law.
15.3. This Agreement shall extend to and inure to the benefit of and be binding upon the Parties, and their respective successors and assigns, including any assigns of Chipeta’s Interests covered by this Agreement. No assignment of this Agreement shall be binding on either of the Parties until the first day of the Accounting Period following the date a certified copy of the instrument evidencing that sale, transfer, assignment or conveyance has been delivered to the other Party. Further, if Chipeta is the assigning or transferring Party, Chipeta shall notify its assignee of the existence of this Agreement and obtain the ratification required above, prior to such assignment. No assignment by either Party shall relieve that Party of its continuing obligations and duties

12 of General Terms and Conditions

hereunder without the express consent of the other Party.
15.4. The Parties agree to keep the terms of this Agreement confidential and not disclose the same to any other persons, firms or entities without the prior written consent of the other Party; provided, the foregoing shall not apply to disclosures compelled by law or court order; or to disclosures to a Party’s financial advisors, consultants, attorneys, banks, institutional investors, co-investors and prospective purchasers of property provided those persons, firms or entities likewise agree to keep this Agreement confidential.
15.5. In the event any published price index referred to in this Agreement ceases to be published, the Parties shall mutually agree to an alternative published price index representative of the published price index referred to in this Agreement.
15.6. Any change, modification or alteration of this Agreement shall be in writing, signed by the Parties; and, no course of dealing between the Parties shall be construed to alter the terms of this Agreement.
15.7 This Agreement, including all exhibits and appendices, contains the entire agreement between the Parties with respect to the subject matter hereof, and there are no oral or other promises, agreements, warranties, obligations, assurances, or conditions precedent, affecting it.
15.8. NO BREACH OF THIS AGREEMENT OR CLAIM FOR LOSSES UNDER ANY INDEMNITY OBLIGATION CONTAINED IN THIS AGREEMENT SHALL CAUSE ANY PARTY TO BE LIABLE FOR, NOR SHALL LOSSES INCLUDE, ANY DAMAGES OTHER THAN ACTUAL AND DIRECT DAMAGES, AND EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO CLAIM ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES.

13 of General Terms and Conditions

LIST OF EXHIBITS

EXHIBIT A	RECEIPT POINTS

EXHIBIT B	REDELIVERY POINTS

EXHIBIT C	NOMINATION AND BALANCING PROCEDURES

EXHIBIT A
Attached to and Made a Part of that Certain
Gas Processing Agreement
between
Chipeta Processing LLC, as “Chipeta”
and
Anadarko Unitah Midstream, LLC, as “Processor”
Dated: _________________
RECEIPT POINTS
Inlet to the following Plant(s)
Ouray Plant
Bridge Plant
Cottonwood Plant

EXHIBIT B
Attached to and made a part of that certain
Gas Processing Agreement
between
Chipeta Processing LLC, as “Chipeta”
and
Anadarko Unitah Midstream, LLC, as “Processor”
Dated: _________________
REDELIVERY POINTS
Tailgate of the following Plant(s)
Ouray Plant
Bridge Plant
Cottonwood Plant

EXHIBIT C
Attached to and made a part of that certain
Gas Processing Agreement
between
Chipeta Processing LLC, as “Chipeta”
and
Anadarko Unitah Midstream, LLC, as “Processor”
Dated: ______________
NOMINATION AND BALANCING PROCEDURES
1. CHIPETA’S OBLIGATION TO TAKE IN-KIND
     1.1. Chipeta shall at all times have the obligation for receiving its share of Keepwhole Gas at the Redelivery Point and arranging for the transportation, marketing or further disposition of that Gas on a daily basis.
2. NOMINATION PROCEDURES
     2.1. Pursuant to the terms of this Agreement, the Nomination Procedures detailed in this Exhibit will be utilized to cover all nominations made by Chipeta in respect of the Facilities. All nominations must be made by either Chipeta or Chipeta’s designee. The parties’ objective is to minimize imbalances affecting Gas attributable to its Chipeta’s and sustain the flow of Gas on the system. Should transporters receiving Chipeta’s Gas revise their nomination requirements in a manner that conflicts with the nomination procedures herein, the parties agree to negotiate changes to the nomination procedures herein as are reasonably required.
3. MONTHLY SCHEDULING OF GAS
     3.1. By 1:00 p.m. Mountain Time (MT), at least five (5) business days prior to the start of each Accounting Period or initial delivery of Gas, Chipeta will inform the Gas Control Department (GCD) of the amount of Gas to be delivered by Chipeta at each Receipt Point and of Chipeta’s nomination for Gas to be delivered at the Redelivery Point. Such nomination shall be submitted to Processor by facsimile or by electronic mail in a form available upon request from Processor. Incomplete nominations will not be accepted.
     3.2. By 1:00 p.m. MT, four (4) business days prior to the start of each Accounting Period or initial delivery of Gas, Processor will notify Chipeta if the nomination from Chipeta specified above is different from the volume that Processor will confirm at the Redelivery Point on behalf of Chipeta. Processor will use its best efforts to work closely with Chipeta to arrive at a confirmed nomination that best estimates Chipeta’s current production adjusted for relief of existing imbalance, if any. Imbalance adjustments may be limited by the downstream pipeline’s acceptance of such adjustments.
     3.3. If, following the initial nomination, Processor determines, using the best information available, including, but not limited to, measurement charts, electronically transmitted data from EFM’s, and pipeline confirmations, that Chipeta should adjust its nominations, then Processor will not be required to confirm any nomination that is greater or less than Processor’s estimate of Chipeta’s Gas availability, and Processor will notify Chipeta and Chipeta will be required to adjust nominations in accordance with Processor’s request. Failure by Chipeta to adjust said nominations may result in Processor reducing Chipeta’s nominations with the downstream pipeline or a shut-in of Chipeta’s wells in order to balance Gas flow with nominations. Both parties will use their best efforts to keep Chipeta’s Gas position in balance while maintaining Gas flow, including without limitation, such periodic reporting of relevant data as may be required to timely adjust nominations.
4. DAILY SCHEDULING OF GAS
     4.1. Daily nomination changes must be conveyed by facsimile or electronic mail to the GCD on a completed Nomination Request Form, or such other form acceptable to Processor, by 9:30 a.m. MT on the business day prior to the effective date of that nomination.
     4.2. If, following any daily nomination, Processor determines, using the best information available, including, but not limited to, measurement charts, electronically transmitted data from EFM’s, and pipeline confirmations, that Chipeta should adjust its nomination, then Processor will not be required to confirm any nomination that is greater or less than Processor’s estimate of Chipeta’s Gas availability, except as may be necessary to correct any imbalance which may be determined to exist at that time, and Processor will notify Chipeta and Chipeta will be required to adjust its nomination in accordance with Processor’s request. Both parties will use their best efforts to keep Chipeta’s Gas position in balance while maintaining Gas flow, including without limitation, such periodic reporting of relevant data as may be required to timely adjust a nomination.
     4.3. Chipeta will promptly advise Processor when Chipeta’s market(s) or other dispositions of Chipeta’s Gas are interrupted or curtailed and Chipeta shall change its nominations accordingly.
5. BALANCING PROCEDURES
     5.1. Chipeta will inform Processor of the amount of Gas to be delivered by Chipeta at each Receipt Point and of Chipeta’s nomination for Gas to be delivered at the Redelivery Point, in accordance with the nomination procedures described above, as same may be amended from time to time. In the event that Chipeta does not, on a daily basis, arrange for the sale, transportation and disposition of its Gas at the Redelivery Point, or if Chipeta nominates for sale Gas volumes in a greater or lesser amount than Chipeta’s contractual share of the Gas at the Redelivery Point, then a condition of imbalance shall exist. A “Positive Imbalance” is the volume by which Chipeta’s contractual share of the Gas allocated pursuant to this Agreement in accordance with confirmed wellhead Entitlement Percentages, is in excess of the confirmed nominated pipeline Gas sales volumes disposed of by Chipeta or Chipeta’s designee. A “Negative Imbalance” is the volume by which Chipeta’s contractual share of the Gas allocated pursuant to this Agreement in accordance with confirmed wellhead Entitlement Percentages is less than the confirmed nominated pipeline Gas sales volumes disposed of by Chipeta or Chipeta’s designee. Processor and Chipeta shall work to minimize any imbalance and agree to exchange pertinent information in writing in good faith in an attempt to minimize the imbalance. As soon as practicable Processor shall provide Chipeta written notice that Chipeta has a condition of imbalance during any Accounting Period, and Chipeta shall take immediate corrective action to conform Chipeta’s nominations to Chipeta’s physical flows adjusted for relief of existing imbalance, if requested by Processor. Imbalance adjustments may be limited by the downstream pipeline’s acceptance of such adjustments.

     5.2. In the event a Positive Imbalance exists at any time during any Accounting Period which is not reasonably within the control of Processor (provided, in no event will Processor have any obligation to secure markets for Chipeta’s Gas in order to eliminate or reduce an imbalance), and that is greater than 5% of Chipeta’s current nomination for that Accounting Period, at any time during the Accounting Period and after 2 days notice and opportunity for Chipeta to correct same, Processor, at its sole discretion may sell Chipeta’s Positive Imbalance at a price commensurate with prices generally available at the time of the sale, and remit the proceeds, if any, to Chipeta, less any transportation, compression, or storage charges assessed Processor, and less a $.10/MMBtu marketing fee paid by Chipeta to Processor.
     5.3. Processor shall have the option to “cash out” any Positive Imbalance or Negative Imbalance existing at the end of any Accounting Period and adjust the imbalance to zero. If Processor elects to exercise such option, Processor will purchase from Chipeta the Positive Imbalance, and Processor will sell to Chipeta the Negative Imbalance, for an equivalent price and terms as contained in any of the Processing Plant’s then existing balancing agreements with downstream Gas transporters.
     5.4. Processor shall invoice Chipeta for Chipeta’s proportional share of any or all imbalance or variance penalties, which are caused in total or in part by Chipeta or Chipeta’s designee that may be imposed or levied by the residue pipelines at the Redelivery Point.
     5.5. Should transporters receiving Chipeta’s Gas revise their balancing requirements in a manner that conflicts with the balancing provisions herein, or results in an economic disadvantage to Processor, the parties agree to negotiate changes to the balancing procedures herein as are reasonably required to eliminate the conflict or alleviate the economic disadvantage.
6. COMMUNICATION WITH GAS CONTROL DEPARTMENT
     6.1. Communication with the GCD should be directed as follows:
Anadarko Uintah Midstream, LLC
Attention: Gas Control Department
P.O. Box 173779
Denver, Colorado 80217-3779
Telephone: (720) 929-6070
8:00 a.m. to 5:00 p.m. MT
Facsimile: (720) 929-7070

EXHIBIT H
Form of NGL MARKETING AGREEMENT
Anadarko Energy Services Company
Sale Contract
Contract #: _________
Dated: _________

Buyer:
	Scott Marshall	Customer Number:
1201 Lake Robbins Drive
The Woodlands, TX 77380
Phone #: [_________]
Fax #: [_________]

Seller:	Gary Silvey	Anadarko Number
Chipeta Processing LLC
1099 18th Street, Suite 1800
Denver, CO 80202
Phone #: [_________]
Fax #: [_________]

Confirming agreement made this date, _________, between Gary Silvey of Chipeta Processing LLC and Scott Marshall of Anadarko Energy Services Company
Chipeta Processing LLC Delivers:

Contract Dates:

Product:

Quantity:

Delivery Terms:

Payment Terms:

________________________Pricing:

Notice:
The General Provisions of Anadarko Petroleum Corporation and/or its subsidiaries for use with sale, purchase, or exchange agreements of Natural Gas Liquids dated September 2003 are made a part of this contract.
This contract and the attached general provisions shall constitute the entire agreement between our companies; no other documentation will be provided. Unless Anadarko Energy Services Company receives written notice of objection to the contents of this contract within seventy-two (72) hours after the other party receives it, all objections shall be deemed waived and the contents hereof shall govern the described transaction.
Please execute below and return one original to Chipeta Processing LLC
Chipeta Processing LLC Contact Information:
Fax:[_____________]
Email:[___________________]

Commercial:	Operations:	Invoicing:
Gary Silvey	Adam Kemp	Allan Taylor
[_________]	[_________]	[_________]

Contracts:	Credit:
Kathy Christensen	David Branche
[_________]	[_________]
Agreed to and accepted on __________________________________

Anadarko Energy Services Company

By:

Name:

Title:

And

Chipeta Processing LLC

By:

Name:

Title:

GENERAL PROVISIONS OF ANADARKO PETROLEUM CORPORATION AND/OR ITS SUBSIDIARIES FOR USE WITH SALE, PURCHASE, OR EXCHANGE AGREEMENTS OF NATURAL GAS LIQUIDS DATED SEPTEMBER 2003
Unless otherwise specified on the agreement of which these provisions are a part:
1. Designation of Parties. When these General Provisions are used as part of an exchange agreement, the term “Seller” shall be deemed to refer to a party acting in its delivering capacity and the term “Buyer” shall be deemed to refer to a party acting in its receiving capacity.
2. Financial Responsibility and Default. When reasonable grounds for insecurity of payment arise, either party may demand “Adequate Assurance” of performance. “Adequate Assurance” shall mean sufficient security in the form and for the term reasonably specified by the party demanding assurance, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security interest in an asset acceptable to the demanding party or a performance bond or guarantee by a creditworthy entity. In the event either party (i) makes an assignment or any general arrangement for the benefit of creditors; (ii) defaults in the payment obligation to the other party; (iii) files a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iv) otherwise becomes bankrupt or insolvent (however evidenced); (v) fails to provide Adequate Assurance within 48 hours of request; (vi) becomes unable to pay its debts as they fall due; or (vii) defaults in the performance of any material obligation hereunder (except those listed in (i)-(vi) above) and falls to remedy such default within thirty (30) days; then the other party shall have the right to either withhold and/or suspend deliveries or payment, or terminate this Agreement without prior notice, in addition to any and all other remedies available hereunder. Seller may immediately suspend deliveries to Buyer hereunder in the event Buyer has not paid any amount due Seller hereunder on or before the second day following the date such payment is due. Each party reserves to itself all rights, set-offs, counterclaims, and other defenses which it is or may be entitled to arising from the Agreement.
3. Exchange Balances. On continuing exchange agreements, volumes delivered or exchanged shall be kept reasonably in balance at all times and upon termination, the party which has delivered the greater quantity shall continue to draw from the other until the deliveries are equal; provided, however, if the balance is less than the delivery unit customarily employed hereunder or cannot be delivered promptly because of force majeure, the balance may be settled by a purchase at such price as may be agreed upon. Should either party default in whole or in part on such exchange, the other party shall have, in addition to any other rights it may have, the right to acquire replacement product at a reasonable cost and charge any loss or expenses caused by such default to the defaulting party.
4. Delivery. Seller shall make delivery within usual terminal business hours when required by Buyer, provided that Buyer has given reasonable advance notice of delivery and is accepted by Seller. Seller shall obtain and furnish Buyer with copies of bills of lading and any other shipping papers applicable. Title to product and risk of loss shall pass to Buyer as follows: (a) in the case of delivery into or by tankers, barges, pipelines, transports or trucks, as the product passes the inlet loading flange or other physical connection between delivery and receiving facilities, (b) in the case of delivery into or by tank car, when possession of the loaded tank car has been accepted or surrendered by the carrier, and (c) in the case of in-place transfer of inventory at third-party terminal with no contrary agreement between the parties, as of the time when the terminal operator books the transfer, as the case may be. Transportation equipment furnished by one party shall be released by the other with promptness or customary demurrage shall be payable for detention by the other party.
5. Measurement, Tests and Hazard Communications. Quantities and qualities of product delivered hereunder shall be determined by the use of sliptube, rotary gauge or other mutually acceptable measuring equipment. Buyer shall be invoiced for the actual number of U.S. gallons delivered to buyer at the time and place of delivery, corrected for temperature to 60 degrees Fahrenheit in accordance with GPA Publication No. 2142-57, or latest revision, in the case of LPG products, and the latest ASTM-API Petroleum Measurement Tables, in the case of natural gasoline. The product delivered-hereunder shall conform to all applicable API and GPA specifications and be acceptable to the carriers involved. Each party shall have the right to have a representative present to witness all gauges, tests and measurements. However, in the absence of either party’s representative the gauges, tests and measurements shall be deemed correct. Seller shall provide its Material Safety Data Sheet (“MSDS”) to Buyer. Buyer acknowledges the hazards and risks in handling natural gas liquids. Buyer shall read the MSDS and advise its employees, its affiliates, and third parties, who may purchase or come into contact with such natural gas liquids, about the hazards of natural gas liquids, as well as the precautionary procedures for handling natural gas liquids, which are set forth in such MSDS and any supplementary MSDS or written warning(s) which Seller may provide to Buyer from time to time.
6. Odorization. Buyer shall have the sole right to determine whether to odorize or not to odorize propane purchased hereunder and shall have the sole duty and responsibility to assure that the propane is odorized in accordance with the minimum odor standards on date of delivery as stated in the DOT’s Code of Federal Regulations, 49 CFR 173.315(b)(1). It is understood and recognized that said odorant can fade over a period of time, or fade if subjected to certain metals or conditions of metals and may therefore be undetectable. Buyer agrees that it has or will provide to its customers such information and warnings necessary and appropriate for the proper delivery, storage, use, transportation, handling, and sale of such propane and that it will take such actions as are necessary to fully inform its customers of the limitations, delivery, storage, use, transportation, handling and sale of the propane, whether odorized or unodorized, including the danger of “odor fade” as described herein, and that Buyer will also take such actions as are necessary to receive reasonable assurances from its customers that they are providing such information and warnings to the ultimate end user of the propane. Seller shall have no responsibility or liability to ensure that the propane is and/or remains properly odorized/stenched. Buyer hereby expressly represents and warrants to Seller that Buyer is familiar with the properties of odorized propane, and the properties of the chemical stench (odorant) ethyl mercaptan, and of the methods for safely using and handling odorized propane. Buyer agrees to defend (including payment of reasonable attorneys’ fees and cost of litigation) and indemnify, and hold harmless Seller, its affiliate companies, and its and their directors, officers, employees, contractors, agents, and insurers from any and all demands, claims, liabilities, damages or losses including, but not limited to, claims related to personal injury, death, or property damage caused or allegedly caused by or arising out or related to the odorization or non-odorization of propane being sold under this Agreement. This indemnity shall survive termination hereof.
7. Taxes. All taxes, fees or other charges (including, but not limited to, sales and value added taxes) now and hereafter imposed by federal, state and local authorities upon products sold or exchanged hereunder or upon the storage, sale, use, inspection or shipment shall be borne by Buyer unless otherwise agreed upon. In the event Seller is required to remit such taxes, fees other charges and assessments, Buyer shall reimburse Seller for such amount.

Buyer shall furnish Seller with exception certificate where exemption from any such imposition is claimed. The price paid by Buyer to Seller shall be inclusive of one hundred percent (100%) of Texas State severance tax reimbursement, where applicable.
8. Warranty and Agreement to Comply with Authority. Each party warrants title to and freedom from all liens and encumbrances on all product delivered by it hereunder and that all product delivered and services performed hereunder shall comply with all federal, state and local laws and regulations applicable thereto. NEITHER PARTY MAKES ANY FURTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WHICH EXTENDS BEYOND THE DESCRIPTION ON THE FACE OF THIS AGREEMENT EXCEPT THAT THE PRODUCT SOLD HEREUNDER SHALL BE OF MERCHANTABLE QUALITY.
9. Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
10. Force Majeure. If either party is prevented from, or delayed in, performing any obligation hereunder, (other than an obligation to pay money) by any cause or agency not within the control of the party affected, whether now in existence or arising hereafter, such failure shall be excused and, so far as possible, such cause shall be remedied with all reasonable dispatch. The settlement of strikes shall not be deemed to be within the control of the party affected.
11. Governing Law. This contract shall be governed by and construed in accordance with the laws of the State of Texas, without regards to the conflicts of law.
12. Interest on Past Due Charges. Buyer agrees to pay interest on any past due amounts owed to Seller at the highest lawful rate permitted by law of the State of Texas.
13. Assignment. No assignment of this contract shall be made by either party without the prior written consent of the other party, where such consent shall not be unreasonably withheld.
14. Entire Agreement. This document constitutes the entire agreement of the parties with respect to this transaction and any amendments hereto shall be by written instrument executed by both parties. Each party objects to and shall not be bound by any past or future terms and conditions not set forth herein, including any additional or inconsistent terms shown on the other party’s confirmation, shipping documents, or invoices, and any additions or inconsistencies with the provisions hereof shall be null and void.
15. Waiver Clause. No waiver by either party of any breach of any of the covenants or conditions herein contained by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition thereof.